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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 9th day of March 2000 (the "Agreement"), among COLLECTORS UNIVERSE, INC., a Delaware corporation ("Purchaser" or "CUI"), AUCTIONS BY BOWERS AND MERENA, INC., a New Hampshire corporation ("Seller"), Q. DAVID BOWERS, one of the two shareholders of Seller ("Bowers"), and RAYMOND N. MERENA ("Merena"), the other shareholder of Seller, who together with Bowers are sometimes referred to herein, collectively, as the "Shareholders" or individually as a "Shareholder." Seller and the Shareholders shall sometimes be referred to collectively in this Agreement as the "Selling Parties."

                                R E C I T A L S:
                                 - - - - - - - -

         A. Seller owns and operates a business in which it acquires, either by purchase or by consignment, rare coins and coins having numismatic value (hereinafter "Collectible Coins"), and markets and resells Collectible Coins at in-person and telephonic auctions that it organizes and conducts periodically (the "Business").

         B. Seller desires to sell and Purchaser desires to purchase the Business and substantially all of the assets used in the Business, and Purchaser is willing to assume certain specified obligations of Seller that have arisen in the ordinary course of the Business, all upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties and covenants of each party contained herein, the parties agree as follows:

         1. Purchase and Sale of Assets.

            1.1 Purchased Assets. On the terms the conditions set forth in this Agreement and subject to the exceptions set forth in Section 1.2 hereof, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, free and clear of any and all Encumbrances (as hereinafter defined), and Purchaser hereby agrees to purchase from Seller, effective as of the date hereof (the "Closing Date"), all of the assets, properties, rights or claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent (including all refunds, deposits, rights, claims or payments, whether now existing or ascertainable, or existing or ascertainable after the Closing Date) used in the operation of or otherwise in connection with the Business and owned by Seller or in which Seller has any interest of any type or nature (all of the foregoing being hereinafter referred to as the "Purchased Assets"). The Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to the following:

                (a) Fixed Assets. All of the tangible personal property, machinery, equipment, machine and electric parts, supplies, computers, office furniture and fixtures, vehicles wherever located, owned or used by Seller (collectively, the "Fixed Assets"), substantially all of the items of which are identified in Schedule 1.1(a) attached hereto.

                (b) Assigned Contracts. All of the agreements, contracts, leases, licenses, instruments, commitments and understandings, written or oral, that in any way relate to or affect, or are reasonably likely to affect, the conduct of the Business, its operating results or financial condition, or the Purchased Assets, including, but not limited to, agreements pursuant to which the Seller acquires


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inventory or obtains consignments or sells Collectible Coins and all contractual rights to payment thereunder and the contracts, leases and other agreements that are listed (or, in the case of oral agreements or understandings, that are described) on Schedule 1.1(b) hereto (collectively, the "Assigned Contracts").

                (c) Inventory. All inventory of coins purchased or otherwise acquired by Seller (collectively, the "Inventory").

                (d) Intentionally omitted.

                (e) Intangible Property and other Assets. All of the rights, title and interests of the Seller and the Shareholders in and to any intellectual property and intangible assets used in or relating to the Business, including but not limited to: (i) any customer or vendor lists, promotion lists and marketing data and advertising materials and compilations of names and requirements; (ii) the telephone numbers and internet addresses and websites used in or for the Business; (iii) all processes, formulations, methods, software (including documentation and source code listings), technology, know-how, formulae, trade secrets and inventions used in the Business; and (iv) all patents, copyrights, trade names, trademarks and service marks, and all applications filed therefor, together with all goodwill associated with the foregoing (collectively, the "Intangible Property Rights"). The Intangible Property Rights shall include, without limitation, the name "Auctions by Bowers and Merena" and all variations thereof and those intellectual property and property rights more specifically described in Schedule 1.1(e).

                (f) Licenses and Permits. All Licenses and Permits (as defined in Section 4.14(b) of this Agreement), but only to the extent such Licenses and Permits are transferable under applicable laws or regulations.

                (g) Books and Records. All financial books and accounting records and all files, lists, publications, databases and other records and data used in or relating to the Business, regardless of the medium on which such information is stored or maintained. Such information shall include, without limitation, all historical and projected financial statements of the Seller or the Business (whether internally prepared or prepared by any accountants), (ii) databases, lists and other information relating to or concerning the Purchased Assets or the liabilities (fixed and contingent) of the Seller or the Business,
(iii) records, databases, lists and other information relating to or concerning, and correspondence between the Seller and, any of Seller's consignors, vendors, customers, independent contractors and service providers, (iv) any and all compilations, catalogs, price guides, databases and other information in the possession of Seller or used in the conduct of its Business that relate to Collectible Coins or any other products or services of Seller; and (v) any business plans and studies relating in any way to the Seller's past, current or future business or the industry in which the Seller operates.

                (h) Any cause of action, claim, suit, proceeding, judgment or demand, of whatsoever nature, of or held by Seller against any third parties arising out of the Business including, without limitation, the rights to any cause of action, claim, suit, proceeding, judgment or demand relating to past or present infringement of the Intangible Property Rights; and

                (i) All goodwill associated with the Business and the Purchased Assets, including the Intangible Property Rights.

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            1.2 Excluded Assets. Notwithstanding anything herein to the contrary, Purchaser shall not purchase and Seller shall not sell, but is retaining ownership of its rights, title and interests in and to all of the assets listed on Schedule 1.2 hereto (collectively, the "Excluded Assets").

            1.3 Purchase of Additional Assets and Assumption of Additional Liabilities. During the period of time after Closing and ending five (5) days after delivery of the Closing Balance Sheet, as defined below, either Purchaser or Seller may propose the purchase and sale of any assets or the assumption of additional liabilities of Seller not purchased or assumed hereunder. In the event Purchaser or Seller proposes such a purchase or assumption, both parties agree to negotiate in good faith to consummate the purchase of such assets or assumption of such liabilities, provided that nothing herein shall be construed as a binding commitment to purchase or sell additional assets or assume or delegate additional liabilities.

         2. Purchase Price and Non-Competition Agreements.

            2.1 Purchase Price. As consideration for the sale hereunder to Purchaser of the Purchased Assets, Purchaser shall pay to Seller a purchase price (the "Purchase Price") as follows:

                (a) Cash. Cash in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be payable to Seller at the Closing by bank cashiers check or wire transfer of funds (the "Cash Consideration"); and

                (b) Shares of CUI Shares. The issuance to Seller at the Closing of a total of Three Hundred Twelve Thousand Five Hundred (312,500), fully paid and nonassessable shares of common stock, par value $.001 per share, of Purchaser (the "CUI Shares")

                (c) Assumption of Obligations. The assumption by Purchaser, in the manner and to the extent provided in Section 3.1 below, of the obligations of Seller that are identified in Schedule 3.1 hereto (the "Assumed Contractual Obligations").

            2.2 Certain Closing Prorations and Adjustments.

                (a) Accrued and Prepaid Expenses. All utilities charges, real and personal property rents and taxes, salaries and other accrued or prepaid expenses shall be prorated between Seller and Purchaser as of 12:01 A. M. on the Closing Date, and the net amount resulting from the foregoing in favor of Purchaser or Seller, as the case may be, shall then be paid to such party at the time the sale of the Business and Purchased Assets hereunder is consummated (the "Closing") and, if such prorations would result in a payment to Purchaser, the amount thereof shall be credited against the Cash Consideration. If such prorations are not accomplished at the Closing, then, as soon as practicable thereafter, representatives of Seller and Purchaser shall determine the amount thereof and that amount shall be paid to the party entitled thereto, within ten days after each such determination is made; provided, that if payments with respect to real or personal property taxes are based in whole or in part on the prior year's taxes, there shall be a later adjustment to reflect the current year's taxes when the invoice therefor is finally rendered.

            2.3 Inventory. Seller shall provide Purchaser with an unaudited balance sheet as of the date of Closing (the "Closing Balance Sheet") within thirty (30) days following the Closing. In the event the value of the Inventory reflected on the Closing Balance

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Sheet is less than $2,500,000 (the "Projected Closing Value"), then the difference between the amount reflected on the Closing Balance Sheet and the Projected Closing Value shall be paid in cash by Seller to Purchaser within ten
(10) days after delivery of the Closing Balance Sheet. In the event the value of the Inventory reflected on the Closing Balance Sheet is greater than the Projected Closing Value, the difference between such amounts shall be paid in cash by Purchaser to Seller within ten (10) days after delivery of the Closing Balance Sheet. Purchaser shall have ten (10) days after receipt of the Closing Balance Sheet to make comments and request changes thereto. If such comments are made, the period of time for payment of adjustments under this Section shall begin as of the date of agreement between the parties on the values reflected in the Closing Balance Sheet. If an agreement in the Closing Balance Sheet is not reached within fifteen (15) days after delivery of the Balance Sheet, the parties shall engage an independent appraiser to resolve such dispute, which shall be binding on both parties. The cost of such appraiser shall be shared equally between the Purchaser and Seller.

            2.4 Non-Competition Agreements. Concurrently with the execution of this Agreement, Seller shall enter into a Non-Competition Agreement in the form of Exhibit A hereto with the Purchaser and each Shareholder shall enter into a Non-Competition Agreement in the form of Exhibit B hereto with the Purchaser.

            2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the Non-Competition Agreements as set forth in Exhibit C attached hereto (the "Purchase Price Allocation"). Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), before any governmental agency charged with the collection of any tax or in any judicial proceeding, shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in Exhibit C. Additionally, the parties will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

         3. Obligations Being Assumed; Liabilities Not Being Assumed.

            3.1 Obligations Being Assumed. Purchaser hereby agrees to assume and pay or otherwise discharge only the executory obligations arising from or after the Closing Date under the Assigned Contracts (the "Assumed Contractual Obligations"); provided, however, that Purchaser shall not be obligated to assume, and Purchaser shall not have any liability for or in connection with, any Assumed Contractual Obligation that is in default as of the Closing Date.

         Purchaser agrees that the payment or other discharge of the Assumed Contractual Obligations by Purchaser shall be without liability, cost or expense to the Selling Parties.

            3.2 Obligations and Liabilities Not Being Assumed. Except for the Assumed Contractual Obligations, the Selling Parties shall retain and perform or otherwise discharge, without any liability, cost or expense to the Purchaser, and the Selling Parties further agree that Purchaser shall not be obligated to and shall not assume or perform or otherwise discharge, any liabilities or obligations of Seller or the Business, whether known or unknown, fixed or contingent, matured or unmatured, certain or uncertain, disclosed or undisclosed to Purchaser, and whether such liabilities or obligations have arisen prior hereto or may arise hereafter (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, but shall not be limited to, the following:

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                (a) Taxes. All Taxes (as defined in Section 4.13 of this
Agreement) that have arisen prior to the Closing or may arise thereafter out of any business or other operations conducted by Seller, either prior to or after the Closing Date.

                (b) Encumbrances. Any Encumbrances (as defined in Paragraph 4.6(f) hereof) on any of the Purchased Assets.

                (c) Monetary Obligations. With the exception of the Assumed Contractual Obligations, any accounts or notes payable, obligations for borrowed money, or purchase money or other indebtedness or monetary payment obligations of Seller, including notes or accounts payable or indebtedness due by Seller to either of its Shareholders or any members of their families or to any corporation or other business entity owned or controlled by Seller or any of the Shareholders or any members of the families of the Shareholders (collectively the "Affiliates").

                (d) Claims and Legal Proceedings. Any claims, demands, actions, suits or legal proceedings that are pending or have been or are asserted or threatened prior to or after the Closing against Seller, the Business or the Purchased Assets or the Purchaser that have arisen or arise in any way from or in connection with (i) the conduct or operation of the Business prior to the Closing, or (ii) any other business or non-business activities of Seller conducted prior to or after the Closing, including, without limitation any legal actions or proceedings that may be set forth in Schedule 4.15 hereto.

                (e) Contingent Liabilities. Any liability, deficiency, assessment, penalty, cost or expense arising out of the sale of the Purchased Assets or the conduct of the Business or any other activities by Seller or the Shareholders, whether or not disclosed in Seller's Financial Statements (as hereinafter defined) or in the Disclosure Schedules (as hereinafter defined).

                (f) Employee Compensation. Any salaries or employee or other benefits payable to employees or independent contractors, whether in the form of direct monetary compensation or benefits payable under any Employee Plan (as defined in Section 4.7), including under any bonus, incentive compensation or severance agreements or arrangements or any other understandings (written or oral) that Seller or the Shareholders may become obligated to pay by reason of the execution and delivery of or consummation of the transactions contemplated by this Agreement.

                (g) Transaction Related Expenses. Any obligations or liabilities incurred by Seller or the Shareholders that may arise out of the negotiation or execution of, or the consummation of, the transactions contemplated by this Agreement or the agreements to be entered into pursuant hereto, or obligations or liabilities incurred by Seller as a result of actions taken by Seller or either of the Shareholders in connection therewith.

         4. Representations and Warranties of the Selling Parties. The Selling Parties hereby jointly and severally make the representations and warranties set forth hereinafter in this Section 4 to the Purchaser. Concurrently herewith and in conjunction with the making of such representations and warranties, the Selling Parties have delivered to Purchaser Schedules 4.2 to 4.18 (collectively, the "Disclosure Schedules"). The representations and warranties of the Selling Parties made in each Subsection of this Section 4 are qualified by and to the extent of any disclosures expressly made in the Disclosure Schedule that corresponds, by number, to such Subsection of this Section 4, provided that a disclosure in any one section of the Disclosure Schedule may qualify a different Subsection of this Section 4 if a cross reference in that Disclosure Schedule is made to that other subsection of this Section 4. Additionally, for purposes of this Section 4, whenever a representation and warranty is stated to have

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been made to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to either or both of the Shareholders or to Chris Karstedt.

            4.1 Authority and Binding Effect. Seller has the full requisite power and authority to execute and deliver this Agreement and the Non-Competition Agreement to which it will be a party. This Agreement and the Non-Competition Agreement of Seller, and the consummation by Seller of its obligations contained herein and therein, have been duly authorized by all necessary corporate actions of Seller. The Seller and each of the Shareholders has duly executed and delivered this Agreement and the Non-Competition Agreement of such party. This Agreement is a valid and binding agreement of Seller and each of the Shareholders, enforceable against each of them in accordance with their its terms, and upon execution and delivery, each of the respective Non-Competition Agreements of Seller and Shareholder will be a valid and binding agreement of such party, and this Agreement and each such party's Non-Competition Agreement shall be enforceable against such party in accordance with their respective terms, except as enforceability of the respective obligations of Seller and Shareholders under this Agreement and such party's Non-Competition Agreement may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such Agreements are sought to be enforced in a proceeding at law or a proceeding in equity). No further action is required to be taken by any of the Selling Parties, nor is it necessary for any of the Selling Parties to obtain any action, approval, consent or release by or from any third persons, governmental or other, to enable each of the Selling Parties to enter into and perform their respective obligations under this Agreement and such party's Non-Competition Agreement.

            4.2 Organization and Standing.

                (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire and Seller is authorized to do business in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such authorization necessary and where the failure to be so qualified would have a Material Adverse Effect (as hereinafter defined) on Seller or the Business. A list of each of such states is set forth in Schedule 4.2.

                (b) Seller has the requisite corporate power and authority to conduct the Business as now conducted and to own or lease (as the case may be) and to use such Assets in the conduct of the Business and to sell the Purchased Assets pursuant to this Agreement free and clear of all Encumbrances.

                (c) Shareholders are the record and beneficial owners of all of the issued and outstanding shares of capital stock of Seller.

                (d) No actions or proceedings have been commenced or threatened against any of the Selling Parties that, if adversely determined, would give rights to any person, other than Purchaser, in or to acquire the Business or any of the Purchased Assets or would otherwise interfere with the consummation of the transactions contemplated by this Agreement and no agreements or transactions have been entered into by any of the Selling Parties that, if consummated, would have such a consequence.

                (e) The Seller has no subsidiaries and has no ownership interest in any corporation, limited liability company, partnership (general or limited) or any other entity.

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         Complete and correct copies of (i) Seller's Articles of Incorporation and all amendments thereto, certified by the New Hampshire Secretary of State, Seller's Bylaws, as amended to date, certified by an officer of Seller, and the minute books of Seller for the past three (3) years, have been furnished to Purchaser or its counsel. When used in this Agreement (i) the phrases "Material Adverse Effect on Seller" and "Material Adverse Effect on the Business" shall both mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or would or could reasonably be expected to affect materially and adversely, the Business or the Purchased Assets or the Seller (assuming for this purpose that the transactions contemplated hereby were not consummated) or the condition (financial or other), operating results or future prospects of the Business or the ability of Seller or Shareholders to consummate the transactions which it or they (as the case may be) are required to consummate hereunder or pursuant to the agreements being entered into by them pursuant hereto (the "Related Agreements"); and (ii) the phrase "Material Adverse Effect on Purchaser" shall mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or could reasonably be expected to affect materially and adversely, the condition (financial or other), operating results of CUI and its subsidiaries, considered as a whole, or the ability of Purchaser to consummate the transactions it is required to consummate hereunder or under any of the Related Agreements to which it is or will be a party.

            4.3 Financial Statements. The Selling Parties have delivered to Purchaser true, complete and correct copies of financial statements of Seller consisting of (i) balance sheets, and related statements of income, cash flows and shareholders' equity, as of and for each of the years in the two-year period ended October 31, 1999, which were compiled by and are accompanied by a compilation report of Leone, McDonnell & Roberts, independent public accountants (the "Annual Financial Statements"), and (ii) a balance sheet (the "2000 Balance Sheet"), and related statements of income, cash flows and shareholders' equity, as of and for the three months ended January 31, 2000 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements (collectively, the "Seller Financial Statements") were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fairly present, on an accrual basis, the financial condition of Seller and the results of its operations as at the relevant dates thereof and for the respective periods covered thereby and make provision for reserves that are adequate to cover bad debts, product returns and other contingencies to which either the Seller or the Business is or may be subject.

            4.4 Undisclosed Liabilities. Except as set forth in the 2000 Balance Sheet or in Schedule 4.4, Seller does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that are not shown on the 2000 Balance Sheet (the "Undisclosed Liabilities"), other than liabilities incurred after January 31, 2000 in the ordinary course of the Business and consistent with past practice which, in any event, are not either individually or in the aggregate material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business. As to each Undisclosed Liability set forth on Schedule 4.4, the Selling Parties have provided the following information in or as an attachment to such Schedule 4.4:
(i) a summary description of such Undisclosed Liability, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, the identity of the claimant and of any other parties involved and, if the Undisclosed Liability is one that may arise from a suit, action or other proceeding, the court or agency in which such suit, action or other proceeding is being prosecuted, and (ii) the best estimate of the Selling Parties of the maximum amount, if any, which is likely to become payable with respect to any such contingent Undisclosed Liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

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            4.5 Absence of Certain Changes. Except as set forth in Schedule 4.5, since October 31, 1999, there has not been:

                (a) Any default or breach, or anticipated default or breach, or any amendment, termination or revocation or, to the knowledge of the Seller or either of the Shareholders, any threatened amendment, termination, or revocation of, any of the Assigned Contracts to which Seller now is, or at any time during the year ended October 31, 1999 was, a party or any of the Assigned Receivables;

                (b) Any actual or threatened amendment, termination or revocation of any License or Permit (as hereinafter defined) required for the continued operation by Seller of the Business;

                (c) Any sale, transfer, or other disposition of, or the incurrence or imposition of any Encumbrance of any kind on or affecting, the Business or any of the Purchased Assets, except (i) sales of Collectible Coins from inventory and sales of obsolete equipment, in each case in the ordinary course of business and consistent with past practices of Seller, and (ii) Encumbrances for current personal property taxes not yet due and payable;

                (d) Any developments or circumstances (including disputes with consigners or collectors or changes in the competitive climate or financial difficulties encountered by collectors who have in the past accounted for significant purchases of Collectible Coins from Seller, and excluding developments or circumstances, such as industry trends, that affect the market for Collectible Coins as a whole) that would lead any of the Selling Parties to believe that, in the fiscal year ending October 31, 2000, the volume or market value of Collectible Coins to be consigned to Seller for resale, or the dollar volume of sales thereof at Seller's auctions, will be lower than in either the Seller's fiscal years ended October 31, 1999 and 1998.

                (e) Any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets in an amount that exceeds $25,000 or which adversely affects Seller's ability to continue to conduct the Business in any material respect as the Business was conducted during the fiscal year ended October 31, 1999;

                (f) any liabilities in excess of historical patterns or which are material in amount under any guarantees or return policies described in
Section 4.11 below;

                (g) Any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Interim Financial Statements which involves amounts exceeding $5,000 individually or $25,000 in the aggregate, or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business;

                (h) Any increase in Seller's inventories of Collectible Coins which is in excess of the requirements of the Business or represents a departure from the normal, ordinary and usual operations of the Business.

                (i) Intentionally omitted.

                (j) The entry or violation of any judgment, order, writ or decree that has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business;

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

                (k) The occurrence of any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business.

            4.6 The Purchased Assets.

                (a) Fixed Assets. There is contained in Schedule 1.1(a) a list of all of the Fixed Assets used in the Business, other than any Fixed Asset the replacement cost of which would be less than $5,000 and which is not of material importance to the Business. The Fixed Assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being now being used in the Business.

                (b) The Real Property and Personal Property Leases.

                    (i) Schedule 1.1(b) contains a complete and accurate list, and Seller has furnished to Purchaser accurate and complete copies, of all of the leases of real and personal property included in the Assigned Contracts (the "Assigned Leases"), as amended to date, together with a brief description of (A) each of the real properties that is leased by Seller under any of the Assigned Leases (the "Leased Real Properties"), including the respective addresses and the names and addresses of the landlords thereof, and (B) any improvements made by Seller to any of the Leased Properties that will not revert to any of the landlords upon termination of the Real Property Leases. The Selling Parties have delivered to Purchaser accurate and complete copies of all environmental studies and reports that are in the possession of or are readily available to any of the Selling Parties, with respect to any of the Leased Real Properties. The zoning of each of the Leased Real Properties permits the presently existing improvements thereon and continuation of the business presently conducted thereon and no changes therein are pending or are threatened. No condemnation or similar proceedings are pending or, to the best knowledge of the Selling Parties, threatened against any of the Leased Real Properties.

                    (ii) Seller is not in default, and no facts or circumstances have occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any of the Assigned Leases and the assignment by Seller to Purchaser of such Leases and the consummation of the other transactions contemplated hereby will not adversely affect Purchaser's quiet enjoyment and use, without disturbance, of the assets leased hereunder by Purchaser. None of the Assigned Leases contains any provisions which, after the date hereof, would (A) hinder or prevent Purchaser from continuing to use any of the Leased Real Properties or any personal property under any of the Assigned Leases (the "Leased Personal Property") in the manner in which they are currently used, or (B) impose any additional costs (other than scheduled rental increases) or burdensome requirements as a condition to their continued use which are not currently in effect. Except as otherwise set forth in Schedule 1.1(b) hereto, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract or other title retention document.

                (c) Intentionally omitted.

                (d) Inventories and Consignments.

                    (i) Inventory. All the Inventory of Collectible Coins included in the Purchased Assets is of a quality and quantity saleable in the ordinary course of business, except for obsolete items or damaged items, all of which have been written off or written down

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

to net realizable value and the quantities of Inventory of Seller are not excessive in relation to the requirements of the Business.

                    (ii) Consigned Coins. Attached as Schedule 4.6(d) is a complete and accurate listing of all Collectible Coins in the possession or control of Seller that have been consigned to Seller for resale at its auctions (the "Consigned Coins"). That list identifies the locations where each of the Consigned Coins is located, whether at the offices of Seller or at a safe deposit or vault facility, and the identities of the officers or employees of Seller, or any other person, who has the right to have or obtain physical possession of any Consigned Coins.

                    (iii) Security Measures. Also attached as part of Schedule 4.6(d) is a copy of the security policies and a description of the measures employed by Seller in protecting against the loss of any Collectible Coins, held either in inventory or under consignment. Except as otherwise disclosed in
Schedule 4.6(d), to Seller's knowledge, there has not been any losses of Collectible Coins, whether owned or consigned, in Seller's possession during the past five years.

                (e) Intangible Property Rights. Except as set forth in Schedule 4.6(e), to the best knowledge of the Selling Parties, Seller has not infringed, and Seller is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, corporation, firm or other business or other entity, which infringement would have a Material Adverse Effect on the Purchased Assets or the Business or, in the absence of the transactions contemplated hereby, on Seller. None of the Selling Parties has received any written notice or other indication of any such claim of infringement. Seller owns, or holds adequate licenses or other rights to use, all Intangible Property Rights used in or necessary for the operation of the Business as now conducted and, to the best knowledge of the Selling Parties, that use does not and will not conflict with, infringe on or otherwise violate any rights of others. Except as disclosed in Schedule 4.6(e), all of such Intangibles Property Rights will be included in the Purchased Assets and are transferable to Purchaser without cost or liability to Purchaser and without breaching or violating any agreements to which the Seller or the Business is a party or to which Seller, the Business or any such Intangible Property Rights is subject.

                (f) Title to and Adequacy of Purchased Assets. Except as disclosed on Schedule 4.6(f) hereto, Seller or Shareholders have, and on the date hereof will convey and transfer to Purchaser, good, complete and marketable title to all of the Purchased Assets, free and clear of all Encumbrances (or hereinafter defined) of any nature whatsoever. Except as set forth on Schedule 4.6(f), all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use, and to sell to Purchaser in accordance with the terms and provisions of this Agreement, all of the Purchased Assets without interference from and free of the rights and claims of others. The Purchased Assets constitute all the assets, properties, rights, privileges and interests necessary for Purchaser to own and operate the Business substantially in the same manner as it has been owned and operated by Seller since November 1, 1998. In this Agreement the term "Encumbrance" and "Encumbrances" shall mean, any security interest, chattel or real property mortgage or deed of trust, pledge, lien, assessment, restriction, court order or decree, option or any other encumbrance or adverse interest of any kind or nature imposed on or affecting any assets or properties, such as the Purchased Assets.

            4.7 Labor and Employment Agreements; Employee Benefit Plans.

                (a) Schedule 4.7 sets forth the name of each director, officer and employee of Seller, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller. Seller also has furnished to Purchaser a complete copy of its employee handbook. Purchaser shall not have any obligation to continue, nor shall Purchaser have or incur any liability or obligation whatsoever arising out of, any personnel policies or practices, either written or oral, promulgated or followed by Seller. There has not been any increase in salaries, wages or benefits of or the awarding or payment of any bonuses to any officers or employees, the adoption of any new or amendment of any existing employee benefit plan, or the execution of any new, or the renewal, extension, or amendment of any existing, employment or consulting agreements that is not reflected on Schedule 4.7.

                (b) Neither Seller nor the Business is a party or subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract. Except to the extent set forth in Schedule 4.7, (i) there has been no strike or other work stoppage by, nor to the best knowledge of Selling Parties has there been any union organizing activity among, any of the employees of Seller during the past five (5) years; (ii) Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Selling Parties, threatened against Seller, nor, to the best knowledge of the Selling Parties, is there any factual basis for any such complaint.

                (c) Except as otherwise described in Schedule 4.7 hereto, Seller does not have and, during the past five (5) years has not had any Employee Plans, including, without limitation, any funded Employee Plan which are required to be qualified under Section 401 of the Code. For purposes of this
Section 4.7, the term "Employee Plan" means all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or to any other person who provides services to Seller, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Code. The term Employee Plan includes, by way of example and not as a limitation, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans, and disability, medical, dental, worker's compensation, health insurance, life insurance, incentive plans, vacation benefits, and other fringe benefits and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. Any and all tax returns, reports, forms or other documents required to be filed by Seller under applicable federal, state or local law with respect to the Employee Plans set forth on Schedule 4.7 have been timely filed and are correct and complete in all respects; and any and all amounts due by Seller to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid.

                (d) Except as set forth in Schedule 4.7, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Seller and its management, and Seller's employees) accurately reflect the documents and operations of each such Employee Plan. All contributions required to be made to or with respect to any Employee Plan have been completely and timely paid and all reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. No amount is due or owing from Seller to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Selling Parties, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any government entity have been filed or, to the best knowledge of the Selling Parties, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

            4.8 The Assigned Contracts and Other Agreements. Schedule 1.1(b) contains accurate and complete lists of the Assigned Contracts, and Schedule 4.8 hereto contains a list of all other contracts, agreements, indentures, notes, leases, or other instruments or commitments, written or oral, to which Seller is a party or is bound or which relates to or affects or could affect in any material respect any of the Purchased Assets, the Assumed Contractual Obligations or the Business or the consummation of the transactions contemplated by this Agreement (collectively the "Other Contracts"). Accurate and complete copies of all of the Assigned Contracts and the Other Contracts, including all amendments thereto and written waivers thereunder (collectively, the "Material Contracts"), have been furnished by the Selling Parties to Purchaser. The Material Contracts include, without limitation, all contracts, agreements, licenses, instruments commitments, understandings, written or oral, which:

                (a) Grant a security interest or permit or provide for the imposition of any other Encumbrance on, or provide for the disposition of, any of the Purchased Assets;

                (b) Require the consent of any third party to or would terminate as a result of the consummation by Seller of the transactions contemplated by this Agreement;

                (c) Would restrict the use or disposition by Purchaser after the date hereof of any of the Purchased Assets;

                (d) Govern or relate to any of the Assumed Contractual Obligations or which evidences any other liability or obligation, whether for borrowed money or otherwise, that would be accelerated by reason of the consummation of the transactions contemplated hereby; or

                (e) If terminated would have a Material Adverse Effect on the Business or the Purchased Assets.

         Each of the Material Contracts is a valid and binding obligation of Seller and, to the knowledge of the Selling Parties, of the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.8 hereto, there have not been any defaults by Seller or, to the best knowledge of the Selling Parties, defaults or any claims of default or claims of nonenforceability by the other party or parties under or with respect or any of the Material Contracts which, individually or in the aggregate, would have a Material Adverse Effect on the Seller, the Business or the Purchased Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, or both, would constitute a default by Seller, or to the best knowledge of the Selling Parties, by the other party or parties, under any of the Material Contracts or would cause a creation or imposition of any Encumbrance upon any of the Purchased Assets or otherwise would have a Material Adverse Effect on Seller or on the Business or such Assets.

            4.9 Conflicts. Except as described on Schedule 4.9 hereto, neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or the Non-Competition Agreements will or could result in any of the following:

                (a) A default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the charter, bylaws or other governing instruments of Seller, or of any Material Contract;

                (b) The termination of any Material Contract, or the acceleration of the maturity of any indebtedness or other obligations of any of the Selling Parties;

                (c) The creation or imposition of any Encumbrance on any of the respective assets or properties of any of the Selling Parties, including any of the Purchased Assets;

                (d) The creation or imposition of any new, or a violation or breach of any existing, writ, injunction or decree that would become or is now applicable to or binding on any of the Selling Parties or any of their respective properties or any of the Purchased Assets or the Business;

                (e) A loss or adverse modification of any License or Permit or other authorization or right (contractual or other) to operate the Business, granted to or otherwise held by Seller or used in the Business, which would have a Material Adverse Effect on the Business, the Seller or Purchaser;

                (f) The cessation or termination of or change in any business relationship or arrangement between Seller and any third party that would have or could reasonably be expected to have a Material Adverse Effect on the Business, the Seller or Purchaser; or

                (g) Any other consequence that would have or reasonably could be expected to have a Material Adverse Effect on the Business, Seller or Purchaser.

            4.10 Capitalization. The Shareholders own of record and beneficially all of the outstanding capital stock of Seller and no other person or entity is entitled to any ownership rights or rights to purchase ownership rights in the Seller.

            4.11 Return Policies and Guaranties. There is contained in Schedule
4.11 a description of (i) the Seller's return policies with respect to Collectible Coins sold by it (the "Return Policies"), and (ii) any guaranties or warranties, written or oral, that Seller has given or issued with respect to the authenticity, condition or any other features of the Collectible Coins its has sold and, in the case of written guaranties, Seller has furnished to Purchaser accurate and complete copies thereof. Seller has not extended or granted any return rights or given or made any guaranties or warranties with respect to any Collectible Coins, except for those set forth in Schedule 4.11. None of the customers of Seller has claimed to Seller, that any of the Collectible Coins sold by Seller are not authentic or are not in the condition represented to them either by Seller or its consignors. None of the Selling Parties knows of any Collectible Coins which have been sold by Seller that might reasonably be expected to be returned by any of its customers, except for returns that would not, either individually or in the aggregate, be material to the Business or require, in accordance with GAAP, the establishment of a reserve on the books of Seller. Except as otherwise set forth in Schedule 4.11, none of the Selling Parties has any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Seller or the Business, whether or not fully covered by insurance, for liability relating to the authenticity or condition of or any representations made with respect to any Collectible Coins sold by Seller or on account of its Return Policies or guaranties or warranties which would have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business, and adequate reserves have been set aside in the 2000 Balance Sheet for all of such claims and returns.

            4.12 Insurance. Schedule 4.12 contains an accurate description (including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, worker's compensation, errors and omissions, and other forms of insurance maintained by or on behalf of Seller in connection with the Business as protection for the Purchased Assets and the Business. Except as set forth in Schedule 4.12 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past five (5) years. None of the Selling Parties has received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion. Seller has furnished to Purchaser a schedule of all insurance claims filed by Seller within the past three (3) years and the disposition thereof. No such claims have been denied by any of the Seller's insurers and Seller has not failed to comply with the requirements of any insurance policies which would provide any insurers the right to deny any claim.

            4.13 Taxes and Tax Returns. The Seller has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and properly paid, or withheld for payment and paid, when due, all foreign, federal, state and local Taxes (as hereinafter defined) due or claimed to be due from it, and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of Selling Parties, threatened, nor any audit of Seller's records presently being made by any taxing authority. For purposes of this Agreement, (i) the term "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, but not limited to, information returns or reports related to back-up withholding and any payments to third parties) relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. Purchaser shall have no liability or obligation whatsoever, and shall not incur any loss, expense or cost, and none of the

Purchased Assets, or any assets of Purchaser, shall be subjected to any Encumbrance, by reason of any Taxes arising out of (x) the Business as conducted by Seller prior to the consummation of the sale hereunder of the Purchased Assets to Purchaser, (y) any other operations or activities of Seller whether conducted prior to the date hereof or hereafter, or (z) the distribution of any of the Cash Consideration or CUI Shares to the Shareholders or the liquidation or dissolution of Seller after the date hereof. The Selling Parties further represent and warrant that they are relying solely on their own accountants and advisors for advice as to the tax consequences to them of the transactions contemplated hereby.

            4.14 Compliance with Law/Permits.

                (a) Except as set forth in Schedule 4.14(a) hereto, Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a Material Adverse Effect on Seller, the Business or the Purchased Assets, including, without limitation, laws and regulations applicable to sales of Collectible Coins. Except as disclosed in Schedule 4.14(a) hereto, no unresolved (i) charges of violations of laws or regulations have been made or threatened, (ii) proceedings or investigations are pending or have been threatened, and (iii) citations or notices of deficiency have been issued or have been threatened, against Seller or the Business by any governmental authorities, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller, the Business or the Purchased Assets; and, to the best knowledge of the Selling Parties, there are no facts or circumstances upon which any such charges, proceedings, investigations, or citations or deficiency notices, may be instituted, issued or brought hereafter.

                (b) Schedule 4.14(b) contains a true, correct and complete list of all governmental licenses, permits, authorizations, franchises, or certificates or rights (contractual or other) to operate the Business, that are held by Seller (collectively, "Licenses and Permits"). Such Licenses and Permits are the only licenses, permits, authorizations, franchises, certificates and rights to operate required for operation of the Business, as it has been conducted since November 1, 1998, and all of such Licenses and Permits are in full force and effect at the date hereof. Except as otherwise set forth in
Schedule 4.14(b), the Business is in compliance with the conditions and requirements imposed by or in connection with such Licenses and Permits, a list of which conditions and requirements is set forth in Schedule 4.14(b). Seller has not received any notice, nor does any Selling Party have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that there are valid grounds for any such cancellation, termination or modification.

            4.15 Litigation and Proceedings. Except as set forth in Schedule
4.15 hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in an action brought by or on behalf of any of the Selling Parties, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Selling Parties, threatened, against the Seller, the Business or the Purchased Assets, which involves the possibility of any judgment or liability, or which may become a claim, against Purchaser, the Business or the Purchased Assets. Except as set forth in Schedule 4.15, the Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of the Purchased Assets or the Business.

            4.16 Certain Transactions. Except as set forth in Schedule 4.16, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, officers, directors, or employees of Seller, or any person that is related to, or any person or entity that is affiliated with, any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase, sale or lease of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. No existing or former shareholder, director, officer or employee of Seller has any claims against or disputes with Seller which could result in the imposition of any liability, judgment or Encumbrance against the Business or any of the Purchased Assets or, following consummation of the transactions contemplated hereby, against the Purchaser.

            4.17 Environmental and Safety Matters. Except as set forth in
Schedule 4.17, Seller has complied with, and the operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, regional and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to the Business or the Purchased Assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received or threatened against Seller, and to the best knowledge of the Selling Parties, is there any factual basis for the giving of any such notice. Except as set forth in Schedule 4.17, no underground or above-ground storage tanks or surface impoundments are located on any of the real properties that are used, operated, leased or owned by Seller and (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by Seller or, to the best knowledge of the Selling Parties, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a Material Adverse Effect on the Business or on Seller. Seller has not disposed, or had disposed of on its behalf, toxic or hazardous substances at any site other than a federal and state licensed hazardous waste treatment, storage and disposal facility and, to the best knowledge of the Selling Parties, each such facility is not currently listed, or threatened to be listed, on any state or federal "superfund" list. For the purposes of this Section 4.17, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

            4.18 Operational Restrictions. Seller is not a party to any undisclosed agreement or instrument, and none of Seller, the Business or the Purchased Assets is subject to any undisclosed charter or other corporate or contractual restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which has had or could reasonably be expected to have a Material Adverse Effect on Seller, the

Business or the Purchased Assets. Except as disclosed in Schedule 4.18, none of the Selling Parties knows of any facts, circumstances or events which has had, or with the passage of time may have, a Material Adverse Effect on Seller, the Business or the Purchased Assets.

            4.19 No Brokers. None of the Selling Parties has retained or used the services of an agent, finder or broker in connection with the transactions contemplated by this Agreement. The Selling Parties jointly and severally shall pay, and shall indemnify, hold harmless and defend Purchaser from and against, all commissions, finder's and other fees and expenses charged or asserted by any agent, finder or broker, by reason of any such retention or use of the services of any such agent, finder or broker by any of the Selling Parties.

            4.20 Representations and Warranties of the Selling Parties. The representations and warranties of the Selling Parties contained herein, and the disclosures contained in the Selling Parties' Disclosure Schedules do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any such statement contained therein, in light of the circumstances under which such statement was made, not misleading.

            4.21 The CUI Shares -- Securities Law Compliance. The Selling Parties jointly and severally represent and warrant that:

                (a) Each Selling Party has been advised and understands and agrees that the CUI Shares will not be registered under the Securities Act of 1933 as amended (the "Securities Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein or by any of the Selling Parties, and, in this connection, CUI, in issuing the CUI Shares, to Seller, is relying on the accuracy and completeness of the representations of the Selling Parties set forth in this Subsection 4.21.

                (b) The Selling Parties are acquiring the CUI Shares for their own account, and not as nominees or agents for any other persons, and for investment and not with a view to distribution or resale thereof.

                (c) The Selling Parties acknowledge that they have been informed and understand the CUI Shares may not be sold or transferred except in compliance with the Securities Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144, under the Securities Act will become available to permit resales of the CUI Shares.

                (d) The Selling Parties and their professional advisors have been furnished with such information regarding CUI and the CUI Shares as they have requested of CUI and have had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

                (e) Each of the Selling Parties is an "Accredited Investor" as defined in Regulation D under the Securities Act.

                (f) Each of the Selling Parties acknowledges and agrees that until the CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the Securities Act, may not be made unless CUI has received an opinion of counsel, reasonably acceptable to it, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the Securities Act.

                (g) Each of the Selling Parties acknowledges and agrees that the certificates representing the CUI Shares shall contain a restrictive legend in the form set forth in Exhibit H hereto or a restrictive legend that is substantially similar thereto.

         5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Selling Parties, as of the date hereof and as of the Closing Date, the following:

            5.1 Due Incorporation of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties, to carry on its business as now owned and operated and to enter into and consummate the transactions contemplated by this Agreement. A copy of Purchaser's Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, which will be delivered to Seller at Closing, will be complete and correct and, since the respective date of such certification, there will not be any amendments to such Certificate of Incorporation.

            5.2 Authority Relative to this Agreement. CUI has all necessary corporate power and authority to execute and deliver this Agreement and each of the Related Agreements that it is required to execute and deliver pursuant hereto and to perform its obligations under this Agreement and each of such Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of CUI, and no other corporate proceedings on the part of CUI are necessary to authorize this Agreement or any of such Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which CUI is a party have been duly and validly executed and delivered by each of CUI and constitute, assuming the due authorization, execution and delivery hereof by Seller and the Shareholders, the valid, legal and binding agreements of CUI, enforceable against CUI in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

            5.3 Capitalization.

                (a) The authorized capital stock of Purchaser consists of (i) 45,000,000 (par value $0.001) shares of CUI Common Stock, of which 24,425,076 shares of CUI Common Stock were issued and outstanding as of February 29, 2000; and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding. All of the outstanding shares of CUI Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of February 29, 2000, 3,488,617 shares of CUI Common Stock were reserved for issuance upon or otherwise deliverable in connection with the exercise of outstanding options or warrants (the "Reserved Shares"). Between February 29, 2000 and the date hereof, no shares of CUI's capital stock have been issued, other than pursuant to the exercise of stock options or warrants that entitled the holders thereof to purchase Reserved Shares and except for grants of stock options to employees, officers and directors made in the ordinary course of business and consistent with past practice that would entitle the holders thereof to purchase Reserved Shares. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of CUI (ii) no securities of CUI or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of CUI (iii) no options or other rights to acquire from CUI or its subsidiaries and no obligations of CUI or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CUI, and (iv) no equity equivalent interests in the ownership or earnings of CUI or its subsidiaries or other similar rights (collectively, "CUI Securities"). As of the date hereof, there are no outstanding obligations of CUI or any of its subsidiaries to repurchase, redeem or otherwise acquire any CUI Shares other than pursuant to stock option or purchase agreements under employee stock plans. There are no shareholder agreements, voting trusts or other agreements or understandings to which CUI is a party or by which it is bound relating to the voting of any shares of capital stock of CUI.

                (b) The CUI's Common Stock Shares have been registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (c) When issued pursuant to Section 2.1 upon consummation of the sale of the Purchased Assets by Seller to Purchaser hereunder, the CUI Shares shall be validly issued, fully paid, nonassessable and free of preemptive rights of any stockholders of CUI.

            5.4 SEC Reports; Financial Statements.

                (a) CUI filed with the SEC its final prospectus dated November 4, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus") and its quarterly reports on Form 10Q for the quarters ended September 30, 1999 and December 31, 1999, respectively, under the Exchange Act (the "10Qs" and, together with the Prospectus, the "CUI SEC Reports"). Each such CUI SEC Report complied, at the time that it was filed with the SEC, in all material respects with all applicable requirements of the Securities Act (in the case of the Prospectus), and the Exchange Act (in the case of the 10Qs), as in effect on the dates such Reports were filed. None of such CUI SEC Reports, including any financial statements or schedules included therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a subsequently filed CUI SEC Report that corrected any information contained in a previously filed CUI SEC Report. The audited and any unaudited consolidated financial statements of CUI included in the CUI SEC Reports fairly presented, as of the dates thereof, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for the absence of footnotes in the unaudited financial statements), the consolidated financial position of CUI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any interim financial statements, to normal year-end adjustments).

                (b) Except as otherwise disclosed in Schedule 5.4 hereto, no change in the business, assets, liabilities, condition, or results of operations of CUI has occurred between the date of filing of the most recently filed of the CUI SEC Reports and the date hereof that would cause such CUI SEC Report, including the financial and schedules included therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated therein or that would be necessary in order to make any statement of material fact contained therein, as of the date hereof, not misleading.

            5.5 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under applicable requirements of state securities or blue sky laws, no filing with or notice to, and no permit, authorization, consent or approval of any governmental entity is necessary for the execution and delivery by CUI of this Agreement or any of the Related Agreements to which it is a party or the consummation by CUI of the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or any of such Related Agreements nor the consummation by CUI of the transactions contemplated hereby and thereby will
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of CUI, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Encumbrance) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CUI is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CUI any of its properties or assets, except where any of the above-described conflicts, breaches, violations, defaults or other adverse consequences would not have a Material Adverse Effect on CUI.

            5.6 Brokers. No broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CUI. CUI shall indemnify and hold the Selling Parties harmless from any fees or commissions or other amounts payable by reason of the existence of any such arrangements.

            5.7 Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained herein do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the material facts contained therein not misleading.

         6. Obligations Following Closing.

            6.1 Termination of Security Interests and Encumbrances. If the Selling Parties fail to remove or cause to be removed, without liability or cost or expense to Purchaser and without the disposition of any of the Purchased Assets, any security interest or other Encumbrance on any of the Purchased Assets that was in existence on or prior to the date hereof, or any Encumbrance that is imposed or placed on any of the Purchased Assets (or any replacements thereof) or to which they may become subject after the date hereof as a result of any act or omission of any of the Selling Parties, occurring on, prior to or after the date hereof, then, without limiting any other right or remedy the Purchaser may have, the Selling Parties shall, jointly and severally, cause such security interest or other Encumbrance to be promptly removed at no expense or liability to Purchaser, and without any reduction or disposition of any of the Purchased Assets.

            6.2 Further Assurances. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

            6.3 Taxes. The Selling Parties, jointly and severally, shall pay all Taxes of any kind or nature arising from (i) the conduct or operation of the Business up to the Closing Date and the conduct or operation by Seller, prior to or after the Closing Date, of any other business or business activities or operations; (ii) consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar Taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Purchaser; and (iii) any liquidation, partial or whole, of Seller or any distributions or payments made by Seller to either of the Shareholders of the Cash Consideration or CUI Shares or of any of the Excluded Assets or Retained Liabilities. If any Taxes required under this Section 6.3 to be borne by any of the Selling Parties are assessed against Purchaser, the Business or any of the Purchased Assets, Purchaser shall notify Seller or Shareholders in writing promptly thereafter and Seller and Shareholders shall be entitled to contest, in good faith, such assessment or charge so long as such assessment does not adversely affect Purchaser, the Business or the Purchased Assets and does not result in the imposition of any assessment or Encumbrance on any of the Purchased Assets.

            6.4 Change of Corporate Name. On the date hereof, Seller shall cease the use of the name "Auctions by Bowers and Merena" and any other name or trade mark or brand that contains the names of either of the Shareholders or may otherwise be confusingly similar to the current name of Seller, provided that Seller may use the name "Auctions by Bowers and Merena, Inc." after the date hereof for the limited purpose of collecting accounts receivable of Seller existing as of the Closing Date, the payment of accounts payable existing as of the Closing Date and the winding up of Seller's business in such a manner that doesn't interfere with the business of Purchaser. In addition, on or before the second business day following the date hereof, (i) the Seller's Board of Directors and Shareholders shall take all necessary corporate action to amend Seller's Articles or Certificate of Incorporation to change the name of the Seller to a name that does not contain the names Bowers or Merena and is not confusingly similar to "Auctions by Bowers and Merena" (ii) the Seller shall deliver to Purchaser such documents and instruments, duly executed by the appropriate officers and directors of Seller, that are required to be filed with the appropriate governmental authorities in New Hampshire to effectuate such corporate name change (the "Name Change Documents") for filing by Purchaser with those governmental authorities. Notwithstanding the foregoing restrictions, Seller and the Shareholders may use the name "Auctions by Bowers and Merena" after the date hereof solely for purposes of filing Tax Returns and preparing other accounting reports and records of Seller or Shareholders relating to periods ended before the date hereof and to endorse over to Purchaser checks or drafts received in payment of any of the Assigned Receivables that are sent to Seller, and for no other purposes.

            6.5 Financial Books and Records. For a period of five (5) years hereafter, Purchaser shall provide the Shareholders, on at least 10 days prior notice from them, access during normal business hours to any books or records relating to the Business, as it was conducted prior to the date hereof, or relating to the Purchased Assets, which they may need to file tax returns or other filings or to defend litigation, filed prior or subsequent to the date hereof, which relate to periods prior to the date hereof.

            6.6 Offers of Employment to Seller's Employees. Seller hereby agrees that Purchaser shall be entitled to offer employment to any or all of Seller's employees as Purchaser deems to be appropriate. Seller further agrees to provide such assistance and cooperation to Purchaser as it may reasonably request in connection with Purchaser's efforts to hire the employees of Seller and neither Seller nor the Shareholders shall offer employment to any of such employees; provided, however, that Purchaser's hiring of such employees pursuant to such offers shall be strictly conditioned on the Closing of the transactions contemplated hereby.

            6.7 Selling Parties' Expenses. Each of the Selling Parties shall pay all of the respective costs and expenses incurred or to be incurred by such Selling Party in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement.

            6.8 Assistance with Audit. The Selling Parties agree to render, promptly and diligently, such assistance as Purchaser may reasonably request in connection with an independent audit of the Seller's financial statements for each of the fiscal years in the two year period ended October 31, 1999. Such independent audit shall be conducted by Leone, McDonnell & Roberts (the "Auditors").

         7. Conditions Precedent. Attached in Exhibit K hereto are the respective conditions precedent to each party's obligations hereunder that have been satisfied in order to enable the parties to consummate, on the date hereof, the transactions contemplated hereby (the "Closing").

         8. Closing Deliveries. Exhibit L hereto contains a list of the documents and instruments that are being delivered concurrently herewith by each of the Parties for the purpose of and in connection with the consummation of the transactions contemplated hereby (the "Closing Documents").

         9. Survival. All of the respective representations and warranties of the Selling Parties and Purchaser set forth in this Agreement or in any of such party's Disclosure Schedules, or in any certificates delivered by such party on the date hereof pursuant to Section 7 or Section 8 ("Closing Certificates"), shall survive the Closing and shall continue in full force and effect, until the expiration of two (2) years following the Closing Date (the "Survival Period"), except that the Survival Period with respect to any representation or warranty of the Selling Parties contained in Section 4.1 (Authority and Binding Effect),
Section 4.6(f) (Title to Purchased Assets) or Section 4.13 (Taxes) or from any breach of any of the covenants of the Selling Parties contained in Section 6.3, and with respect to the representation and warranties of Purchaser in Section
5.2 (Authority Relative to this Agreement) or in Section 5.3 (Capitalization) shall be equal to statutory limitations period under whichever of New Hampshire or federal law is applicable thereto, regardless of any investigation, verification, knowledge or approval by the party hereto for whose benefit such representation and warranty was made, or by anyone on its behalf. Any covenants of any party hereto that cannot be or is not fully performed by such party on or prior to the date hereof shall survive the Closing until fully and finally performed in accordance with this Agreement.

         10. Indemnification.

            10.1 Indemnification of Purchaser. Subject to Section 10.4, from and after the date of this Agreement the Selling Parties shall jointly and severally indemnify and hold harmless and defend Purchaser and its affiliates, officers, directors, stockholders (other than the Selling Parties), and its representatives and agents and the respective successors and assigns of the foregoing (collectively and including Purchaser, the "Purchaser Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Purchaser Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                (a) the existence on or prior to this date of any undisclosed occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of any of the Selling Parties contained in this Agreement, or in their Disclosure Schedules or in the factual certificates delivered by the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                (b) Any breach or failure to perform any of the covenants or agreements of any of the Selling Parties contained in this Agreement; and

                (c) the failure of the Selling Parties to pay, when due, (i) any of the Retained Liabilities, (ii) any of the Taxes required to be paid by the Selling Parties as required by Section 6.3, or (iii) any of the Selling Parties' Transaction Expenses required to be paid by them pursuant to Section 6.8.

         The liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 shall be joint and several.

            10.2 Indemnification of Selling Parties. Subject to Section 10.4, from and after the Closing Date, the Purchaser shall indemnify and hold harmless and defend the Selling Parties and their affiliates, officers, directors, stockholders, representatives and agents and their respective successor and assigns (collectively, and including Seller and the Shareholders, the "Seller Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Seller Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                (a) the existence on this date of any undisclosed occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of the Purchaser contained in this Agreement or in the factual certificate delivered by Purchaser to the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                (b) Any breach or failure to perform any of the covenants or agreements of the Purchaser contained in this Agreement;

                (c) the failure of Purchaser to pay, when due or otherwise discharge without liability to the Selling Parties, any of the Assumed Contractual Obligations; and

                (d) liabilities that may arise out of the conduct of the Business by Purchaser unless they are incurred as a result of acts or omissions of any of the Selling Parties prior to the consummation of the transactions contemplated hereby.

            10.3 Definition of Losses. For purposes of this Agreement, the term "Losses" means:

                (a) any and all demands, claims, actions, suits, investigations and legal or other proceedings ("third party claims") brought against any Purchaser Indemnitees or any Seller Indemnitees (generically, an "Indemnified Party") and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and all reasonable costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by the Indemnified Party in connection with investigating, defending, settling or satisfying any such third party claims or in seeking indemnification hereunder; and

                (b) any and all liabilities, damages, losses, settlements, Taxes, assessments, penalties, fines and costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by any Indemnified Party, to the extent not reimbursed or paid for by insurance, whether or not such liabilities, damages, losses, Taxes, assessments, penalties, fines and costs and expenses have arisen from or were incurred in or as a result of any third party claim or any settlement thereof or judgment or award rendered therein; and

                (c) interest on any amounts which an Indemnified Party is entitled to receive in respect of any Indemnification Claim it may make from the date such Claim is made to the date the amount of the Losses incurred in respect thereof have been paid, at the prime rate published from time to time by Bank of America.

            10.4 Certain Limitations. Any provision of this Agreement to the contrary notwithstanding, the respective indemnification obligations of the Selling Parties and Purchaser shall be subject to the following monetary limitations:

                (a) Limitations on the Selling Parties' Indemnity Obligations. The Selling Parties shall have no obligation to indemnify any of the Purchaser Indemnitees that would otherwise be entitled to indemnification under this
Section 10, unless and until such Purchaser Indemnitees have incurred or suffered, in the aggregate, Losses for which they are entitled to indemnification hereunder and have submitted with respect to Indemnification Claims (as hereinafter defined) within the respective Survival Period applicable thereto, totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, the Selling Parties shall be liable to indemnify the Purchaser Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted within their respective Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration determined as of the date as of which the Indemnification Claim was made hereunder by any of the Purchaser Indemnitees (the "Selling Party Indemnification Ceiling"), provided that the maximum liability of Bowers, individually, shall not exceed 60% of the Selling Party Indemnification Ceiling, and the maximum liability of Merena, individually, shall not exceed 40% of the Selling Party Indemnification Ceiling.

                (b) Limitations on Purchaser's Indemnity Obligations. The Purchaser shall have no obligation to indemnify any of the Seller Indemnitees that would otherwise be entitled to indemnification under this Section 9, unless and until such Seller Indemnified Parties have incurred or suffered, in the aggregate, a dollar amount of Losses for which they are entitled to indemnification hereunder and have submitted Indemnification Claims asserted within the respective Survival Periods, applicable thereto totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, Purchaser shall be liable to indemnify the Seller Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Purchaser to the Seller Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted by the Selling Parties within the Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration (determined as of the date of this Agreement) (the "Purchaser Indemnification Ceiling").

            10.5 Assertion of Indemnification Claims. Any claim for indemnification hereunder (an "Indemnification Claim") by a party entitled to indemnification hereunder (an "Indemnified Party") must be set forth in writing, contain a reasonably detailed description of the nature of and the events or circumstances underlying any claim for indemnification hereunder and be received by the party obligated to provide indemnification therefor under this Section 10 (the "Indemnifying Party") not later than the expiration of the Survival Period applicable thereto (a "Survival Period Indemnification Claim"); provided, however, that if an Indemnified Party has submitted an Indemnification Claim prior to the expiration of the Survival Period applicable thereto, then, such Indemnified Party's right to be indemnified therefor shall survive the expiration of such applicable Survival Period until such Indemnification Claim is finally resolved and paid.

            10.6 Third-Party Claims. If an Indemnified Party (whether it is a Purchaser Indemnitee or a Seller Indemnitee) becomes aware of a third-party claim that such Indemnified Party believes, in good faith, may result in the assertion by it of an Indemnification Claim hereunder, such Indemnified Party shall notify Bowers, as representative of the Selling Parties (in the case of a Indemnification Claim being made by a Purchaser Indemnitee) or the Purchaser (in the case of a Indemnification Claim being made by a Seller Indemnitee) of such claim; provided, however, that any delay in providing or failure to provide such notification shall not affect the right of the Indemnified Parties to indemnification hereunder except to the extent the Indemnifying Parties are materially prejudiced by the delay or failure. The Indemnifying Parties, or any of them, may elect, by written notice to the Indemnified Parties, to assume and direct, at their sole expense, the defense of any such third-party claim, and shall, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Parties. After the assumption of such defense by Indemnifying Parties, or any of them, with counsel reasonably acceptable to the Indemnified Parties, and for so long as Indemnifying Parties are conducting such defense on a diligent and in timely basis, the Indemnifying Parties shall not be responsible for the payment of legal fees or expenses incurred thereafter by any of the Indemnified Parties (who may, however, continue to participate in the defense of such third party claim with separate counsel and at their own expense); provided, however, that, the Indemnifying Party or Parties, as the case may be, shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Parties in each jurisdiction in which any third-party claim is brought or is pending if any of the Indemnifying Parties and any of the Indemnified Parties have conflicting positions with respect to such third-party claim or if any of the Indemnifying Parties, on the one hand, or any of the Indemnified Parties, on the other hand, have defenses not available to the other. If none of the Indemnifying Parties undertakes the defense of any such third party claim in accordance with the provisions hereof, or if any of them discontinue the diligent and timely conduct thereof, any of the Indemnified Parties may undertake such defense and the Indemnifying Parties in such event shall be jointly and severally responsible for reimbursing the Indemnified Parties for their legal fees and expenses in connection therewith as and when such legal fees and expenses are incurred by them. Neither the Indemnifying Parties nor the Indemnified Parties may settle or compromise any such third-party claim without the prior written consent of the other, which consent shall not be unreasonably withheld, except that the Indemnified Party or Parties (as the case may be) may do so if none of the Indemnifying Parties with respect to the third party claim has assumed the defense thereof in accordance with this Section 10.6 or any of the Indemnifying Parties has breached, or has notified the Indemnified Parties that that such Indemnifying Parties are disputing, their indemnification obligations hereunder with respect to such third party claim.

            10.7 Disputes. If an Indemnifying Party disputes its obligations hereunder with respect to an Indemnification Claim made against it by an Indemnified Party, including any disputes regarding the amount of the Losses incurred by the Indemnified Party or the amounts payable in respect thereof by the Indemnifying Party or Parties, such Indemnifying Party shall notify the Indemnified Party thereof in writing promptly after receipt of the assertion in writing by any of the Indemnified Parties of an Indemnification Claim hereunder. If the parties cannot resolve the dispute by mutual agreement within thirty (30) days after the receipt by the Indemnified Party of such dispute notice, then, either party may bring an action to enforce its rights or the other party's obligations hereunder in accordance with Section 12.10 hereof.

            10.8 Exclusive Remedy. Notwithstanding any other provision of this Agreement or applicable law to the contrary, the rights and remedies provided for in this Section 10 shall be the sole and exclusive remedies of the parties for any Indemnification Claims asserted by them or any other claims for which indemnification would be available hereunder if they had been brought within the

Survival Period applicable thereto and once the applicable Survival Period has expired, no claims may be made by an Indemnified Party, whether pursuant to this Agreement or under any applicable laws, federal or state, against an Indemnifying Party with respect to any such matter; provided, however, that nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any claim of fraud or intentional misrepresentation with the respect to this Agreement, the Disclosure Schedules or the Closing Certificates.

         11. Confidentiality. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) by one party to the other, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by the receiving party, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party, or (c) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party, unless such knowledge was acquired from a person who the receiving party knew was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure or confidentiality to the disclosing party. The restrictions contained in this Section 11 that are applicable to Purchaser shall terminate upon consummation of the transactions contemplated by this Agreement.

         12. Miscellaneous.

            12.1 Assignment; Binding Nature of Agreement. No party hereto may assign this Agreement, or such party's rights, nor delegate such party's duties hereunder, without the prior written consent of the other parties hereto; except that a Shareholder may assign its rights to payment of any or all of the Cash Consideration and may contribute, without consideration, any or all of the CUI Shares distributed to him pursuant hereto (but may not delegate his duties hereunder), to a family trust or other trust established by him for estate planning purposes or for the benefit of his family members, on not less than 10 days prior written notice to, but without having to obtain the consent of, the Purchaser with respect thereto, provided that any trust to which that assignment or contribution is made enters into an binding and enforceable agreement entitling the Purchaser Indemnitees to recover any Losses for which they are entitled to be indemnified pursuant to Section 10 hereof, from such trust to the extent of the Cash or Stock Consideration assigned or contributed to it by the transferring Shareholder. Subject to the foregoing limitations on assignment, this Agreement shall be binding on and inure to the benefit of each of the parties and their respective heirs, legatees, legal representatives, personal representatives, successors and permitted assigns and the provisions of Section 10 shall inure to the benefit of the Purchaser Indemnitees and the Seller Indemnitees in accordance with the terms thereof.

            12.2 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            12.3 Governing Law. This Agreement is deemed to have been made in the State of New Hampshire, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of New Hampshire for contracts made and to be performed in that state.

            12.4 Entire Agreement; Amendment. This Agreement, and the Exhibits and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto, constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

            12.5 Waiver. No waiver by one party of another party's obligations, or of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party.

            12.6 Publicity. The parties agree to consult with each other and to cooperate prior to issuing any press release or other public announcement with respect to the transactions contemplated by this Agreement. No such press release shall be issued by any party without the prior written consent of the other party; provided, however, that due to the fact that Purchaser's shares are registered under the Exchange Act, Purchaser may publish such a release or other public disclosure even if any or all of the Selling Parties has refused to give its consent thereto, if the release or public disclosure, in the reasonable judgment of the Purchaser, is required for it to meet, on a timely basis, its obligations under the federal securities laws or regulations applicable to it.

            12.7 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) on the date of delivery if delivered in person; (ii) on the second business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission and a true and correct copy thereof is sent by first class mail to the party to which the fax was sent within two (2) business days thereafter; or (iii) on the fourth business day following the deposit thereof in the United States Mails, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed, as set forth on Exhibit M hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified in Exhibit M hereto.

            12.8 Interpretation; Headings. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to" and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear; and (iii) the Recitals to this Agreement are fully incorporated into and are an integral part of this Agreement.

            12.9 Joint and Several Obligations. The obligations of each of the Selling Parties under this Agreement shall be joint and several. All payments or performances rendered by Purchaser to any of the Selling Parties shall be deemed to be rendered to all of the Selling Parties.

            12.10 Jurisdiction. In the event of a controversy or dispute between the parties with respect to this Agreement, its interpretation or the performance or non-performance (actual or alleged) of this Agreement, either party may bring an action, suit or other proceeding with respect thereto, provided, however, that (i) if the party bringing such action, suit or other proceeding is the one of the Selling Parties, such Selling Party shall bring such action, suit or other proceeding exclusively in the courts situated in Orange County, California; or (ii) if the party bringing such action, suit or other proceeding is the Purchaser or any of the Purchaser Indemnified Parties, it shall bring such action, suit or other proceeding exclusively in the courts situated in the State of New Hampshire; and, provided, further, that once a party has brought an action, suit or proceeding in the applicable court designated in this Section 12.9, the other party may assert any counterclaims or cross-claims it may have in that proceeding, rather than having to bring them in the other jurisdiction specified in the first sentence of this Section 12.9 Each party hereto agrees not to challenge the subject-matter or personal jurisdiction or the venue of, nor to assert the defense of forum nonconveniens with respect to, whichever of the Orange County California or New Hampshire court (as the case may be) has such exclusive jurisdiction over any such action, suit or other proceeding pursuant to the immediately preceding sentence of this Section 12.9. Each party also agrees to accept, and not to contest the adequacy of, service of process in any such action, suit or proceeding that is delivered by certified or registered mail addressed to such party.

            12.11 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH PARTY'S RIGHTS TO A TRIAL BY JURY WITH RESPECT IN ANY LEGAL PROCEEDING THAT MAY BE BROUGHT AS A RESULT OF ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN THE PARTIES RELATING TO OR ARISING OUT OF THIS AGREEMENT AND EACH PARTY EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING SHALL BE THE JUDGE.

            12.12 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PURCHASER"                                 "SELLER"

COLLECTORS UNIVERSE, INC.                   BOWERS AND MERENA GALLERIES, INC.
a Delaware corporation                      a New Hampshire corporation


    By:   /s/ David G. Hall                 By:    /s/ Q. David Bowers
         ----------------------                    ------------------------


                                            By:   /s/ Raymond N. Merena
                                                  -------------------------

Gary N. Patten, Vice President
                                            THE "SHAREHOLDERS"
and Chief Financial Officer

                                              /s/ Q. David Bowers
                                             -----------------------------
                                                  Q. David Bowers


                                              /s/ Raymond N. Merena
                                             ----------------------------
                                                  Raymond N. Merena

                            ASSET PURCHASE AGREEMENT

                              SCHEDULES AND EXHIBIT

Exhibit A            Form of Company Non-Competition Agreement
Exhibit B            Form of Shareholder Non-Competition Agreement
Exhibit C            Purchase Price Allocation
Exhibit D            Bill of Sale and Assumption Agreement
Exhibit E            Intentionally omitted
Exhibit F            Form of Employment Agreement for David Bowers
Exhibit G            Form of Employment Agreement for Ray Merena
Exhibit H            Form of Securities Restrictive Legend
Exhibit I            Matters to be addressed in Opinion of the Selling Parties'
                     counsel
Exhibit J            Matters to be addressed in Opinion of Purchaser's counsel
Exhibit K            Conditions Precedent
Exhibit L            Closing Documents and Deliveries
Exhibit M            Addresses of the Parties for Notice Purposes

SCHEDULES

Selling Party Disclosure Schedules:
----------------------------------

Schedule 1.1(a)      Fixed Assets
Schedule 1.1(b)      Assigned Contracts
Schedule 1.1(e)      Intangible Property Rights
Schedule 1.2         Excluded Assets
Schedule 2.3         Allocation of Purchase Price
Schedule 3.1         Assumed Contractual Obligations
Schedule 4.2         Qualifications to do Business
Schedule 4.4         Undisclosed Liabilities
Schedule 4.5         Certain Changes
Schedule 4.6(d)      Consigned Collectibles and Security Measures
Schedule 4.6(e)      Intangible Property Right Infringements
Schedule 4.6(f)      Exceptions to Title
Schedule 4.7         Labor and Employment Matters
Schedule 4.8         Material Contracts
Schedule 4.9         Conflicts
Schedule 4.10        Customers and Suppliers
Schedule 4.11        Product Warranties and Return Policies
Schedule 4.12        Insurance
Schedule 4.14(a)     Compliance With Laws
Schedule 4.14(b)     Licenses and Permits
Schedule 4.15        Litigation
Schedule 4.16        Certain Transactions
Schedule 4.17        Environmental and Safety Matters
Schedule 4.18        Operational Restrictions

Purchaser Disclosure Schedule:
-----------------------------

Schedule 5.4         Certain Changes

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 9th day of March 2000 (the "Agreement"), among COLLECTORS UNIVERSE, INC., a Delaware corporation ("Purchaser" or "CUI"), BOWERS AND MERENA GALLERIES, INC., a New Hampshire corporation ("Seller"), Q. DAVID BOWERS, one of the two shareholders of Seller ("Bowers"), and RAYMOND N. MERENA ("Merena"), the other shareholder of Seller, who together with Bowers are sometimes referred to herein, collectively, as the "Shareholders" or individually as a "Shareholder." Seller and the Shareholders shall sometimes be referred to collectively in this Agreement as the "Selling Parties."

                                R E C I T A L S:
                                 - - - - - - - -

         A. Seller owns and operates a business in which it acquires, either by purchase or by consignment, rare coins and coins having numismatic value (hereinafter "Collectible Coins"), and markets and resells Collectible Coins at in-person and telephonic auctions that it organizes and conducts periodically (the "Business").

         B. Seller desires to sell and Purchaser desires to purchase the Business and substantially all of the assets used in the Business, and Purchaser is willing to assume certain specified obligations of Seller that have arisen in the ordinary course of the Business, all upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties and covenants of each party contained herein, the parties agree as follows:

         1. Purchase and Sale of Assets.

                  1.1 Purchased Assets. On the terms the conditions set forth in this Agreement and subject to the exceptions set forth in Section 1.2 hereof, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, free and clear of any and all Encumbrances (as hereinafter defined), and Purchaser hereby agrees to purchase from Seller, effective as of the date hereof (the "Closing Date"), all of the assets, properties, rights or claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent (including all refunds, deposits, rights, claims or payments, whether now existing or ascertainable, or existing or ascertainable after the Closing Date) used in the operation of or otherwise in connection with the Business and owned by Seller or in which Seller has any interest of any type or nature (all of the foregoing being hereinafter referred to as the "Purchased Assets"). The Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to the following:

                           (a) Fixed Assets. All of the tangible personal
property, machinery, equipment, machine and electric parts, supplies, computers, office furniture and fixtures, vehicles wherever located, owned or used by Seller (collectively, the "Fixed Assets"), substantially all of the items of which are identified in Schedule 1.1(a) attached hereto.

                           (b) Assigned Contracts. All of the agreements,
contracts, leases, licenses, instruments, commitments and understandings, written or oral, that in any way relate to or affect, or are reasonably likely to affect, the conduct of the Business, its operating results or financial condition, or the Purchased Assets, including, but not limited to, agreements pursuant to which the Seller acquires inventory or obtains consignments or sells Collectible Coins and all contractual rights to payment thereunder and the contracts, leases and other agreements that are listed (or, in the case of oral agreements or understandings, that are described) on
Schedule 1.1(b) hereto (collectively, the "Assigned Contracts").

                           (c) Inventory. All inventory of coins purchased or
otherwise acquired by Seller (collectively, the "Inventory").

                           (d) Intentionally omitted.

                           (e) Intangible Property and other Assets. All of the
rights, title and interests of the Seller and the Shareholders in and to any intellectual property and intangible assets used in or relating to the Business, including but not limited to: (i) any customer or vendor lists, promotion lists and marketing data and advertising materials and compilations of names and requirements; (ii) the telephone numbers and internet addresses and websites used in or for the Business; (iii) all processes, formulations, methods, software (including documentation and source code listings), technology, know-how, formulae, trade secrets and inventions used in the Business; and (iv) all patents, copyrights, trade names, trademarks and service marks, and all applications filed therefor, together with all goodwill associated with the foregoing (collectively, the "Intangible Property Rights"). The Intangible Property Rights shall include, without limitation, the name "Auctions by Bowers and Merena" and all variations thereof and those intellectual property and property rights more specifically described in Schedule 1.1(e).

                           (f) Licenses and Permits. All Licenses and Permits
(as defined in Section 4.14(b) of this Agreement), but only to the extent such Licenses and Permits are transferable under applicable laws or regulations.

                           (g) Books and Records. All financial books and
accounting records and all files, lists, publications, databases and other records and data used in or relating to the Business, regardless of the medium on which such information is stored or maintained. Such information shall include, without limitation, all historical and projected financial statements of the Seller or the Business (whether internally prepared or prepared by any accountants), (ii) databases, lists and other information relating to or concerning the Purchased Assets or the liabilities (fixed and contingent) of the Seller or the Business, (iii) records, databases, lists and other information relating to or concerning, and correspondence between the Seller and, any of Seller's consignors, vendors, customers, independent contractors and service providers, (iv) any and all compilations, catalogs, price guides, databases and other information in the possession of Seller or used in the conduct of its Business that relate to Collectible Coins or any other products or services of Seller; and (v) any business plans and studies relating in any way to the Seller's past, current or future business or the industry in which the Seller operates.

                           (h) Any cause of action, claim, suit, proceeding,
judgment or demand, of whatsoever nature, of or held by Seller against any third parties arising out of the Business including, without limitation, the rights to any cause of action, claim, suit, proceeding, judgment or demand relating to past or present infringement of the Intangible Property Rights; and

                           (i) All goodwill associated with the Business and the
Purchased Assets, including the Intangible Property Rights.

                  1.2 Excluded Assets. Notwithstanding anything herein to the contrary, Purchaser shall not purchase and Seller shall not sell, but is retaining ownership of its rights, title and interests in and to all of the assets listed on Schedule 1.2 hereto (collectively, the "Excluded Assets").

                  1.3 Purchase of Additional Assets and Assumption of Additional Liabilities. During the period of time after Closing and ending five (5) days after delivery of the Closing Balance Sheet, as defined below, either Purchaser or Seller may propose the purchase and sale of any assets or the assumption of additional liabilities of Seller not purchased or assumed hereunder. In the event Purchaser or Seller proposes such a purchase or assumption, both parties agree to negotiate in good faith to consummate the purchase of such assets or assumption of such liabilities, provided that nothing herein shall be construed as a binding commitment to purchase or sell additional assets or assume or delegate additional liabilities.

         2. Purchase Price and Non-Competition Agreements.

                  2.1 Purchase Price. As consideration for the sale hereunder to Purchaser of the Purchased Assets, Purchaser shall pay to Seller a purchase price (the "Purchase Price") as follows:

                           (a) Cash. Cash in an amount equal to Five Million
Dollars ($5,000,000), which shall be payable to Seller at the Closing by bank cashiers check or wire transfer of funds (the "Cash Consideration"); and

                           (b) Shares of CUI Shares. The issuance to Seller at
the Closing of a total of Six Hundred Twenty Five Thousand (625,000), fully paid and nonassessable shares of common stock, par value $.001 per share, of Purchaser (the "CUI Shares")

                           (c) Assumption of Obligations. The assumption by
Purchaser, in the manner and to the extent provided in Section 3.1 below, of the obligations of Seller that are identified in Schedule 3.1 hereto (the "Assumed Contractual Obligations").

                  2.2 Certain Closing Prorations and Adjustments.

                           (a) Accrued and Prepaid Expenses. All utilities
charges, real and personal property rents and taxes, salaries and other accrued or prepaid expenses shall be prorated between Seller and Purchaser as of 12:01
A. M. on the Closing Date, and the net amount resulting from the foregoing in favor of Purchaser or Seller, as the case may be, shall then be paid to such party at the time the sale of the Business and Purchased Assets hereunder is consummated (the "Closing") and, if such prorations would result in a payment to Purchaser, the amount thereof shall be credited against the Cash Consideration. If such prorations are not accomplished at the Closing, then, as soon as practicable thereafter, representatives of Seller and Purchaser shall determine the amount thereof and that amount shall be paid to the party entitled thereto, within ten days after each such determination is made; provided, that if payments with respect to real or personal property taxes are based in whole or in part on the prior year's taxes, there shall be a later adjustment to reflect the current year's taxes when the invoice therefor is finally rendered.

                  2.3 Inventory. Seller shall provide Purchaser with an unaudited balance sheet as of the date of Closing (the "Closing Balance Sheet") within thirty (30) days following the Closing. In the event the value of the Inventory reflected on the Closing Balance Sheet is less than $2,500,000 (the "Projected Closing Value"), then the difference between the amount reflected on the Closing Balance Sheet and the Projected Closing Value shall be paid in cash by Seller to Purchaser within ten (10) days after delivery of the Closing Balance Sheet. In the event the value of the Inventory reflected on the Closing Balance Sheet is greater than the Projected Closing Value, the difference between such amounts shall be paid in cash by Purchaser to Seller within ten
(10) days after delivery of the Closing Balance

Sheet. Purchaser shall have ten (10) days after receipt of the Closing Balance Sheet to make comments and request changes thereto. If such comments are made, the period of time for payment of adjustments under this Section shall begin as of the date of agreement between the parties on the values reflected in the Closing Balance Sheet. If an agreement in the Closing Balance Sheet is not reached within fifteen (15) days after delivery of the Balance Sheet, the parties shall engage an independent appraiser to resolve such dispute, which shall be binding on both parties. The cost of such appraiser shall be shared equally between the Purchaser and Seller.

                  2.4 Non-Competition Agreements. Concurrently with the execution of this Agreement, Seller shall enter into a Non-Competition Agreement in the form of Exhibit A hereto with the Purchaser and each Shareholder shall enter into a Non-Competition Agreement in the form of Exhibit B hereto with the Purchaser.

                  2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the Non-Competition Agreements as set forth in Exhibit C attached hereto (the "Purchase Price Allocation"). Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), before any governmental agency charged with the collection of any tax or in any judicial proceeding, shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in Exhibit C. Additionally, the parties will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

         3. Obligations Being Assumed; Liabilities Not Being Assumed.

                  3.1 Obligations Being Assumed. Purchaser hereby agrees to assume and pay or otherwise discharge only the executory obligations arising from or after the Closing Date under the Assigned Contracts (the "Assumed Contractual Obligations"); provided, however, that Purchaser shall not be obligated to assume, and Purchaser shall not have any liability for or in connection with, any Assumed Contractual Obligation that is in default as of the Closing Date.

         Purchaser agrees that the payment or other discharge of the Assumed Contractual Obligations by Purchaser shall be without liability, cost or expense to the Selling Parties.

                  3.2 Obligations and Liabilities Not Being Assumed. Except for the Assumed Contractual Obligations, the Selling Parties shall retain and perform or otherwise discharge, without any liability, cost or expense to the Purchaser, and the Selling Parties further agree that Purchaser shall not be obligated to and shall not assume or perform or otherwise discharge, any liabilities or obligations of Seller or the Business, whether known or unknown, fixed or contingent, matured or unmatured, certain or uncertain, disclosed or undisclosed to Purchaser, and whether such liabilities or obligations have arisen prior hereto or may arise hereafter (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, but shall not be limited to, the following:

                           (a) Taxes. All Taxes (as defined in Section 4.13 of
this Agreement) that have arisen prior to the Closing or may arise thereafter out of any business or other operations conducted by Seller, either prior to or after the Closing Date.

                           (b) Encumbrances. Any Encumbrances (as defined in
Paragraph 4.6(f) hereof) on any of the Purchased Assets.

                           (c) Monetary Obligations. With the exception of the
Assumed Contractual Obligations, any accounts or notes payable, obligations for borrowed money, or purchase money or other indebtedness or monetary payment obligations of Seller, including notes or accounts payable or indebtedness due by Seller to either of its Shareholders or any members of their families or to any corporation or other business entity owned or controlled by Seller or any of the Shareholders or any members of the families of the Shareholders (collectively the "Affiliates").

                           (d) Claims and Legal Proceedings. Any claims,
demands, actions, suits or legal proceedings that are pending or have been or are asserted or threatened prior to or after the Closing against Seller, the Business or the Purchased Assets or the Purchaser that have arisen or arise in any way from or in connection with (i) the conduct or operation of the Business prior to the Closing, or (ii) any other business or non-business activities of Seller conducted prior to or after the Closing, including, without limitation any legal actions or proceedings that may be set forth in Schedule 4.15 hereto.

                           (e) Contingent Liabilities. Any liability,
deficiency, assessment, penalty, cost or expense arising out of the sale of the Purchased Assets or the conduct of the Business or any other activities by Seller or the Shareholders, whether or not disclosed in Seller's Financial Statements (as hereinafter defined) or in the Disclosure Schedules (as hereinafter defined).

                           (f) Employee Compensation. Any salaries or employee
or other benefits payable to employees or independent contractors, whether in the form of direct monetary compensation or benefits payable under any Employee Plan (as defined in Section 4.7), including under any bonus, incentive compensation or severance agreements or arrangements or any other understandings (written or oral) that Seller or the Shareholders may become obligated to pay by reason of the execution and delivery of or consummation of the transactions contemplated by this Agreement.

                           (g) Transaction Related Expenses. Any obligations or
liabilities incurred by Seller or the Shareholders that may arise out of the negotiation or execution of, or the consummation of, the transactions contemplated by this Agreement or the agreements to be entered into pursuant hereto, or obligations or liabilities incurred by Seller as a result of actions taken by Seller or either of the Shareholders in connection therewith.

         4. Representations and Warranties of the Selling Parties. The Selling Parties hereby jointly and severally make the representations and warranties set forth hereinafter in this Section 4 to the Purchaser. Concurrently herewith and in conjunction with the making of such representations and warranties, the Selling Parties have delivered to Purchaser Schedules 4.2 to 4.18 (collectively, the "Disclosure Schedules"). The representations and warranties of the Selling Parties made in each Subsection of this Section 4 are qualified by and to the extent of any disclosures expressly made in the Disclosure Schedule that corresponds, by number, to such Subsection of this Section 4, provided that a disclosure in any one section of the Disclosure Schedule may qualify a different Subsection of this Section 4 if a cross reference in that Disclosure Schedule is made to that other subsection of this Section 4. Additionally, for purposes of this Section 4, whenever a representation and warranty is stated to have been made to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to either or both of the Shareholders or to Chris Karstedt.

                  4.1 Authority and Binding Effect. Seller has the full requisite power and authority to execute and deliver this Agreement and the Non-Competition Agreement to which it will be a party. This Agreement and the Non-Competition Agreement of Seller, and the consummation by Seller of its obligations contained herein and therein, have been duly authorized by all necessary corporate actions of Seller. The Seller and each of the Shareholders has duly executed and delivered this Agreement and the Non-Competition Agreement of such party. This Agreement is a valid and binding agreement of Seller and each of the Shareholders, enforceable against each of them in accordance with their its terms, and upon execution and delivery, each of the respective Non-Competition Agreements of Seller and Shareholder will be a valid and binding agreement of such party, and this Agreement and each such party's Non-Competition Agreement shall be enforceable against such party in accordance with their respective terms, except as enforceability of the respective obligations of Seller and Shareholders under this Agreement and such party's Non-Competition Agreement may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such Agreements are sought to be enforced in a proceeding at law or a proceeding in equity). No further action is required to be taken by any of the Selling Parties, nor is it necessary for any of the Selling Parties to obtain any action, approval, consent or release by or from any third persons, governmental or other, to enable each of the Selling Parties to enter into and perform their respective obligations under this Agreement and such party's Non-Competition Agreement.

                  4.2 Organization and Standing.

                           (a) Seller is a corporation duly organized, validly
existing and in good standing under the laws of the State of New Hampshire and Seller is authorized to do business in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such authorization necessary and where the failure to be so qualified would have a Material Adverse Effect (as hereinafter defined) on Seller or the Business. A list of each of such states is set forth in Schedule 4.2.

                           (b) Seller has the requisite corporate power and
authority to conduct the Business as now conducted and to own or lease (as the case may be) and to use such Assets in the conduct of the Business and to sell the Purchased Assets pursuant to this Agreement free and clear of all Encumbrances.

                           (c) Shareholders are the record and beneficial owners
of all of the issued and outstanding shares of capital stock of Seller.

                           (d) No actions or proceedings have been commenced or
threatened against any of the Selling Parties that, if adversely determined, would give rights to any person, other than Purchaser, in or to acquire the Business or any of the Purchased Assets or would otherwise interfere with the consummation of the transactions contemplated by this Agreement and no agreements or transactions have been entered into by any of the Selling Parties that, if consummated, would have such a consequence.

                           (e) The Seller has no subsidiaries and has no
ownership interest in any corporation, limited liability company, partnership (general or limited) or any other entity.

         Complete and correct copies of (i) Seller's Articles of Incorporation and all amendments thereto, certified by the New Hampshire Secretary of State, Seller's Bylaws, as amended to date, certified by an officer of Seller, and the minute books of Seller for the past three (3) years, have been furnished to Purchaser or its counsel. When used in this Agreement (i) the phrases "Material Adverse Effect on Seller" and "Material Adverse Effect on the Business" shall both mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or would or could reasonably be expected to affect materially and adversely, the Business or the Purchased Assets or the Seller (assuming for this purpose that the transactions contemplated hereby were not consummated) or the condition (financial or other), operating results or future prospects of the Business or the ability of Seller or Shareholders to consummate the transactions which it or they (as the case may be) are required to consummate hereunder or pursuant to the agreements being entered into by them pursuant hereto (the "Related Agreements"); and (ii) the phrase "Material Adverse Effect on Purchaser" shall mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or could reasonably be expected to affect materially and adversely, the condition (financial or other), operating results of CUI and its subsidiaries, considered as a whole, or the ability of Purchaser to consummate the transactions it is required to consummate hereunder or under any of the Related Agreements to which it is or will be a party.

                  4.3 Financial Statements. The Selling Parties have delivered to Purchaser true, complete and correct copies of financial statements of Seller consisting of (i) balance sheets, and related statements of income, cash flows and shareholders' equity, as of and for each of the years in the two-year period ended October 31, 1999, which were compiled by and are accompanied by a compilation report of Leone, McDonnell & Roberts, independent public accountants (the "Annual Financial Statements"), and (ii) a balance sheet (the "2000 Balance Sheet"), and related statements of income, cash flows and shareholders' equity, as of and for the three months ended January 31, 2000 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements (collectively, the "Seller Financial Statements") were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fairly present, on an accrual basis, the financial condition of Seller and the results of its operations as at the relevant dates thereof and for the respective periods covered thereby and make provision for reserves that are adequate to cover bad debts, product returns and other contingencies to which either the Seller or the Business is or may be subject.

                  4.4 Undisclosed Liabilities. Except as set forth in the 2000 Balance Sheet or in Schedule 4.4, Seller does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that are not shown on the 2000 Balance Sheet (the "Undisclosed Liabilities"), other than liabilities incurred after January 31, 2000 in the ordinary course of the Business and consistent with past practice which, in any event, are not either individually or in the aggregate material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business. As to each Undisclosed Liability set forth on Schedule 4.4, the Selling Parties have provided the following information in or as an attachment to such Schedule 4.4:
(i) a summary description of such Undisclosed Liability, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, the identity of the claimant and of any other parties involved and, if the Undisclosed Liability is one that may arise from a suit, action or other proceeding, the court or agency in which such suit, action or other proceeding is being prosecuted, and (ii) the best estimate of the Selling Parties of the maximum amount, if any, which is likely to become payable with respect to any such contingent Undisclosed Liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

                  4.5 Absence of Certain Changes. Except as set forth in
Schedule 4.5, since October 31, 1999, there has not been:

                           (a) Any default or breach, or anticipated default or
breach, or any amendment, termination or revocation or, to the knowledge of the Seller or either of the Shareholders, any threatened amendment, termination, or revocation of, any of the Assigned Contracts to which Seller now is, or at any time during the year ended October 31, 1999 was, a party or any of the Assigned Receivables;

                           (b) Any actual or threatened amendment, termination
or revocation of any License or Permit (as hereinafter defined) required for the continued operation by Seller of the Business;

                           (c) Any sale, transfer, or other disposition of, or
the incurrence or imposition of any Encumbrance of any kind on or affecting, the Business or any of the Purchased Assets, except (i) sales of Collectible Coins from inventory and sales of obsolete equipment, in each case in the ordinary course of business and consistent with past practices of Seller, and (ii) Encumbrances for current personal property taxes not yet due and payable;

                           (d) Any developments or circumstances (including
disputes with consigners or collectors or changes in the competitive climate or financial difficulties encountered by collectors who have in the past accounted for significant purchases of Collectible Coins from Seller, and excluding developments or circumstances, such as industry trends, that affect the market for Collectible Coins as a whole) that would lead any of the Selling Parties to believe that, in the fiscal year ending October 31, 2000, the volume or market value of Collectible Coins to be consigned to Seller for resale, or the dollar volume of sales thereof at Seller's auctions, will be lower than in either the Seller's fiscal years ended October 31, 1999 and 1998.

                           (e) Any damage, destruction or loss, whether or not
covered by insurance, of any of the Purchased Assets in an amount that exceeds $25,000 or which adversely affects Seller's ability to continue to conduct the Business in any material respect as the Business was conducted during the fiscal year ended October 31, 1999;

                           (f) any liabilities in excess of historical patterns
or which are material in amount under any guarantees or return policies described in Section 4.11 below;

                           (g) Any purchase or lease, or commitment for the
purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Interim Financial Statements which involves amounts exceeding $5,000 individually or $25,000 in the aggregate, or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business;

                           (h) Any increase in Seller's inventories of
Collectible Coins which is in excess of the requirements of the Business or represents a departure from the normal, ordinary and usual operations of the Business.

                           (i) Intentionally omitted.

                           (j) The entry or violation of any judgment, order,
writ or decree that has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business;

                           (k) The occurrence of any other event or circumstance
which has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business.

                  4.6 The Purchased Assets.

                           (a) Fixed Assets. There is contained in Schedule
1.1(a) a list of all of the Fixed Assets used in the Business, other than any Fixed Asset the replacement cost of which would be less than $5,000 and which is not of material importance to the Business. The Fixed Assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being now being used in the Business.

                           (b) The Real Property and Personal Property Leases.

                               (i) Schedule 1.1(b) contains a complete and
accurate list, and Seller has furnished to Purchaser accurate and complete copies, of all of the leases of real and personal property included in the Assigned Contracts (the "Assigned Leases"), as amended to date, together with a brief description of (A) each of the real properties that is leased by Seller under any of the Assigned Leases (the "Leased Real Properties"), including the respective addresses and the names and addresses of the landlords thereof, and
(B) any improvements made by Seller to any of the Leased Properties that will not revert to any of the landlords upon termination of the Real Property Leases. The Selling Parties have delivered to Purchaser accurate and complete copies of all environmental studies and reports that are in the possession of or are readily available to any of the Selling Parties, with respect to any of the Leased Real Properties. The zoning of each of the Leased Real Properties permits the presently existing improvements thereon and continuation of the business presently conducted thereon and no changes therein are pending or are threatened. No condemnation or similar proceedings are pending or, to the best knowledge of the Selling Parties, threatened against any of the Leased Real Properties.

                               (ii) Seller is not in default, and no facts or
circumstances have occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any of the Assigned Leases and the assignment by Seller to Purchaser of such Leases and the consummation of the other transactions contemplated hereby will not adversely affect Purchaser's quiet enjoyment and use, without disturbance, of the assets leased hereunder by Purchaser. None of the Assigned Leases contains any provisions which, after the date hereof, would (A) hinder or prevent Purchaser from continuing to use any of the Leased Real Properties or any personal property under any of the Assigned Leases (the "Leased Personal Property") in the manner in which they are currently used, or (B) impose any additional costs (other than scheduled rental increases) or burdensome requirements as a condition to their continued use which are not currently in effect. Except as otherwise set forth in Schedule 1.1(b) hereto, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract or other title retention document.

                           (c) Intentionally omitted.

                           (d) Inventories and Consignments.

                               (i) Inventory. All the Inventory of Collectible
Coins included in the Purchased Assets is of a quality and quantity saleable in the ordinary course of business, except for obsolete items or damaged items, all of which have been written off or written down to net realizable value and the quantities of Inventory of Seller are not excessive in relation to the requirements of the Business.

                               (ii) Consigned Coins. Attached as Schedule 4.6(d)
is a complete and accurate listing of all Collectible Coins in the possession or control of Seller that have been consigned to Seller for resale at its auctions (the "Consigned Coins"). That list identifies the locations where each of the Consigned Coins is located, whether at the offices of Seller or at a safe deposit or vault facility, and the identities of the officers or employees of Seller, or any other person, who has the right to have or obtain physical possession of any Consigned Coins.

                               (iii) Security Measures. Also attached as part of
Schedule 4.6(d) is a copy of the security policies and a description of the measures employed by Seller in protecting against the loss of any Collectible Coins, held either in inventory or under consignment. Except as otherwise disclosed in Schedule 4.6(d), to Seller's knowledge, there has not been any losses of Collectible Coins, whether owned or consigned, in Seller's possession during the past five years.

                           (e) Intangible Property Rights. Except as set forth
in Schedule 4.6(e), to the best knowledge of the Selling Parties, Seller has not infringed, and Seller is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, corporation, firm or other business or other entity, which infringement would have a Material Adverse Effect on the Purchased Assets or the Business or, in the absence of the transactions contemplated hereby, on Seller. None of the Selling Parties has received any written notice or other indication of any such claim of infringement. Seller owns, or holds adequate licenses or other rights to use, all Intangible Property Rights used in or necessary for the operation of the Business as now conducted and, to the best knowledge of the Selling Parties, that use does not and will not conflict with, infringe on or otherwise violate any rights of others. Except as disclosed in Schedule 4.6(e), all of such Intangibles Property Rights will be included in the Purchased Assets and are transferable to Purchaser without cost or liability to Purchaser and without breaching or violating any agreements to which the Seller or the Business is a party or to which Seller, the Business or any such Intangible Property Rights is subject.

                           (f) Title to and Adequacy of Purchased Assets. Except
as disclosed on Schedule 4.6(f) hereto, Seller or Shareholders have, and on the date hereof will convey and transfer to Purchaser, good, complete and marketable title to all of the Purchased Assets, free and clear of all Encumbrances (or hereinafter defined) of any nature whatsoever. Except as set forth on Schedule 4.6(f), all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use, and to sell to Purchaser in accordance with the terms and provisions of this Agreement, all of the Purchased Assets without interference from and free of the rights and claims of others. The Purchased Assets constitute all the assets, properties, rights, privileges and interests necessary for Purchaser to own and operate the Business substantially in the same manner as it has been owned and operated by Seller since November 1, 1998. In this Agreement the term "Encumbrance" and "Encumbrances" shall mean, any security interest, chattel or real property mortgage or deed of trust, pledge, lien, assessment, restriction, court order or decree, option or any other encumbrance or adverse interest of any kind or nature imposed on or affecting any assets or properties, such as the Purchased Assets.

                  4.7 Labor and Employment Agreements; Employee Benefit Plans.

                           (a) Schedule 4.7 sets forth the name of each
director, officer and employee of Seller, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller. Seller also has furnished to Purchaser a complete copy of its employee handbook. Purchaser shall not have any obligation to continue, nor shall Purchaser have or incur any liability or obligation whatsoever arising out of, any personnel policies or practices, either written or oral, promulgated or followed by Seller. There has not been any increase in salaries, wages or benefits of or the awarding or payment of any bonuses to any officers or employees, the adoption of any new or amendment of any existing employee benefit plan, or the execution of any new, or the renewal, extension, or amendment of any existing, employment or consulting agreements that is not reflected on Schedule 4.7.

                           (b) Neither Seller nor the Business is a party or
subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract. Except to the extent set forth in Schedule 4.7, (i) there has been no strike or other work stoppage by, nor to the best knowledge of Selling Parties has there been any union organizing activity among, any of the employees of Seller during the past five (5) years; (ii) Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Selling Parties, threatened against Seller, nor, to the best knowledge of the Selling Parties, is there any factual basis for any such complaint.

                           (c) Except as otherwise described in Schedule 4.7
hereto, Seller does not have and, during the past five (5) years has not had any Employee Plans, including, without limitation, any funded Employee Plan which are required to be qualified under Section 401 of the Code. For purposes of this
Section 4.7, the term "Employee Plan" means all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or to any other person who provides services to Seller, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Code. The term Employee Plan includes, by way of example and not as a limitation, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans, and disability, medical, dental, worker's compensation, health insurance, life insurance, incentive plans, vacation benefits, and other fringe benefits and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. Any and all tax returns, reports, forms or other documents required to be filed by Seller under applicable federal, state or local law with respect to the Employee Plans set forth on Schedule 4.7 have been timely filed and are correct and complete in all respects; and any and all amounts due by Seller to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid.

                           (d) Except as set forth in Schedule 4.7, all Employee
Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Seller and its management, and Seller's employees) accurately reflect the documents and operations of each such Employee Plan. All contributions required to be made to or with respect to any Employee Plan have been completely and timely paid and all reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. No amount is due or owing from Seller to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Selling Parties, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any government entity have been filed or, to the best knowledge of the Selling Parties, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

                  4.8 The Assigned Contracts and Other Agreements. Schedule 1.1(b) contains accurate and complete lists of the Assigned Contracts, and
Schedule 4.8 hereto contains a list of all other contracts, agreements, indentures, notes, leases, or other instruments or commitments, written or oral, to which Seller is a party or is bound or which relates to or affects or could affect in any material respect any of the Purchased Assets, the Assumed Contractual Obligations or the Business or the consummation of the transactions contemplated by this Agreement (collectively the "Other Contracts"). Accurate and complete copies of all of the Assigned Contracts and the Other Contracts, including all amendments thereto and written waivers thereunder (collectively, the "Material Contracts"), have been furnished by the Selling Parties to Purchaser. The Material Contracts include, without limitation, all contracts, agreements, licenses, instruments commitments, understandings, written or oral, which:

                           (a) Grant a security interest or permit or provide
for the imposition of any other Encumbrance on, or provide for the disposition of, any of the Purchased Assets;

                           (b) Require the consent of any third party to or
would terminate as a result of the consummation by Seller of the transactions contemplated by this Agreement;

                           (c) Would restrict the use or disposition by
Purchaser after the date hereof of any of the Purchased Assets;

                           (d) Govern or relate to any of the Assumed
Contractual Obligations or which evidences any other liability or obligation, whether for borrowed money or otherwise, that would be accelerated by reason of the consummation of the transactions contemplated hereby; or

                           (e) If terminated would have a Material Adverse
Effect on the Business or the Purchased Assets.

         Each of the Material Contracts is a valid and binding obligation of Seller and, to the knowledge of the Selling Parties, of the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.8 hereto, there have not been any defaults by Seller or, to the best knowledge of the Selling Parties, defaults or any claims of default or claims of nonenforceability by the other party or parties under or with respect or any of the Material Contracts which, individually or in the aggregate, would have a Material Adverse Effect on the Seller, the Business or the Purchased Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, or both, would constitute a default by Seller, or to the best knowledge of the Selling Parties, by the other party or parties, under any of the Material Contracts or would cause a creation or imposition of any Encumbrance upon any of the Purchased Assets or otherwise would have a Material Adverse Effect on Seller or on the Business or such Assets.

                  4.9 Conflicts. Except as described on Schedule 4.9 hereto, neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or the Non-Competition Agreements will or could result in any of the following:

                           (a) A default or an event that, with notice or lapse
of time, or both, would be a default, breach or violation of the charter, bylaws or other governing instruments of Seller, or of any Material Contract;

                           (b) The termination of any Material Contract, or the
acceleration of the maturity of any indebtedness or other obligations of any of the Selling Parties;

                           (c) The creation or imposition of any Encumbrance on
any of the respective assets or properties of any of the Selling Parties, including any of the Purchased Assets;

                           (d) The creation or imposition of any new, or a
violation or breach of any existing, writ, injunction or decree that would become or is now applicable to or binding on any of the Selling Parties or any of their respective properties or any of the Purchased Assets or the Business;

                           (e) A loss or adverse modification of any License or
Permit or other authorization or right (contractual or other) to operate the Business, granted to or otherwise held by Seller or used in the Business, which would have a Material Adverse Effect on the Business, the Seller or Purchaser;

                           (f) The cessation or termination of or change in any
business relationship or arrangement between Seller and any third party that would have or could reasonably be expected to have a Material Adverse Effect on the Business, the Seller or Purchaser; or

                           (g) Any other consequence that would have or
reasonably could be expected to have a Material Adverse Effect on the Business, Seller or Purchaser.

                  4.10 Capitalization. The Shareholders own of record and beneficially all of the outstanding capital stock of Seller and no other person or entity is entitled to any ownership rights or rights to purchase ownership rights in the Seller.

                  4.11 Return Policies and Guaranties. There is contained in
Schedule 4.11 a description of (i) the Seller's return policies with respect to Collectible Coins sold by it (the "Return Policies"), and (ii) any guaranties or warranties, written or oral, that Seller has given or issued with respect to the authenticity, condition or any other features of the Collectible Coins its has sold and, in the case of written guaranties, Seller has furnished to Purchaser accurate and complete copies thereof. Seller has not extended or granted any return rights or given or made any guaranties or warranties with respect to any Collectible Coins, except for those set forth in Schedule 4.11. None of the customers of Seller has claimed to Seller, that any of the Collectible Coins sold by Seller are not authentic or are not in the condition represented to them either by Seller or its consignors. None of the Selling Parties knows of any Collectible Coins which have been sold by Seller that might reasonably be expected to be returned by any of its customers, except for returns that would not, either individually or in the aggregate, be material to the Business or require, in accordance with GAAP, the establishment of a reserve on the books of Seller. Except as otherwise set forth in Schedule 4.11, none of the Selling Parties has any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Seller or the Business, whether or not fully covered by insurance, for liability relating to the authenticity or condition of or any representations made with respect to any Collectible Coins sold by Seller or on account of its Return Policies or guaranties or warranties which would have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business, and adequate reserves have been set aside in the 2000 Balance Sheet for all of such claims and returns.

                  4.12 Insurance. Schedule 4.12 contains an accurate description (including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, worker's compensation, errors and omissions, and other forms of insurance maintained by or on behalf of Seller in connection with the Business as protection for the Purchased Assets and the Business. Except as set forth in Schedule 4.12 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past five (5) years. None of the Selling Parties has received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion. Seller has furnished to Purchaser a schedule of all insurance claims filed by Seller within the past three (3) years and the disposition thereof. No such claims have been denied by any of the Seller's insurers and Seller has not failed to comply with the requirements of any insurance policies which would provide any insurers the right to deny any claim.

                  4.13 Taxes and Tax Returns. The Seller has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and properly paid, or withheld for payment and paid, when due, all foreign, federal, state and local Taxes (as hereinafter defined) due or claimed to be due from it, and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of Selling Parties, threatened, nor any audit of Seller's records presently being made by any taxing authority. For purposes of this Agreement, (i) the term "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, but not limited to, information returns or reports related to back-up withholding and any payments to third parties) relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. Purchaser shall have no liability or obligation whatsoever, and shall not incur any loss, expense or cost, and none of the Purchased Assets, or any assets of Purchaser, shall be subjected to any Encumbrance, by reason of any Taxes arising out of (x) the Business as conducted by Seller prior to the consummation of the sale hereunder of the Purchased Assets to Purchaser, (y) any other operations or activities of Seller whether conducted prior to the date hereof or hereafter, or (z) the distribution of any of the Cash Consideration or CUI Shares to the Shareholders or the liquidation or dissolution of Seller after the date hereof. The

Selling Parties further represent and warrant that they are relying solely on their own accountants and advisors for advice as to the tax consequences to them of the transactions contemplated hereby.

                  4.14 Compliance with Law/Permits.

                           (a) Except as set forth in Schedule 4.14(a) hereto,
Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a Material Adverse Effect on Seller, the Business or the Purchased Assets, including, without limitation, laws and regulations applicable to sales of Collectible Coins. Except as disclosed in Schedule 4.14(a) hereto, no unresolved (i) charges of violations of laws or regulations have been made or threatened, (ii) proceedings or investigations are pending or have been threatened, and (iii) citations or notices of deficiency have been issued or have been threatened, against Seller or the Business by any governmental authorities, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller, the Business or the Purchased Assets; and, to the best knowledge of the Selling Parties, there are no facts or circumstances upon which any such charges, proceedings, investigations, or citations or deficiency notices, may be instituted, issued or brought hereafter.

                           (b) Schedule 4.14(b) contains a true, correct and
complete list of all governmental licenses, permits, authorizations, franchises, or certificates or rights (contractual or other) to operate the Business, that are held by Seller (collectively, "Licenses and Permits"). Such Licenses and Permits are the only licenses, permits, authorizations, franchises, certificates and rights to operate required for operation of the Business, as it has been conducted since November 1, 1998, and all of such Licenses and Permits are in full force and effect at the date hereof. Except as otherwise set forth in
Schedule 4.14(b), the Business is in compliance with the conditions and requirements imposed by or in connection with such Licenses and Permits, a list of which conditions and requirements is set forth in Schedule 4.14(b). Seller has not received any notice, nor does any Selling Party have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that there are valid grounds for any such cancellation, termination or modification.

                  4.15 Litigation and Proceedings. Except as set forth in
Schedule 4.15 hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in an action brought by or on behalf of any of the Selling Parties, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Selling Parties, threatened, against the Seller, the Business or the Purchased Assets, which involves the possibility of any judgment or liability, or which may become a claim, against Purchaser, the Business or the Purchased Assets. Except as set forth in Schedule 4.15, the Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of the Purchased Assets or the Business.

                  4.16 Certain Transactions. Except as set forth in Schedule 4.16, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, officers, directors, or employees of Seller, or any person that is related to, or any person or entity that is affiliated with, any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase, sale or lease of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. No existing or former shareholder, director, officer or employee of Seller has any claims against or disputes with Seller which could result in the imposition of any liability, judgment or Encumbrance against the Business or any of the Purchased Assets or, following consummation of the transactions contemplated hereby, against the Purchaser.

                  4.17 Environmental and Safety Matters. Except as set forth in
Schedule 4.17, Seller has complied with, and the operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, regional and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to the Business or the Purchased Assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received or threatened against Seller, and to the best knowledge of the Selling Parties, is there any factual basis for the giving of any such notice. Except as set forth in Schedule 4.17, no underground or above-ground storage tanks or surface impoundments are located on any of the real properties that are used, operated, leased or owned by Seller and (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by Seller or, to the best knowledge of the Selling Parties, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a Material Adverse Effect on the Business or on Seller. Seller has not disposed, or had disposed of on its behalf, toxic or hazardous substances at any site other than a federal and state licensed hazardous waste treatment, storage and disposal facility and, to the best knowledge of the Selling Parties, each such facility is not currently listed, or threatened to be listed, on any state or federal "superfund" list. For the purposes of this Section 4.17, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and
(iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

                  4.18 Operational Restrictions. Seller is not a party to any undisclosed agreement or instrument, and none of Seller, the Business or the Purchased Assets is subject to any undisclosed charter or other corporate or contractual restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which has had or could reasonably be expected to have a Material Adverse Effect on Seller, the Business or the Purchased Assets. Except as disclosed in Schedule 4.18, none of the Selling Parties knows of any facts, circumstances or events which has had, or with the passage of time may have, a Material Adverse Effect on Seller, the Business or the Purchased Assets.

                  4.19 No Brokers. None of the Selling Parties has retained or used the services of an agent, finder or broker in connection with the transactions contemplated by this Agreement. The Selling Parties jointly and severally shall pay, and shall indemnify, hold harmless and defend Purchaser from and against, all commissions, finder's and other fees and expenses charged or asserted by any agent, finder or broker, by reason of any such retention or use of the services of any such agent, finder or broker by any of the Selling Parties.

                  4.20 Representations and Warranties of the Selling Parties. The representations and warranties of the Selling Parties contained herein, and the disclosures contained in the Selling Parties' Disclosure Schedules do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any such statement contained therein, in light of the circumstances under which such statement was made, not misleading.

                  4.21 The CUI Shares -- Securities Law Compliance. The Selling Parties jointly and severally represent and warrant that:

                           (a) Each Selling Party has been advised and
understands and agrees that the CUI Shares will not be registered under the Securities Act of 1933 as amended (the "Securities Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein or by any of the Selling Parties, and, in this connection, CUI, in issuing the CUI Shares, to Seller, is relying on the accuracy and completeness of the representations of the Selling Parties set forth in this Subsection 4.21.

                           (b) The Selling Parties are acquiring the CUI Shares
for their own account, and not as nominees or agents for any other persons, and for investment and not with a view to distribution or resale thereof.

                           (c) The Selling Parties acknowledge that they have
been informed and understand the CUI Shares may not be sold or transferred except in compliance with the Securities Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144, under the Securities Act will become available to permit resales of the CUI Shares.

                           (d) The Selling Parties and their professional
advisors have been furnished with such information regarding CUI and the CUI Shares as they have requested of CUI and have had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

                           (e) Each of the Selling Parties is an "Accredited
Investor" as defined in Regulation D under the Securities Act.

                           (f) Each of the Selling Parties acknowledges and
agrees that until the CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the Securities Act, may not be made unless CUI has received an opinion of counsel, reasonably acceptable to it, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the Securities Act.

                           (g) Each of the Selling Parties acknowledges and
agrees that the certificates representing the CUI Shares shall contain a restrictive legend in the form set forth in Exhibit H hereto or a restrictive legend that is substantially similar thereto.

         5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Selling Parties, as of the date hereof and as of the Closing Date, the following:

                  5.1 Due Incorporation of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties, to carry on its business as now owned and operated and to enter into and consummate the transactions contemplated by this Agreement. A copy of Purchaser's Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, which will be delivered to Seller at Closing, will be complete and correct and, since the respective date of such certification, there will not be any amendments to such Certificate of Incorporation.

                  5.2 Authority Relative to this Agreement. CUI has all necessary corporate power and authority to execute and deliver this Agreement and each of the Related Agreements that it is required to execute and deliver pursuant hereto and to perform its obligations under this Agreement and each of such Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of CUI, and no other corporate proceedings on the part of CUI are necessary to authorize this Agreement or any of such Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which CUI is a party have been duly and validly executed and delivered by each of CUI and constitute, assuming the due authorization, execution and delivery hereof by Seller and the Shareholders, the valid, legal and binding agreements of CUI, enforceable against CUI in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  5.3 Capitalization.

                           (a) The authorized capital stock of Purchaser
consists of (i) 45,000,000 (par value $0.001) shares of CUI Common Stock, of which 24,425,076 shares of CUI Common Stock were issued and outstanding as of February 29, 2000; and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding. All of the outstanding shares of CUI Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of February 29, 2000, 3,488,617 shares of CUI Common Stock were reserved for issuance upon or otherwise deliverable in connection with the exercise of outstanding options or warrants (the "Reserved Shares"). Between February 29, 2000 and the date hereof, no shares of CUI's capital stock have been issued, other than pursuant to the exercise of stock options or warrants that entitled the holders thereof to purchase Reserved Shares and except for grants of stock options to employees, officers and directors made in the ordinary course of business and consistent with past practice that would entitle the holders thereof to purchase Reserved Shares. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of CUI (ii) no securities of CUI or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of CUI (iii) no options or other rights to acquire from CUI or its subsidiaries and no obligations of CUI or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CUI, and (iv) no equity equivalent interests in the ownership or earnings of CUI or its subsidiaries or other similar rights (collectively, "CUI Securities"). As of the date hereof, there are no outstanding obligations of CUI or any of its subsidiaries to repurchase, redeem or otherwise acquire any CUI Shares other than pursuant to stock option or purchase agreements under employee stock plans. There are no shareholder agreements, voting trusts or other agreements or understandings to which CUI is a party or by which it is bound relating to the voting of any shares of capital stock of CUI.

                           (b) The CUI's Common Stock Shares have been
registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (c) When issued pursuant to Section 2.1 upon
consummation of the sale of the Purchased Assets by Seller to Purchaser hereunder, the CUI Shares shall be validly issued, fully paid, nonassessable and free of preemptive rights of any stockholders of CUI.

                  5.4 SEC Reports; Financial Statements.

                           (a) CUI filed with the SEC its final prospectus dated
November 4, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus") and its quarterly reports on Form 10Q for the quarters ended September 30, 1999 and December 31, 1999, respectively, under the Exchange Act (the "10Qs" and, together with the Prospectus, the "CUI SEC Reports"). Each such CUI SEC Report complied, at the time that it was filed with the SEC, in all material respects with all applicable requirements of the Securities Act (in the case of the Prospectus), and the Exchange Act (in the case of the 10Qs), as in effect on the dates such Reports were filed. None of such CUI SEC Reports, including any financial statements or schedules included therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a subsequently filed CUI SEC Report that corrected any information contained in a previously filed CUI SEC Report. The audited and any unaudited consolidated financial statements of CUI included in the CUI SEC Reports fairly presented, as of the dates thereof, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for the absence of footnotes in the unaudited financial statements), the consolidated financial position of CUI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any interim financial statements, to normal year-end adjustments).

                           (b) Except as otherwise disclosed in Schedule 5.4
hereto, no change in the business, assets, liabilities, condition, or results of operations of CUI has occurred between the date of filing of the most recently filed of the CUI SEC Reports and the date hereof that would cause such CUI SEC Report, including the financial and schedules included therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated therein or that would be necessary in order to make any statement of material fact contained therein, as of the date hereof, not misleading.

                  5.5 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under applicable requirements of state securities or blue sky laws, no filing with or notice to, and no permit, authorization, consent or approval of any governmental entity is necessary for the execution and delivery by CUI of this Agreement or any of the Related Agreements to which it is a party or the consummation by CUI of the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or any of such Related Agreements nor the consummation by CUI of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of CUI, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Encumbrance) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CUI is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CUI any of its properties or assets, except where any of the above-described conflicts, breaches, violations, defaults or other adverse consequences would not have a Material Adverse Effect on CUI.

                  5.6 Brokers. No broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CUI. CUI shall indemnify and hold the Selling Parties harmless from any fees or commissions or other amounts payable by reason of the existence of any such arrangements.

                  5.7 Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained herein do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the material facts contained therein not misleading.

         6. Obligations Following Closing.

                  6.1 Termination of Security Interests and Encumbrances. If the Selling Parties fail to remove or cause to be removed, without liability or cost or expense to Purchaser and without the disposition of any of the Purchased Assets, any security interest or other Encumbrance on any of the Purchased Assets that was in existence on or prior to the date hereof, or any Encumbrance that is imposed or placed on any of the Purchased Assets (or any replacements thereof) or to which they may become subject after the date hereof as a result of any act or omission of any of the Selling Parties, occurring on, prior to or after the date hereof, then, without limiting any other right or remedy the Purchaser may have, the Selling Parties shall, jointly and severally, cause such security interest or other Encumbrance to be promptly removed at no expense or liability to Purchaser, and without any reduction or disposition of any of the Purchased Assets.

                  6.2 Further Assurances. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

                  6.3 Taxes. The Selling Parties, jointly and severally, shall pay all Taxes of any kind or nature arising from (i) the conduct or operation of the Business up to the Closing Date and the conduct or operation by Seller, prior to or after the Closing Date, of any other business or business activities or operations; (ii) consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar Taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Purchaser; and (iii) any liquidation, partial or whole, of Seller or any distributions or payments made by Seller to either of the Shareholders of the Cash Consideration or CUI

Shares or of any of the Excluded Assets or Retained Liabilities. If any Taxes required under this Section 6.3 to be borne by any of the Selling Parties are assessed against Purchaser, the Business or any of the Purchased Assets, Purchaser shall notify Seller or Shareholders in writing promptly thereafter and Seller and Shareholders shall be entitled to contest, in good faith, such assessment or charge so long as such assessment does not adversely affect Purchaser, the Business or the Purchased Assets and does not result in the imposition of any assessment or Encumbrance on any of the Purchased Assets.

                  6.4 Change of Corporate Name. On the date hereof, Seller shall cease the use of the name "Auctions by Bowers and Merena" and any other name or trade mark or brand that contains the names of either of the Shareholders or may otherwise be confusingly similar to the current name of Seller, provided that Seller may use the name "Auctions by Bowers and Merena, Inc." after the date hereof for the limited purpose of collecting accounts receivable of Seller existing as of the Closing Date, the payment of accounts payable existing as of the Closing Date and the winding up of Seller's business in such a manner that doesn't interfere with the business of Purchaser. In addition, on or before the second business day following the date hereof, (i) the Seller's Board of Directors and Shareholders shall take all necessary corporate action to amend Seller's Articles or Certificate of Incorporation to change the name of the Seller to a name that does not contain the names Bowers or Merena and is not confusingly similar to "Auctions by Bowers and Merena" (ii) the Seller shall deliver to Purchaser such documents and instruments, duly executed by the appropriate officers and directors of Seller, that are required to be filed with the appropriate governmental authorities in New Hampshire to effectuate such corporate name change (the "Name Change Documents") for filing by Purchaser with those governmental authorities. Notwithstanding the foregoing restrictions, Seller and the Shareholders may use the name "Auctions by Bowers and Merena" after the date hereof solely for purposes of filing Tax Returns and preparing other accounting reports and records of Seller or Shareholders relating to periods ended before the date hereof and to endorse over to Purchaser checks or drafts received in payment of any of the Assigned Receivables that are sent to Seller, and for no other purposes.

                  6.5 Financial Books and Records. For a period of five (5) years hereafter, Purchaser shall provide the Shareholders, on at least 10 days prior notice from them, access during normal business hours to any books or records relating to the Business, as it was conducted prior to the date hereof, or relating to the Purchased Assets, which they may need to file tax returns or other filings or to defend litigation, filed prior or subsequent to the date hereof, which relate to periods prior to the date hereof.

                  6.6 Offers of Employment to Seller's Employees. Seller hereby agrees that Purchaser shall be entitled to offer employment to any or all of Seller's employees as Purchaser deems to be appropriate. Seller further agrees to provide such assistance and cooperation to Purchaser as it may reasonably request in connection with Purchaser's efforts to hire the employees of Seller and neither Seller nor the Shareholders shall offer employment to any of such employees; provided, however, that Purchaser's hiring of such employees pursuant to such offers shall be strictly conditioned on the Closing of the transactions contemplated hereby.

                  6.7 Selling Parties' Expenses. Each of the Selling Parties shall pay all of the respective costs and expenses incurred or to be incurred by such Selling Party in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement.

                  6.8 Assistance with Audit. The Selling Parties agree to render, promptly and diligently, such assistance as Purchaser may reasonably request in connection with an independent audit of the Seller's financial statements for each of the fiscal years in the two year period ended October 31, 1999. Such independent audit shall be conducted by Leone, McDonnell & Roberts (the "Auditors").

         7. Conditions Precedent. Attached in Exhibit K hereto are the respective conditions precedent to each party's obligations hereunder that have been satisfied in order to enable the parties to consummate, on the date hereof, the transactions contemplated hereby (the "Closing").

         8. Closing Deliveries. Exhibit L hereto contains a list of the documents and instruments that are being delivered concurrently herewith by each of the Parties for the purpose of and in connection with the consummation of the transactions contemplated hereby (the "Closing Documents").

         9. Survival. All of the respective representations and warranties of the Selling Parties and Purchaser set forth in this Agreement or in any of such party's Disclosure Schedules, or in any certificates delivered by such party on the date hereof pursuant to Section 7 or Section 8 ("Closing Certificates"), shall survive the Closing and shall continue in full force and effect, until the expiration of two (2) years following the Closing Date (the "Survival Period"), except that the Survival Period with respect to any representation or warranty of the Selling Parties contained in Section 4.1 (Authority and Binding Effect),
Section 4.6(f) (Title to Purchased Assets) or Section 4.13 (Taxes) or from any breach of any of the covenants of the Selling Parties contained in Section 6.3, and with respect to the representation and warranties of Purchaser in Section
5.2 (Authority Relative to this Agreement) or in Section 5.3 (Capitalization) shall be equal to statutory limitations period under whichever of New Hampshire or federal law is applicable thereto, regardless of any investigation, verification, knowledge or approval by the party hereto for whose benefit such representation and warranty was made, or by anyone on its behalf. Any covenants of any party hereto that cannot be or is not fully performed by such party on or prior to the date hereof shall survive the Closing until fully and finally performed in accordance with this Agreement.

         10. Indemnification.

                  10.1 Indemnification of Purchaser. Subject to Section 10.4, from and after the date of this Agreement the Selling Parties shall jointly and severally indemnify and hold harmless and defend Purchaser and its affiliates, officers, directors, stockholders (other than the Selling Parties), and its representatives and agents and the respective successors and assigns of the foregoing (collectively and including Purchaser, the "Purchaser Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Purchaser Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                           (a) the existence on or prior to this date of any
undisclosed occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of any of the Selling Parties contained in this Agreement, or in their Disclosure Schedules or in the factual certificates delivered by the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                           (b) Any breach or failure to perform any of the
covenants or agreements of any of the Selling Parties contained in this Agreement; and

                           (c) the failure of the Selling Parties to pay, when
due, (i) any of the Retained Liabilities, (ii) any of the Taxes required to be paid by the Selling Parties as required by Section

6.3, or (iii) any of the Selling Parties' Transaction Expenses required to be paid by them pursuant to Section 6.8.

                  The liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 shall be joint and several.

                  10.2 Indemnification of Selling Parties. Subject to Section 10.4, from and after the Closing Date, the Purchaser shall indemnify and hold harmless and defend the Selling Parties and their affiliates, officers, directors, stockholders, representatives and agents and their respective successor and assigns (collectively, and including Seller and the Shareholders, the "Seller Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Seller Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                           (a) the existence on this date of any undisclosed
occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of the Purchaser contained in this Agreement or in the factual certificate delivered by Purchaser to the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                           (b) Any breach or failure to perform any of the
covenants or agreements of the Purchaser contained in this Agreement;

                           (c) the failure of Purchaser to pay, when due or
otherwise discharge without liability to the Selling Parties, any of the Assumed Contractual Obligations; and

                           (d) liabilities that may arise out of the conduct of
the Business by Purchaser unless they are incurred as a result of acts or omissions of any of the Selling Parties prior to the consummation of the transactions contemplated hereby.

                  10.3 Definition of Losses. For purposes of this Agreement, the term "Losses" means:

                           (a) any and all demands, claims, actions, suits,
investigations and legal or other proceedings ("third party claims") brought against any Purchaser Indemnitees or any Seller Indemnitees (generically, an "Indemnified Party") and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and all reasonable costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by the Indemnified Party in connection with investigating, defending, settling or satisfying any such third party claims or in seeking indemnification hereunder; and

                           (b) any and all liabilities, damages, losses,
settlements, Taxes, assessments, penalties, fines and costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by any Indemnified Party, to the extent not reimbursed or paid for by insurance, whether or not such liabilities, damages, losses, Taxes, assessments, penalties, fines and costs and expenses have arisen from or were incurred in or as a result of any third party claim or any settlement thereof or judgment or award rendered therein; and

                           (c) interest on any amounts which an Indemnified
Party is entitled to receive in respect of any Indemnification Claim it may make from the date such Claim is made to the date the amount of the Losses incurred in respect thereof have been paid, at the prime rate published from time to time by Bank of America.

                  10.4 Certain Limitations. Any provision of this Agreement to the contrary notwithstanding, the respective indemnification obligations of the Selling Parties and Purchaser shall be subject to the following monetary limitations:

                           (a) Limitations on the Selling Parties' Indemnity
Obligations. The Selling Parties shall have no obligation to indemnify any of the Purchaser Indemnitees that would otherwise be entitled to indemnification under this Section 10, unless and until such Purchaser Indemnitees have incurred or suffered, in the aggregate, Losses for which they are entitled to indemnification hereunder and have submitted with respect to Indemnification Claims (as hereinafter defined) within the respective Survival Period applicable thereto, totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, the Selling Parties shall be liable to indemnify the Purchaser Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted within their respective Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration determined as of the date as of which the Indemnification Claim was made hereunder by any of the Purchaser Indemnitees (the "Selling Party Indemnification Ceiling"), provided that the maximum liability of Bowers, individually, shall not exceed 60% of the Selling Party Indemnification Ceiling, and the maximum liability of Merena, individually, shall not exceed 40% of the Selling Party Indemnification Ceiling.

                           (b) Limitations on Purchaser's Indemnity Obligations.
The Purchaser shall have no obligation to indemnify any of the Seller Indemnitees that would otherwise be entitled to indemnification under this
Section 9, unless and until such Seller Indemnified Parties have incurred or suffered, in the aggregate, a dollar amount of Losses for which they are entitled to indemnification hereunder and have submitted Indemnification Claims asserted within the respective Survival Periods, applicable thereto totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, Purchaser shall be liable to indemnify the Seller Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Purchaser to the Seller Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted by the Selling Parties within the Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration (determined as of the date of this Agreement) (the "Purchaser Indemnification Ceiling").

                  10.5 Assertion of Indemnification Claims. Any claim for indemnification hereunder (an "Indemnification Claim") by a party entitled to indemnification hereunder (an "Indemnified Party") must be set forth in writing, contain a reasonably detailed description of the nature of and the events or circumstances underlying any claim for indemnification hereunder and be received by the party obligated to provide indemnification therefor under this Section 10 (the "Indemnifying Party") not later than the expiration of the Survival Period applicable thereto (a "Survival Period Indemnification Claim"); provided, however, that if an Indemnified Party has submitted an Indemnification Claim prior to the expiration of the Survival Period applicable thereto, then, such Indemnified Party's right to be indemnified therefor shall survive the expiration of such applicable Survival Period until such Indemnification Claim is finally resolved and paid.

                  10.6 Third-Party Claims. If an Indemnified Party (whether it is a Purchaser Indemnitee or a Seller Indemnitee) becomes aware of a third-party claim that such Indemnified Party believes, in good faith, may result in the assertion by it of an Indemnification Claim hereunder, such

Indemnified Party shall notify Bowers, as representative of the Selling Parties (in the case of a Indemnification Claim being made by a Purchaser Indemnitee) or the Purchaser (in the case of a Indemnification Claim being made by a Seller Indemnitee) of such claim; provided, however, that any delay in providing or failure to provide such notification shall not affect the right of the Indemnified Parties to indemnification hereunder except to the extent the Indemnifying Parties are materially prejudiced by the delay or failure. The Indemnifying Parties, or any of them, may elect, by written notice to the Indemnified Parties, to assume and direct, at their sole expense, the defense of any such third-party claim, and shall, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Parties. After the assumption of such defense by Indemnifying Parties, or any of them, with counsel reasonably acceptable to the Indemnified Parties, and for so long as Indemnifying Parties are conducting such defense on a diligent and in timely basis, the Indemnifying Parties shall not be responsible for the payment of legal fees or expenses incurred thereafter by any of the Indemnified Parties (who may, however, continue to participate in the defense of such third party claim with separate counsel and at their own expense); provided, however, that, the Indemnifying Party or Parties, as the case may be, shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Parties in each jurisdiction in which any third-party claim is brought or is pending if any of the Indemnifying Parties and any of the Indemnified Parties have conflicting positions with respect to such third-party claim or if any of the Indemnifying Parties, on the one hand, or any of the Indemnified Parties, on the other hand, have defenses not available to the other. If none of the Indemnifying Parties undertakes the defense of any such third party claim in accordance with the provisions hereof, or if any of them discontinue the diligent and timely conduct thereof, any of the Indemnified Parties may undertake such defense and the Indemnifying Parties in such event shall be jointly and severally responsible for reimbursing the Indemnified Parties for their legal fees and expenses in connection therewith as and when such legal fees and expenses are incurred by them. Neither the Indemnifying Parties nor the Indemnified Parties may settle or compromise any such third-party claim without the prior written consent of the other, which consent shall not be unreasonably withheld, except that the Indemnified Party or Parties (as the case may be) may do so if none of the Indemnifying Parties with respect to the third party claim has assumed the defense thereof in accordance with this Section 10.6 or any of the Indemnifying Parties has breached, or has notified the Indemnified Parties that that such Indemnifying Parties are disputing, their indemnification obligations hereunder with respect to such third party claim.

                  10.7 Disputes. If an Indemnifying Party disputes its obligations hereunder with respect to an Indemnification Claim made against it by an Indemnified Party, including any disputes regarding the amount of the Losses incurred by the Indemnified Party or the amounts payable in respect thereof by the Indemnifying Party or Parties, such Indemnifying Party shall notify the Indemnified Party thereof in writing promptly after receipt of the assertion in writing by any of the Indemnified Parties of an Indemnification Claim hereunder. If the parties cannot resolve the dispute by mutual agreement within thirty (30) days after the receipt by the Indemnified Party of such dispute notice, then, either party may bring an action to enforce its rights or the other party's obligations hereunder in accordance with Section 12.10 hereof.

                  10.8 Exclusive Remedy. Notwithstanding any other provision of this Agreement or applicable law to the contrary, the rights and remedies provided for in this Section 10 shall be the sole and exclusive remedies of the parties for any Indemnification Claims asserted by them or any other claims for which indemnification would be available hereunder if they had been brought within the Survival Period applicable thereto and once the applicable Survival Period has expired, no claims may be made by an Indemnified Party, whether pursuant to this Agreement or under any applicable laws, federal or state, against an Indemnifying Party with respect to any such matter; provided, however, that nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any claim of fraud or intentional misrepresentation with the respect to this Agreement, the Disclosure Schedules or the Closing Certificates.

         11. Confidentiality. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) by one party to the other, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by the receiving party, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party, or (c) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party, unless such knowledge was acquired from a person who the receiving party knew was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure or confidentiality to the disclosing party. The restrictions contained in this Section 11 that are applicable to Purchaser shall terminate upon consummation of the transactions contemplated by this Agreement.

         12. Miscellaneous.

                  12.1 Assignment; Binding Nature of Agreement. No party hereto may assign this Agreement, or such party's rights, nor delegate such party's duties hereunder, without the prior written consent of the other parties hereto; except that a Shareholder may assign its rights to payment of any or all of the Cash Consideration and may contribute, without consideration, any or all of the CUI Shares distributed to him pursuant hereto (but may not delegate his duties hereunder), to a family trust or other trust established by him for estate planning purposes or for the benefit of his family members, on not less than 10 days prior written notice to, but without having to obtain the consent of, the Purchaser with respect thereto, provided that any trust to which that assignment or contribution is made enters into an binding and enforceable agreement entitling the Purchaser Indemnitees to recover any Losses for which they are entitled to be indemnified pursuant to Section 10 hereof, from such trust to the extent of the Cash or Stock Consideration assigned or contributed to it by the transferring Shareholder. Subject to the foregoing limitations on assignment, this Agreement shall be binding on and inure to the benefit of each of the parties and their respective heirs, legatees, legal representatives, personal representatives, successors and permitted assigns and the provisions of Section 10 shall inure to the benefit of the Purchaser Indemnitees and the Seller Indemnitees in accordance with the terms thereof.

                  12.2 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  12.3 Governing Law. This Agreement is deemed to have been made in the State of New Hampshire, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of New Hampshire for contracts made and to be performed in that state.

                  12.4 Entire Agreement; Amendment. This Agreement, and the Exhibits and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto, constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

                  12.5 Waiver. No waiver by one party of another party's obligations, or of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party.

                  12.6 Publicity. The parties agree to consult with each other and to cooperate prior to issuing any press release or other public announcement with respect to the transactions contemplated by this Agreement. No such press release shall be issued by any party without the prior written consent of the other party; provided, however, that due to the fact that Purchaser's shares are registered under the Exchange Act, Purchaser may publish such a release or other public disclosure even if any or all of the Selling Parties has refused to give its consent thereto, if the release or public disclosure, in the reasonable judgment of the Purchaser, is required for it to meet, on a timely basis, its obligations under the federal securities laws or regulations applicable to it.

                  12.7 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) on the date of delivery if delivered in person; (ii) on the second business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission and a true and correct copy thereof is sent by first class mail to the party to which the fax was sent within two (2) business days thereafter; or (iii) on the fourth business day following the deposit thereof in the United States Mails, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed, as set forth on Exhibit M hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified in Exhibit M hereto.

                  12.8 Interpretation; Headings. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to" and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear; and (iii) the Recitals to this Agreement are fully incorporated into and are an integral part of this Agreement.

                  12.9 Joint and Several Obligations. The obligations of each of the Selling Parties under this Agreement shall be joint and several. All payments or performances rendered by Purchaser to any of the Selling Parties shall be deemed to be rendered to all of the Selling Parties.

                  12.10 Jurisdiction. In the event of a controversy or dispute between the parties with respect to this Agreement, its interpretation or the performance or non-performance (actual or alleged) of this Agreement, either party may bring an action, suit or other proceeding with respect thereto, provided, however, that (i) if the party bringing such action, suit or other proceeding is the one of the Selling Parties, such Selling Party shall bring such action, suit or other proceeding exclusively in the courts situated in Orange County, California; or (ii) if the party bringing such action, suit or other proceeding is the Purchaser or any of the Purchaser Indemnified Parties, it shall bring such action, suit or other proceeding exclusively in the courts situated in the State of New Hampshire; and, provided, further, that once a party has brought an action, suit or proceeding in the applicable court designated in this Section 12.9, the other party may assert any counterclaims or cross-claims it may have in that proceeding, rather than having to bring them in the other jurisdiction specified in the first sentence of this Section 12.9 Each party hereto agrees not to challenge the subject-matter or personal jurisdiction or the venue of, nor to assert the defense of forum nonconveniens with respect to, whichever of the Orange County California or New Hampshire court (as the case may be) has such exclusive jurisdiction over any such action, suit or other proceeding pursuant to the immediately preceding sentence of this Section 12.9. Each party also agrees to accept, and not to contest the adequacy of, service of process in any such action, suit or proceeding that is delivered by certified or registered mail addressed to such party.

                  12.11 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH PARTY'S RIGHTS TO A TRIAL BY JURY WITH RESPECT IN ANY LEGAL PROCEEDING THAT MAY BE BROUGHT AS A RESULT OF ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN THE PARTIES RELATING TO OR ARISING OUT OF THIS AGREEMENT AND EACH PARTY EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING SHALL BE THE JUDGE.

                  12.12 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PURCHASER"                                  "SELLER"

COLLECTORS UNIVERSE, INC.                    BOWERS AND MERENA GALLERIES, INC.
a Delaware corporation                       a New Hampshire corporation


By: /s/ David G. Hall                        By: /s/ Q. David Bowers
    ---------------------------------            -------------------------------



                                             By: /s/ Raymond N. Merena
                                                 -------------------------------


                                             THE "SHAREHOLDERS"


                                             /s/ Q. David Bowers
                                             -----------------------------------


                                             /s/ Raymond N. Merena
                                             -----------------------------------

                            ASSET PURCHASE AGREEMENT

                              SCHEDULES AND EXHIBIT

Exhibit A        Form of Company Non-Competition Agreement
Exhibit B        Form of Shareholder Non-Competition Agreement
Exhibit C        Purchase Price Allocation
Exhibit D        Bill of Sale and Assumption Agreement
Exhibit E        Intentionally omitted
Exhibit F        Form of Employment Agreement for David Bowers
Exhibit G        Form of Employment Agreement for Ray Merena
Exhibit H        Form of Securities Restrictive Legend
Exhibit I        Matters to be addressed in Opinion of the Selling
                 Parties' counsel
Exhibit J        Matters to be addressed in Opinion of Purchaser's counsel
Exhibit K        Conditions Precedent
Exhibit L        Closing Documents and Deliveries
Exhibit M        Addresses of the Parties for Notice Purposes

SCHEDULES

Selling Party Disclosure Schedules:

Schedule 1.1(a)  Fixed Assets
Schedule 1.1(b)  Assigned Contracts
Schedule 1.1(e)  Intangible Property Rights
Schedule 1.2     Excluded Assets
Schedule 2.3     Allocation of Purchase Price
Schedule 3.1     Assumed Contractual Obligations
Schedule 4.2     Qualifications to do Business
Schedule 4.4     Undisclosed Liabilities
Schedule 4.5     Certain Changes
Schedule 4.6(d)  Consigned Collectibles and Security Measures
Schedule 4.6(e)  Intangible Property Right Infringements
Schedule 4.6(f)  Exceptions to Title
Schedule 4.7     Labor and Employment Matters
Schedule 4.8     Material Contracts
Schedule 4.9     Conflicts
Schedule 4.10    Customers and Suppliers
Schedule 4.11    Product Warranties and Return Policies
Schedule 4.12    Insurance
Schedule 4.14(a) Compliance With Laws
Schedule 4.14(b) Licenses and Permits
Schedule 4.15    Litigation
Schedule 4.16    Certain Transactions
Schedule 4.17    Environmental and Safety Matters
Schedule 4.18    Operational Restrictions

Purchaser Disclosure Schedule:

Schedule 5.4     Certain Changes

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 9th day of March 2000 (the "Agreement"), among COLLECTORS UNIVERSE, INC., a Delaware corporation ("Purchaser" or "CUI"), BOWERS AND MERENA RESEARCH, INC., a New Hampshire corporation ("Seller"), Q. DAVID BOWERS, one of the two shareholders of Seller ("Bowers"), and RAYMOND N. MERENA ("Merena"), the other shareholder of Seller, who together with Bowers are sometimes referred to herein, collectively, as the "Shareholders" or individually as a "Shareholder." Seller and the Shareholders shall sometimes be referred to collectively in this Agreement as the "Selling Parties."

                                R E C I T A L S:

         A. Seller owns and operates a business in which it acquires, either by purchase or by consignment, rare coins and coins having numismatic value (hereinafter "Collectible Coins"), and markets and resells Collectible Coins at in-person and telephonic auctions that it organizes and conducts periodically (the "Business").

         B. Seller desires to sell and Purchaser desires to purchase the Business and substantially all of the assets used in the Business, and Purchaser is willing to assume certain specified obligations of Seller that have arisen in the ordinary course of the Business, all upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties and covenants of each party contained herein, the parties agree as follows:

         1. Purchase and Sale of Assets.

                  1.1 Purchased Assets. On the terms the conditions set forth in this Agreement and subject to the exceptions set forth in Section 1.2 hereof, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, free and clear of any and all Encumbrances (as hereinafter defined), and Purchaser hereby agrees to purchase from Seller, effective as of the date hereof (the "Closing Date"), all of the assets, properties, rights or claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent (including all refunds, deposits, rights, claims or payments, whether now existing or ascertainable, or existing or ascertainable after the Closing Date) used in the operation of or otherwise in connection with the Business and owned by Seller or in which Seller has any interest of any type or nature (all of the foregoing being hereinafter referred to as the "Purchased Assets"). The Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to the following:

                           (a) Fixed Assets. All of the tangible personal
property, machinery, equipment, machine and electric parts, supplies, computers, office furniture and fixtures, vehicles wherever located, owned or used by Seller (collectively, the "Fixed Assets"), substantially all of the items of which are identified in Schedule 1.1(a) attached hereto.

                           (b) Assigned Contracts. All of the agreements,
contracts, leases, licenses, instruments, commitments and understandings, written or oral, that in any way relate to or affect, or are reasonably likely to affect, the conduct of the Business, its operating results or financial condition, or the Purchased Assets, including, but not limited to, agreements pursuant to which the Seller acquires inventory or obtains consignments or sells Collectible Coins and all contractual rights to payment thereunder and the contracts, leases and other agreements that are listed (or, in the case of oral agreements or understandings, that are described) on
Schedule 1.1(b) hereto (collectively, the "Assigned Contracts").

                           (c) Inventory. All inventory of coins purchased or
otherwise acquired by Seller (collectively, the "Inventory").

                           (d) Intentionally omitted.

                           (e) Intangible Property and other Assets. All of the
rights, title and interests of the Seller and the Shareholders in and to any intellectual property and intangible assets used in or relating to the Business, including but not limited to: (i) any customer or vendor lists, promotion lists and marketing data and advertising materials and compilations of names and requirements; (ii) the telephone numbers and internet addresses and websites used in or for the Business; (iii) all processes, formulations, methods, software (including documentation and source code listings), technology, know-how, formulae, trade secrets and inventions used in the Business; and (iv) all patents, copyrights, trade names, trademarks and service marks, and all applications filed therefor, together with all goodwill associated with the foregoing (collectively, the "Intangible Property Rights"). The Intangible Property Rights shall include, without limitation, the name "Auctions by Bowers and Merena" and all variations thereof and those intellectual property and property rights more specifically described in Schedule 1.1(e).

                           (f) Licenses and Permits. All Licenses and Permits
(as defined in Section 4.14(b) of this Agreement), but only to the extent such Licenses and Permits are transferable under applicable laws or regulations.

                           (g) Books and Records. All financial books and
accounting records and all files, lists, publications, databases and other records and data used in or relating to the Business, regardless of the medium on which such information is stored or maintained. Such information shall include, without limitation, all historical and projected financial statements of the Seller or the Business (whether internally prepared or prepared by any accountants), (ii) databases, lists and other information relating to or concerning the Purchased Assets or the liabilities (fixed and contingent) of the Seller or the Business, (iii) records, databases, lists and other information relating to or concerning, and correspondence between the Seller and, any of Seller's consignors, vendors, customers, independent contractors and service providers, (iv) any and all compilations, catalogs, price guides, databases and other information in the possession of Seller or used in the conduct of its Business that relate to Collectible Coins or any other products or services of Seller; and (v) any business plans and studies relating in any way to the Seller's past, current or future business or the industry in which the Seller operates.

                           (h) Any cause of action, claim, suit, proceeding,
judgment or demand, of whatsoever nature, of or held by Seller against any third parties arising out of the Business including, without limitation, the rights to any cause of action, claim, suit, proceeding, judgment or demand relating to past or present infringement of the Intangible Property Rights; and

                           (i) All goodwill associated with the Business and the
Purchased Assets, including the Intangible Property Rights.

                  1.2 Excluded Assets. Notwithstanding anything herein to the contrary, Purchaser shall not purchase and Seller shall not sell, but is retaining ownership of its rights, title and interests in and to all of the assets listed on Schedule 1.2 hereto (collectively, the "Excluded Assets").

                  1.3 Purchase of Additional Assets and Assumption of Additional Liabilities. During the period of time after Closing and ending five (5) days after delivery of the Closing Balance Sheet, as defined below, either Purchaser or Seller may propose the purchase and sale of any assets or the assumption of additional liabilities of Seller not purchased or assumed hereunder. In the event Purchaser or Seller proposes such a purchase or assumption, both parties agree to negotiate in good faith to consummate the purchase of such assets or assumption of such liabilities, provided that nothing herein shall be construed as a binding commitment to purchase or sell additional assets or assume or delegate additional liabilities.

         2. Purchase Price and Non-Competition Agreements.

                  2.1 Purchase Price. As consideration for the sale hereunder to Purchaser of the Purchased Assets, Purchaser shall pay to Seller a purchase price (the "Purchase Price") as follows:

                           (a) Cash. Cash in an amount equal to Five Hundred
Thousand Dollars ($500,000), which shall be payable to Seller at the Closing by bank cashiers check or wire transfer of funds (the "Cash Consideration"); and

                           (b) Shares of CUI Shares. The issuance to Seller at
the Closing of a total of Sixty Two Thousand Five Hundred (62,500), fully paid and nonassessable shares of common stock, par value $.001 per share, of Purchaser (the "CUI Shares")

                           (c) Assumption of Obligations. The assumption by
Purchaser, in the manner and to the extent provided in Section 3.1 below, of the obligations of Seller that are identified in Schedule 3.1 hereto (the "Assumed Contractual Obligations").

                  2.2 Certain Closing Prorations and Adjustments.

                           (a) Accrued and Prepaid Expenses. All utilities
charges, real and personal property rents and taxes, salaries and other accrued or prepaid expenses shall be prorated between Seller and Purchaser as of 12:01
A. M. on the Closing Date, and the net amount resulting from the foregoing in favor of Purchaser or Seller, as the case may be, shall then be paid to such party at the time the sale of the Business and Purchased Assets hereunder is consummated (the "Closing") and, if such prorations would result in a payment to Purchaser, the amount thereof shall be credited against the Cash Consideration. If such prorations are not accomplished at the Closing, then, as soon as practicable thereafter, representatives of Seller and Purchaser shall determine the amount thereof and that amount shall be paid to the party entitled thereto, within ten days after each such determination is made; provided, that if payments with respect to real or personal property taxes are based in whole or in part on the prior year's taxes, there shall be a later adjustment to reflect the current year's taxes when the invoice therefor is finally rendered.

                  2.3 Inventory. Seller shall provide Purchaser with an unaudited balance sheet as of the date of Closing (the "Closing Balance Sheet") within thirty (30) days following the Closing. In the event the value of the Inventory reflected on the Closing Balance Sheet is less than $2,500,000 (the "Projected Closing Value"), then the difference between the amount reflected on the Closing Balance Sheet and the Projected Closing Value shall be paid in cash by Seller to Purchaser within ten (10) days after delivery of the Closing Balance Sheet. In the event the value of the Inventory reflected on the Closing Balance Sheet is greater than the Projected Closing Value, the difference between such amounts shall be paid in cash by Purchaser to Seller within ten
(10) days after delivery of the Closing Balance

Sheet. Purchaser shall have ten (10) days after receipt of the Closing Balance Sheet to make comments and request changes thereto. If such comments are made, the period of time for payment of adjustments under this Section shall begin as of the date of agreement between the parties on the values reflected in the Closing Balance Sheet. If an agreement in the Closing Balance Sheet is not reached within fifteen (15) days after delivery of the Balance Sheet, the parties shall engage an independent appraiser to resolve such dispute, which shall be binding on both parties. The cost of such appraiser shall be shared equally between the Purchaser and Seller.

                  2.4 Non-Competition Agreements. Concurrently with the execution of this Agreement, Seller shall enter into a Non-Competition Agreement in the form of Exhibit A hereto with the Purchaser and each Shareholder shall enter into a Non-Competition Agreement in the form of Exhibit B hereto with the Purchaser.

                  2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the Non-Competition Agreements as set forth in Exhibit C attached hereto (the "Purchase Price Allocation"). Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), before any governmental agency charged with the collection of any tax or in any judicial proceeding, shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in Exhibit C. Additionally, the parties will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

         3. Obligations Being Assumed; Liabilities Not Being Assumed.

                  3.1 Obligations Being Assumed. Purchaser hereby agrees to assume and pay or otherwise discharge only the executory obligations arising from or after the Closing Date under the Assigned Contracts (the "Assumed Contractual Obligations"); provided, however, that Purchaser shall not be obligated to assume, and Purchaser shall not have any liability for or in connection with, any Assumed Contractual Obligation that is in default as of the Closing Date.

         Purchaser agrees that the payment or other discharge of the Assumed Contractual Obligations by Purchaser shall be without liability, cost or expense to the Selling Parties.

                  3.2 Obligations and Liabilities Not Being Assumed. Except for the Assumed Contractual Obligations, the Selling Parties shall retain and perform or otherwise discharge, without any liability, cost or expense to the Purchaser, and the Selling Parties further agree that Purchaser shall not be obligated to and shall not assume or perform or otherwise discharge, any liabilities or obligations of Seller or the Business, whether known or unknown, fixed or contingent, matured or unmatured, certain or uncertain, disclosed or undisclosed to Purchaser, and whether such liabilities or obligations have arisen prior hereto or may arise hereafter (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, but shall not be limited to, the following:

                           (a) Taxes. All Taxes (as defined in Section 4.13 of
this Agreement) that have arisen prior to the Closing or may arise thereafter out of any business or other operations conducted by Seller, either prior to or after the Closing Date.

                           (b) Encumbrances. Any Encumbrances (as defined in
Paragraph 4.6(f) hereof) on any of the Purchased Assets.


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

                           (c) Monetary Obligations. With the exception of the
Assumed Contractual Obligations, any accounts or notes payable, obligations for borrowed money, or purchase money or other indebtedness or monetary payment obligations of Seller, including notes or accounts payable or indebtedness due by Seller to either of its Shareholders or any members of their families or to any corporation or other business entity owned or controlled by Seller or any of the Shareholders or any members of the families of the Shareholders (collectively the "Affiliates").

                           (d) Claims and Legal Proceedings. Any claims,
demands, actions, suits or legal proceedings that are pending or have been or are asserted or threatened prior to or after the Closing against Seller, the Business or the Purchased Assets or the Purchaser that have arisen or arise in any way from or in connection with (i) the conduct or operation of the Business prior to the Closing, or (ii) any other business or non-business activities of Seller conducted prior to or after the Closing, including, without limitation any legal actions or proceedings that may be set forth in Schedule 4.15 hereto.

                           (e) Contingent Liabilities. Any liability,
deficiency, assessment, penalty, cost or expense arising out of the sale of the Purchased Assets or the conduct of the Business or any other activities by Seller or the Shareholders, whether or not disclosed in Seller's Financial Statements (as hereinafter defined) or in the Disclosure Schedules (as hereinafter defined).

                           (f) Employee Compensation. Any salaries or employee
or other benefits payable to employees or independent contractors, whether in the form of direct monetary compensation or benefits payable under any Employee Plan (as defined in Section 4.7), including under any bonus, incentive compensation or severance agreements or arrangements or any other understandings (written or oral) that Seller or the Shareholders may become obligated to pay by reason of the execution and delivery of or consummation of the transactions contemplated by this Agreement.

                           (g) Transaction Related Expenses. Any obligations or
liabilities incurred by Seller or the Shareholders that may arise out of the negotiation or execution of, or the consummation of, the transactions contemplated by this Agreement or the agreements to be entered into pursuant hereto, or obligations or liabilities incurred by Seller as a result of actions taken by Seller or either of the Shareholders in connection therewith.

         4. Representations and Warranties of the Selling Parties. The Selling Parties hereby jointly and severally make the representations and warranties set forth hereinafter in this Section 4 to the Purchaser. Concurrently herewith and in conjunction with the making of such representations and warranties, the Selling Parties have delivered to Purchaser Schedules 4.2 to 4.18 (collectively, the "Disclosure Schedules"). The representations and warranties of the Selling Parties made in each Subsection of this Section 4 are qualified by and to the extent of any disclosures expressly made in the Disclosure Schedule that corresponds, by number, to such Subsection of this Section 4, provided that a disclosure in any one section of the Disclosure Schedule may qualify a different Subsection of this Section 4 if a cross reference in that Disclosure Schedule is made to that other subsection of this Section 4. Additionally, for purposes of this Section 4, whenever a representation and warranty is stated to have been made to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to either or both of the Shareholders or to Chris Karstedt.

                  4.1 Authority and Binding Effect. Seller has the full requisite power and authority to execute and deliver this Agreement and the Non-Competition Agreement to which it will be a party. This Agreement and the Non-Competition Agreement of Seller, and the consummation by Seller of its


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

obligations contained herein and therein, have been duly authorized by all necessary corporate actions of Seller. The Seller and each of the Shareholders has duly executed and delivered this Agreement and the Non-Competition Agreement of such party. This Agreement is a valid and binding agreement of Seller and each of the Shareholders, enforceable against each of them in accordance with their its terms, and upon execution and delivery, each of the respective Non-Competition Agreements of Seller and Shareholder will be a valid and binding agreement of such party, and this Agreement and each such party's Non-Competition Agreement shall be enforceable against such party in accordance with their respective terms, except as enforceability of the respective obligations of Seller and Shareholders under this Agreement and such party's Non-Competition Agreement may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such Agreements are sought to be enforced in a proceeding at law or a proceeding in equity). No further action is required to be taken by any of the Selling Parties, nor is it necessary for any of the Selling Parties to obtain any action, approval, consent or release by or from any third persons, governmental or other, to enable each of the Selling Parties to enter into and perform their respective obligations under this Agreement and such party's Non-Competition Agreement.

                  4.2 Organization and Standing.

                           (a) Seller is a corporation duly organized, validly
existing and in good standing under the laws of the State of New Hampshire and Seller is authorized to do business in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such authorization necessary and where the failure to be so qualified would have a Material Adverse Effect (as hereinafter defined) on Seller or the Business. A list of each of such states is set forth in Schedule 4.2.

                           (b) Seller has the requisite corporate power and
authority to conduct the Business as now conducted and to own or lease (as the case may be) and to use such Assets in the conduct of the Business and to sell the Purchased Assets pursuant to this Agreement free and clear of all Encumbrances.

                           (c) Shareholders are the record and beneficial owners
of all of the issued and outstanding shares of capital stock of Seller.

                           (d) No actions or proceedings have been commenced or
threatened against any of the Selling Parties that, if adversely determined, would give rights to any person, other than Purchaser, in or to acquire the Business or any of the Purchased Assets or would otherwise interfere with the consummation of the transactions contemplated by this Agreement and no agreements or transactions have been entered into by any of the Selling Parties that, if consummated, would have such a consequence.
                           (e) The Seller has no subsidiaries and has no
ownership interest in any corporation, limited liability company, partnership (general or limited) or any other entity.

         Complete and correct copies of (i) Seller's Articles of Incorporation and all amendments thereto, certified by the New Hampshire Secretary of State, Seller's Bylaws, as amended to date, certified by an officer of Seller, and the minute books of Seller for the past three (3) years, have been furnished to Purchaser or its counsel. When used in this Agreement (i) the phrases "Material Adverse Effect on Seller" and "Material Adverse Effect on the Business" shall both mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or would or could reasonably be expected to affect materially and adversely, the Business or the Purchased Assets or the Seller (assuming for this purpose that the transactions contemplated hereby were not consummated) or the condition (financial or other), operating results or future prospects of the Business or the ability of Seller or Shareholders to consummate the transactions which it or they (as the case may be) are required to consummate hereunder or pursuant to the agreements being entered into by them pursuant hereto (the "Related Agreements"); and (ii) the phrase "Material Adverse Effect on Purchaser" shall mean a circumstance, state of facts, event, consequence, result or change that materially and adversely affects, or could reasonably be expected to affect materially and adversely, the condition (financial or other), operating results of CUI and its subsidiaries, considered as a whole, or the ability of Purchaser to consummate the transactions it is required to consummate hereunder or under any of the Related Agreements to which it is or will be a party.

                  4.3 Financial Statements. The Selling Parties have delivered to Purchaser true, complete and correct copies of financial statements of Seller consisting of (i) balance sheets, and related statements of income, cash flows and shareholders' equity, as of and for each of the years in the two-year period ended October 31, 1999, which were compiled by and are accompanied by a compilation report of Leone, McDonnell & Roberts, independent public accountants (the "Annual Financial Statements"), and (ii) a balance sheet (the "2000 Balance Sheet"), and related statements of income, cash flows and shareholders' equity, as of and for the three months ended January 31, 2000 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements (collectively, the "Seller Financial Statements") were prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fairly present, on an accrual basis, the financial condition of Seller and the results of its operations as at the relevant dates thereof and for the respective periods covered thereby and make provision for reserves that are adequate to cover bad debts, product returns and other contingencies to which either the Seller or the Business is or may be subject.

                  4.4 Undisclosed Liabilities. Except as set forth in the 2000 Balance Sheet or in Schedule 4.4, Seller does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that are not shown on the 2000 Balance Sheet (the "Undisclosed Liabilities"), other than liabilities incurred after January 31, 2000 in the ordinary course of the Business and consistent with past practice which, in any event, are not either individually or in the aggregate material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business. As to each Undisclosed Liability set forth on Schedule 4.4, the Selling Parties have provided the following information in or as an attachment to such Schedule 4.4:
(i) a summary description of such Undisclosed Liability, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, the identity of the claimant and of any other parties involved and, if the Undisclosed Liability is one that may arise from a suit, action or other proceeding, the court or agency in which such suit, action or other proceeding is being prosecuted, and (ii) the best estimate of the Selling Parties of the maximum amount, if any, which is likely to become payable with respect to any such contingent Undisclosed Liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

                  4.5 Absence of Certain Changes. Except as set forth in
Schedule 4.5, since October 31, 1999, there has not been:

                           (a) Any default or breach, or anticipated default or
breach, or any amendment, termination or revocation or, to the knowledge of the Seller or either of the Shareholders, any threatened amendment, termination, or revocation of, any of the Assigned Contracts to which Seller now is, or at any time during the year ended October 31, 1999 was, a party or any of the Assigned Receivables;

                           (b) Any actual or threatened amendment, termination
or revocation of any License or Permit (as hereinafter defined) required for the continued operation by Seller of the Business;

                           (c) Any sale, transfer, or other disposition of, or
the incurrence or imposition of any Encumbrance of any kind on or affecting, the Business or any of the Purchased Assets, except (i) sales of Collectible Coins from inventory and sales of obsolete equipment, in each case in the ordinary course of business and consistent with past practices of Seller, and (ii) Encumbrances for current personal property taxes not yet due and payable;

                           (d) Any developments or circumstances (including
disputes with consigners or collectors or changes in the competitive climate or financial difficulties encountered by collectors who have in the past accounted for significant purchases of Collectible Coins from Seller, and excluding developments or circumstances, such as industry trends, that affect the market for Collectible Coins as a whole) that would lead any of the Selling Parties to believe that, in the fiscal year ending October 31, 2000, the volume or market value of Collectible Coins to be consigned to Seller for resale, or the dollar volume of sales thereof at Seller's auctions, will be lower than in either the Seller's fiscal years ended October 31, 1999 and 1998;

                           (e) Any damage, destruction or loss, whether or not
covered by insurance, of any of the Purchased Assets in an amount that exceeds $25,000 or which adversely affects Seller's ability to continue to conduct the Business in any material respect as the Business was conducted during the fiscal year ended October 31, 1999;

                           (f) any liabilities in excess of historical patterns
or which are material in amount under any guarantees or return policies described in Section 4.11 below;

                           (g) Any purchase or lease, or commitment for the
purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Interim Financial Statements which involves amounts exceeding $5,000 individually or $25,000 in the aggregate, or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business;

                           (h) Any increase in Seller's inventories of
Collectible Coins which is in excess of the requirements of the Business or represents a departure from the normal, ordinary and usual operations of the Business;

                           (i) Intentionally omitted;

                           (j) The entry or violation of any judgment, order,
writ or decree that has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business;

                           (k) The occurrence of any other event or circumstance
which has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business.

                  4.6 The Purchased Assets.

                           (a) Fixed Assets. There is contained in Schedule
1.1(a) a list of all of the Fixed Assets used in the Business, other than any Fixed Asset the replacement cost of which would be less than $5,000 and which is not of material importance to the Business. The Fixed Assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being now being used in the Business.

                           (b) The Real Property and Personal Property Leases.

                                    (i) Schedule 1.1(b) contains a complete and
accurate list, and Seller has furnished to Purchaser accurate and complete copies, of all of the leases of real and personal property included in the Assigned Contracts (the "Assigned Leases"), as amended to date, together with a brief description of (A) each of the real properties that is leased by Seller under any of the Assigned Leases (the "Leased Real Properties"), including the respective addresses and the names and addresses of the landlords thereof, and
(B) any improvements made by Seller to any of the Leased Properties that will not revert to any of the landlords upon termination of the Real Property Leases. The Selling Parties have delivered to Purchaser accurate and complete copies of all environmental studies and reports that are in the possession of or are readily available to any of the Selling Parties, with respect to any of the Leased Real Properties. The zoning of each of the Leased Real Properties permits the presently existing improvements thereon and continuation of the business presently conducted thereon and no changes therein are pending or are threatened. No condemnation or similar proceedings are pending or, to the best knowledge of the Selling Parties, threatened against any of the Leased Real Properties.

                                    (ii) Seller is not in default, and no facts
or circumstances have occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any of the Assigned Leases and the assignment by Seller to Purchaser of such Leases and the consummation of the other transactions contemplated hereby will not adversely affect Purchaser's quiet enjoyment and use, without disturbance, of the assets leased hereunder by Purchaser. None of the Assigned Leases contains any provisions which, after the date hereof, would (A) hinder or prevent Purchaser from continuing to use any of the Leased Real Properties or any personal property under any of the Assigned Leases (the "Leased Personal Property") in the manner in which they are currently used, or (B) impose any additional costs (other than scheduled rental increases) or burdensome requirements as a condition to their continued use which are not currently in effect. Except as otherwise set forth in Schedule 1.1(b) hereto, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract or other title retention document.

                           (c) Intentionally omitted.

                           (d) Inventories and Consignments.

                                    (i) Inventory. All the Inventory of
Collectible Coins included in the Purchased Assets is of a quality and quantity saleable in the ordinary course of business, except for obsolete items or damaged items, all of which have been written off or written down to net realizable value and the quantities of Inventory of Seller are not excessive in relation to the requirements of the Business.

                                    (ii) Consigned Coins. Attached as Schedule
4.6(d) is a complete and accurate listing of all Collectible Coins in the possession or control of Seller that have been consigned to Seller for resale at its auctions (the "Consigned Coins"). That list identifies the locations where each of the Consigned Coins is located, whether at the offices of Seller or at a safe deposit or vault facility, and the identities of the officers or employees of Seller, or any other person, who has the right to have or obtain physical possession of any Consigned Coins.

                                    (iii) Security Measures. Also attached as
part of Schedule 4.6(d) is a copy of the security policies and a description of the measures employed by Seller in protecting against the loss of any Collectible Coins, held either in inventory or under consignment. Except as otherwise disclosed in Schedule 4.6(d), to Seller's knowledge, there has not been any losses of Collectible Coins, whether owned or consigned, in Seller's possession during the past five years.

                           (e) Intangible Property Rights. Except as set forth
in Schedule 4.6(e), to the best knowledge of the Selling Parties, Seller has not infringed, and Seller is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, corporation, firm or other business or other entity, which infringement would have a Material Adverse Effect on the Purchased Assets or the Business or, in the absence of the transactions contemplated hereby, on Seller. None of the Selling Parties has received any written notice or other indication of any such claim of infringement. Seller owns, or holds adequate licenses or other rights to use, all Intangible Property Rights used in or necessary for the operation of the Business as now conducted and, to the best knowledge of the Selling Parties, that use does not and will not conflict with, infringe on or otherwise violate any rights of others. Except as disclosed in Schedule 4.6(e), all of such Intangibles Property Rights will be included in the Purchased Assets and are transferable to Purchaser without cost or liability to Purchaser and without breaching or violating any agreements to which the Seller or the Business is a party or to which Seller, the Business or any such Intangible Property Rights is subject.

                           (f) Title to and Adequacy of Purchased Assets. Except
as disclosed on Schedule 4.6(f) hereto, Seller or Shareholders have, and on the date hereof will convey and transfer to Purchaser, good, complete and marketable title to all of the Purchased Assets, free and clear of all Encumbrances (or hereinafter defined) of any nature whatsoever. Except as set forth on Schedule 4.6(f), all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use, and to sell to Purchaser in accordance with the terms and provisions of this Agreement, all of the Purchased Assets without interference from and free of the rights and claims of others. The Purchased Assets constitute all the assets, properties, rights, privileges and interests necessary for Purchaser to own and operate the Business substantially in the same manner as it has been owned and operated by Seller since November 1, 1998. In this Agreement the term "Encumbrance" and "Encumbrances" shall mean, any security interest, chattel or real property mortgage or deed of trust, pledge, lien, assessment, restriction, court order or decree, option or any other encumbrance or adverse interest of any kind or nature imposed on or affecting any assets or properties, such as the Purchased Assets.

                  4.7 Labor and Employment Agreements; Employee Benefit Plans.

                           (a) Schedule 4.7 sets forth the name of each
director, officer and employee of Seller, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller. Seller also has furnished to Purchaser a complete copy of its employee handbook. Purchaser shall not have any obligation to continue, nor shall Purchaser have or incur any liability or obligation whatsoever arising out of, any personnel policies or practices, either written or oral, promulgated or followed by Seller. There has not been any increase in salaries, wages or benefits of or the awarding or payment of any bonuses to any officers or employees, the adoption of any new or amendment of any existing employee benefit plan, or the execution of any new, or the renewal, extension, or amendment of any existing, employment or consulting agreements that is not reflected on Schedule 4.7.

                           (b) Neither Seller nor the Business is a party or
subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract. Except to the extent set forth in Schedule 4.7, (i) there has been no strike or other work stoppage by, nor to the best knowledge of Selling Parties has there been any union organizing activity among, any of the employees of Seller during the past five (5) years; (ii) Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Selling Parties, threatened against Seller, nor, to the best knowledge of the Selling Parties, is there any factual basis for any such complaint.

                           (c) Except as otherwise described in Schedule 4.7
hereto, Seller does not have and, during the past five (5) years has not had any Employee Plans, including, without limitation, any funded Employee Plan which are required to be qualified under Section 401 of the Code. For purposes of this
Section 4.7, the term "Employee Plan" means all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or to any other person who provides services to Seller, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Code. The term Employee Plan includes, by way of example and not as a limitation, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans, and disability, medical, dental, worker's compensation, health insurance, life insurance, incentive plans, vacation benefits, and other fringe benefits and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. Any and all tax returns, reports, forms or other documents required to be filed by Seller under applicable federal, state or local law with respect to the Employee Plans set forth on Schedule 4.7 have been timely filed and are correct and complete in all respects; and any and all amounts due by Seller to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid.

                           (d) Except as set forth in Schedule 4.7, all Employee
Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Seller and its management, and Seller's employees) accurately reflect the documents and operations of each such Employee Plan. All contributions required to be made to or with respect to any Employee Plan have been completely and timely paid and all reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. No amount is due or owing from Seller to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Selling Parties, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any government entity have been filed or, to the best knowledge of the Selling Parties, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

                  4.8 The Assigned Contracts and Other Agreements. Schedule 1.1(b) contains accurate and complete lists of the Assigned Contracts, and
Schedule 4.8 hereto contains a list of all other contracts, agreements, indentures, notes, leases, or other instruments or commitments, written or oral, to which Seller is a party or is bound or which relates to or affects or could affect in any material respect any of the Purchased Assets, the Assumed Contractual Obligations or the Business or the consummation of the transactions contemplated by this Agreement (collectively the "Other Contracts"). Accurate and complete copies of all of the Assigned Contracts and the Other Contracts, including all amendments thereto and written waivers thereunder (collectively, the "Material Contracts"), have been furnished by the Selling Parties to Purchaser. The Material Contracts include, without limitation, all contracts, agreements, licenses, instruments commitments, understandings, written or oral, which:

                           (a) Grant a security interest or permit or provide
for the imposition of any other Encumbrance on, or provide for the disposition of, any of the Purchased Assets;

                           (b) Require the consent of any third party to or
would terminate as a result of the consummation by Seller of the transactions contemplated by this Agreement;

                           (c) Would restrict the use or disposition by
Purchaser after the date hereof of any of the Purchased Assets;

                           (d) Govern or relate to any of the Assumed
Contractual Obligations or which evidences any other liability or obligation, whether for borrowed money or otherwise, that would be accelerated by reason of the consummation of the transactions contemplated hereby; or

                           (e) If terminated would have a Material Adverse
Effect on the Business or the Purchased Assets.

         Each of the Material Contracts is a valid and binding obligation of Seller and, to the knowledge of the Selling Parties, of the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.8 hereto, there have not been any defaults by Seller or, to the best knowledge of the Selling Parties, defaults or any claims of default or claims of nonenforceability by the other party or parties under or with respect or any of the Material Contracts which, individually or in the aggregate, would have a Material Adverse Effect on the Seller, the Business or the Purchased Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, or both, would constitute a default by Seller, or to the best knowledge of the Selling Parties, by the other party or parties, under any of the Material Contracts or would cause a creation or imposition of any Encumbrance upon any of the Purchased Assets or otherwise would have a Material Adverse Effect on Seller or on the Business or such Assets.

                  4.9 Conflicts. Except as described on Schedule 4.9 hereto, neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or the Non-Competition Agreements will or could result in any of the following:

                           (a) A default or an event that, with notice or lapse
of time, or both, would be a default, breach or violation of the charter, bylaws or other governing instruments of Seller, or of any Material Contract;

                           (b) The termination of any Material Contract, or the
acceleration of the maturity of any indebtedness or other obligations of any of the Selling Parties;

                           (c) The creation or imposition of any Encumbrance on
any of the respective assets or properties of any of the Selling Parties, including any of the Purchased Assets;

                           (d) The creation or imposition of any new, or a
violation or breach of any existing, writ, injunction or decree that would become or is now applicable to or binding on any of the Selling Parties or any of their respective properties or any of the Purchased Assets or the Business;

                           (e) A loss or adverse modification of any License or
Permit or other authorization or right (contractual or other) to operate the Business, granted to or otherwise held by Seller or used in the Business, which would have a Material Adverse Effect on the Business, the Seller or Purchaser;

                           (f) The cessation or termination of or change in any
business relationship or arrangement between Seller and any third party that would have or could reasonably be expected to have a Material Adverse Effect on the Business, the Seller or Purchaser; or

                           (g) Any other consequence that would have or
reasonably could be expected to have a Material Adverse Effect on the Business, Seller or Purchaser.

                  4.10 Capitalization. The Shareholders own of record and beneficially all of the outstanding capital stock of Seller and no other person or entity is entitled to any ownership rights or rights to purchase ownership rights in the Seller.

                  4.11 Return Policies and Guaranties. There is contained in
Schedule 4.11 a description of (i) the Seller's return policies with respect to Collectible Coins sold by it (the "Return Policies"), and (ii) any guaranties or warranties, written or oral, that Seller has given or issued with respect to the authenticity, condition or any other features of the Collectible Coins its has sold and, in the case of written guaranties, Seller has furnished to Purchaser accurate and complete copies thereof. Seller has not extended or granted any return rights or given or made any guaranties or warranties with respect to any Collectible Coins, except for those set forth in Schedule 4.11. None of the customers of Seller has claimed to Seller, that any of the Collectible Coins sold by Seller are not authentic or are not in the condition represented to them either by Seller or its consignors. None of the Selling Parties knows of any Collectible Coins which have been sold by Seller that might reasonably be expected to be returned by any of its customers, except for returns that would not, either individually or in the aggregate, be material to the Business or require, in accordance with GAAP, the establishment of a reserve on the books of Seller. Except as otherwise set forth in Schedule 4.11, none of the Selling Parties has any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Seller or the Business, whether or not fully covered by insurance, for liability relating to the authenticity or condition of or any representations made with respect to any Collectible Coins sold by Seller or on account of its Return Policies or guaranties or warranties which would have, individually or in the aggregate, a Material Adverse Effect on Seller or the Business, and adequate reserves have been set aside in the 2000 Balance Sheet for all of such claims and returns.

                  4.12 Insurance. Schedule 4.12 contains an accurate description (including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, worker's compensation, errors and omissions, and other forms of insurance maintained by or on behalf of Seller in connection with the Business as protection for the Purchased Assets and the Business. Except as set forth in Schedule 4.12 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past five (5) years. None of the Selling Parties has received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion. Seller has furnished to Purchaser a schedule of all insurance claims filed by Seller within the past three (3) years and the disposition thereof. No such claims have been denied by any of the Seller's insurers and Seller has not failed to comply with the requirements of any insurance policies which would provide any insurers the right to deny any claim.

                  4.13 Taxes and Tax Returns. The Seller has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and properly paid, or withheld for payment and paid, when due, all foreign, federal, state and local Taxes (as hereinafter defined) due or claimed to be due from it, and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of Selling Parties, threatened, nor any audit of Seller's records presently being made by any taxing authority. For purposes of this Agreement, (i) the term "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, but not limited to, information returns or reports related to back-up withholding and any payments to third parties) relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. Purchaser shall have no liability or obligation whatsoever, and shall not incur any loss, expense or cost, and none of the Purchased Assets, or any assets of Purchaser, shall be subjected to any Encumbrance, by reason of any Taxes arising out of (x) the Business as conducted by Seller prior to the consummation of the sale hereunder of the Purchased Assets to Purchaser, (y) any other operations or activities of Seller whether conducted prior to the date hereof or hereafter, or (z) the distribution of any of the Cash Consideration or CUI Shares to the Shareholders or the liquidation or dissolution of Seller after the date hereof. The

Selling Parties further represent and warrant that they are relying solely on their own accountants and advisors for advice as to the tax consequences to them of the transactions contemplated hereby.

                  4.14 Compliance with Law/Permits.

                           (a) Except as set forth in Schedule 4.14(a) hereto,
Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a Material Adverse Effect on Seller, the Business or the Purchased Assets, including, without limitation, laws and regulations applicable to sales of Collectible Coins. Except as disclosed in Schedule 4.14(a) hereto, no unresolved (i) charges of violations of laws or regulations have been made or threatened, (ii) proceedings or investigations are pending or have been threatened, and (iii) citations or notices of deficiency have been issued or have been threatened, against Seller or the Business by any governmental authorities, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller, the Business or the Purchased Assets; and, to the best knowledge of the Selling Parties, there are no facts or circumstances upon which any such charges, proceedings, investigations, or citations or deficiency notices, may be instituted, issued or brought hereafter.

                           (b) Schedule 4.14(b) contains a true, correct and
complete list of all governmental licenses, permits, authorizations, franchises, or certificates or rights (contractual or other) to operate the Business, that are held by Seller (collectively, "Licenses and Permits"). Such Licenses and Permits are the only licenses, permits, authorizations, franchises, certificates and rights to operate required for operation of the Business, as it has been conducted since November 1, 1998, and all of such Licenses and Permits are in full force and effect at the date hereof. Except as otherwise set forth in
Schedule 4.14(b), the Business is in compliance with the conditions and requirements imposed by or in connection with such Licenses and Permits, a list of which conditions and requirements is set forth in Schedule 4.14(b). Seller has not received any notice, nor does any Selling Party have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that there are valid grounds for any such cancellation, termination or modification.

                  4.15 Litigation and Proceedings. Except as set forth in
Schedule 4.15 hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in an action brought by or on behalf of any of the Selling Parties, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Selling Parties, threatened, against the Seller, the Business or the Purchased Assets, which involves the possibility of any judgment or liability, or which may become a claim, against Purchaser, the Business or the Purchased Assets. Except as set forth in Schedule 4.15, the Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of the Purchased Assets or the Business.

                  4.16 Certain Transactions. Except as set forth in Schedule 4.16, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, officers, directors, or employees of Seller, or any person that is related to, or any person or entity that is affiliated with, any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase, sale or lease of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. No existing or former shareholder, director, officer or employee of Seller has any claims against or disputes with Seller which could result in the imposition of any liability, judgment or Encumbrance against the Business or any of the Purchased Assets or, following consummation of the transactions contemplated hereby, against the Purchaser.

                  4.17 Environmental and Safety Matters. Except as set forth in
Schedule 4.17, Seller has complied with, and the operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, regional and local statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to the Business or the Purchased Assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received or threatened against Seller, and to the best knowledge of the Selling Parties, is there any factual basis for the giving of any such notice. Except as set forth in Schedule 4.17, no underground or above-ground storage tanks or surface impoundments are located on any of the real properties that are used, operated, leased or owned by Seller and (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by Seller or, to the best knowledge of the Selling Parties, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a Material Adverse Effect on the Business or on Seller. Seller has not disposed, or had disposed of on its behalf, toxic or hazardous substances at any site other than a federal and state licensed hazardous waste treatment, storage and disposal facility and, to the best knowledge of the Selling Parties, each such facility is not currently listed, or threatened to be listed, on any state or federal "superfund" list. For the purposes of this Section 4.17, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

                  4.18 Operational Restrictions. Seller is not a party to any undisclosed agreement or instrument, and none of Seller, the Business or the Purchased Assets is subject to any undisclosed charter or other corporate or contractual restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which has had or could reasonably be expected to have a Material Adverse Effect on Seller, the Business or the Purchased Assets. Except as disclosed in Schedule 4.18, none of the Selling Parties knows of any facts, circumstances or events which has had, or with the passage of time may have, a Material Adverse Effect on Seller, the Business or the Purchased Assets.

                  4.19 No Brokers. None of the Selling Parties has retained or used the services of an agent, finder or broker in connection with the transactions contemplated by this Agreement. The Selling Parties jointly and severally shall pay, and shall indemnify, hold harmless and defend Purchaser from and against, all commissions, finder's and other fees and expenses charged or asserted by any agent, finder or broker, by reason of any such retention or use of the services of any such agent, finder or broker by any of the Selling Parties.

                  4.20 Representations and Warranties of the Selling Parties. The representations and warranties of the Selling Parties contained herein, and the disclosures contained in the Selling Parties' Disclosure Schedules do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any such statement contained therein, in light of the circumstances under which such statement was made, not misleading.

                  4.21 The CUI Shares -- Securities Law Compliance. The Selling Parties jointly and severally represent and warrant that:

                           (a) Each Selling Party has been advised and
understands and agrees that the CUI Shares will not be registered under the Securities Act of 1933 as amended (the "Securities Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein or by any of the Selling Parties, and, in this connection, CUI, in issuing the CUI Shares, to Seller, is relying on the accuracy and completeness of the representations of the Selling Parties set forth in this Subsection 4.21.

                           (b) The Selling Parties are acquiring the CUI Shares
for their own account, and not as nominees or agents for any other persons, and for investment and not with a view to distribution or resale thereof.

                           (c) The Selling Parties acknowledge that they have
been informed and understand the CUI Shares may not be sold or transferred except in compliance with the Securities Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144, under the Securities Act will become available to permit resales of the CUI Shares.

                           (d) The Selling Parties and their professional
advisors have been furnished with such information regarding CUI and the CUI Shares as they have requested of CUI and have had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

                           (e) Each of the Selling Parties is an "Accredited
Investor" as defined in Regulation D under the Securities Act.

                           (f) Each of the Selling Parties acknowledges and
agrees that until the CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the Securities Act, may not be made unless CUI has received an opinion of counsel, reasonably acceptable to it, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the Securities Act.

                           (g) Each of the Selling Parties acknowledges and
agrees that the certificates representing the CUI Shares shall contain a restrictive legend in the form set forth in Exhibit H hereto or a restrictive legend that is substantially similar thereto.

         5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Selling Parties, as of the date hereof and as of the Closing Date, the following:

                  5.1 Due Incorporation of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties, to carry on its business as now owned and operated and to enter into and consummate the transactions contemplated by this Agreement. A copy of Purchaser's Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, which will be delivered to Seller at Closing, will be complete and correct and, since the respective date of such certification, there will not be any amendments to such Certificate of Incorporation.

                  5.2 Authority Relative to this Agreement. CUI has all necessary corporate power and authority to execute and deliver this Agreement and each of the Related Agreements that it is required to execute and deliver pursuant hereto and to perform its obligations under this Agreement and each of such Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of CUI, and no other corporate proceedings on the part of CUI are necessary to authorize this Agreement or any of such Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which CUI is a party have been duly and validly executed and delivered by each of CUI and constitute, assuming the due authorization, execution and delivery hereof by Seller and the Shareholders, the valid, legal and binding agreements of CUI, enforceable against CUI in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  5.3 Capitalization.

                           (a) The authorized capital stock of Purchaser
consists of (i) 45,000,000 (par value $0.001) shares of CUI Common Stock, of which 24,425,076 shares of CUI Common Stock were issued and outstanding as of February 29, 2000; and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding. All of the outstanding shares of CUI Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of February 29, 2000, 3,488,617 shares of CUI Common Stock were reserved for issuance upon or otherwise deliverable in connection with the exercise of outstanding options or warrants (the "Reserved Shares"). Between February 29, 2000 and the date hereof, no shares of CUI's capital stock have been issued, other than pursuant to the exercise of stock options or warrants that entitled the holders thereof to purchase Reserved Shares and except for grants of stock options to employees, officers and directors made in the ordinary course of business and consistent with past practice that would entitle the holders thereof to purchase Reserved Shares. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of CUI (ii) no securities of CUI or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of CUI (iii) no options or other rights to acquire from CUI or its subsidiaries and no obligations of CUI or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CUI, and (iv) no equity equivalent interests in the ownership or earnings of CUI or its subsidiaries or other similar rights (collectively, "CUI Securities"). As of the date hereof, there are no outstanding obligations of CUI or any of its subsidiaries to repurchase, redeem or otherwise acquire any CUI Shares other than pursuant to stock option or purchase agreements under employee stock plans. There are no shareholder agreements, voting trusts or other agreements or understandings to which CUI is a party or by which it is bound relating to the voting of any shares of capital stock of CUI.

                           (b) The CUI's Common Stock Shares have been
registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (c) When issued pursuant to Section 2.1 upon
consummation of the sale of the Purchased Assets by Seller to Purchaser hereunder, the CUI Shares shall be validly issued, fully paid, nonassessable and free of preemptive rights of any stockholders of CUI.

                  5.4 SEC Reports; Financial Statements.

                           (a) CUI filed with the SEC its final prospectus dated
November 4, 1999 pursuant to Rule 424(b) under the Securities Act (the "Prospectus") and its quarterly reports on Form 10Q for the quarters ended September 30, 1999 and December 31, 1999, respectively, under the Exchange Act (the "10Qs" and, together with the Prospectus, the "CUI SEC Reports"). Each such CUI SEC Report complied, at the time that it was filed with the SEC, in all material respects with all applicable requirements of the Securities Act (in the case of the Prospectus), and the Exchange Act (in the case of the 10Qs), as in effect on the dates such Reports were filed. None of such CUI SEC Reports, including any financial statements or schedules included therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a subsequently filed CUI SEC Report that corrected any information contained in a previously filed CUI SEC Report. The audited and any unaudited consolidated financial statements of CUI included in the CUI SEC Reports fairly presented, as of the dates thereof, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for the absence of footnotes in the unaudited financial statements), the consolidated financial position of CUI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any interim financial statements, to normal year-end adjustments).

                           (b) Except as otherwise disclosed in Schedule 5.4
hereto, no change in the business, assets, liabilities, condition, or results of operations of CUI has occurred between the date of filing of the most recently filed of the CUI SEC Reports and the date hereof that would cause such CUI SEC Report, including the financial and schedules included therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated therein or that would be necessary in order to make any statement of material fact contained therein, as of the date hereof, not misleading.

                  5.5 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under applicable requirements of state securities or blue sky laws, no filing with or notice to, and no permit, authorization, consent or approval of any governmental entity is necessary for the execution and delivery by CUI of this Agreement or any of the Related Agreements to which it is a party or the consummation by CUI of the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or any of such Related Agreements nor the consummation by CUI of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of CUI, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Encumbrance) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CUI is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CUI any of its properties or assets, except where any of the above-described conflicts, breaches, violations, defaults or other adverse consequences would not have a Material Adverse Effect on CUI.

                  5.6 Brokers. No broker finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CUI. CUI shall indemnify and hold the Selling Parties harmless from any fees or commissions or other amounts payable by reason of the existence of any such arrangements.

                  5.7 Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained herein do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the material facts contained therein not misleading.

         6. Obligations Following Closing.

                  6.1 Termination of Security Interests and Encumbrances. If the Selling Parties fail to remove or cause to be removed, without liability or cost or expense to Purchaser and without the disposition of any of the Purchased Assets, any security interest or other Encumbrance on any of the Purchased Assets that was in existence on or prior to the date hereof, or any Encumbrance that is imposed or placed on any of the Purchased Assets (or any replacements thereof) or to which they may become subject after the date hereof as a result of any act or omission of any of the Selling Parties, occurring on, prior to or after the date hereof, then, without limiting any other right or remedy the Purchaser may have, the Selling Parties shall, jointly and severally, cause such security interest or other Encumbrance to be promptly removed at no expense or liability to Purchaser, and without any reduction or disposition of any of the Purchased Assets.

                  6.2 Further Assurances. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

                  6.3 Taxes. The Selling Parties, jointly and severally, shall pay all Taxes of any kind or nature arising from (i) the conduct or operation of the Business up to the Closing Date and the conduct or operation by Seller, prior to or after the Closing Date, of any other business or business activities or operations; (ii) consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar Taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Purchaser; and (iii) any liquidation, partial or whole, of Seller or any distributions or payments made by Seller to either of the Shareholders of the Cash Consideration or CUI


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

Shares or of any of the Excluded Assets or Retained Liabilities. If any Taxes required under this Section 6.3 to be borne by any of the Selling Parties are assessed against Purchaser, the Business or any of the Purchased Assets, Purchaser shall notify Seller or Shareholders in writing promptly thereafter and Seller and Shareholders shall be entitled to contest, in good faith, such assessment or charge so long as such assessment does not adversely affect Purchaser, the Business or the Purchased Assets and does not result in the imposition of any assessment or Encumbrance on any of the Purchased Assets.

                  6.4 Change of Corporate Name. On the date hereof, Seller shall cease the use of the name "Auctions by Bowers and Merena" and any other name or trade mark or brand that contains the names of either of the Shareholders or may otherwise be confusingly similar to the current name of Seller, provided that Seller may use the name "Auctions by Bowers and Merena, Inc." after the date hereof for the limited purpose of collecting accounts receivable of Seller existing as of the Closing Date, the payment of accounts payable existing as of the Closing Date and the winding up of Seller's business in such a manner that doesn't interfere with the business of Purchaser. In addition, on or before the second business day following the date hereof, (i) the Seller's Board of Directors and Shareholders shall take all necessary corporate action to amend Seller's Articles or Certificate of Incorporation to change the name of the Seller to a name that does not contain the names Bowers or Merena and is not confusingly similar to "Auctions by Bowers and Merena" (ii) the Seller shall deliver to Purchaser such documents and instruments, duly executed by the appropriate officers and directors of Seller, that are required to be filed with the appropriate governmental authorities in New Hampshire to effectuate such corporate name change (the "Name Change Documents") for filing by Purchaser with those governmental authorities. Notwithstanding the foregoing restrictions, Seller and the Shareholders may use the name "Auctions by Bowers and Merena" after the date hereof solely for purposes of filing Tax Returns and preparing other accounting reports and records of Seller or Shareholders relating to periods ended before the date hereof and to endorse over to Purchaser checks or drafts received in payment of any of the Assigned Receivables that are sent to Seller, and for no other purposes.

                  6.5 Financial Books and Records. For a period of five (5) years hereafter, Purchaser shall provide the Shareholders, on at least 10 days prior notice from them, access during normal business hours to any books or records relating to the Business, as it was conducted prior to the date hereof, or relating to the Purchased Assets, which they may need to file tax returns or other filings or to defend litigation, filed prior or subsequent to the date hereof, which relate to periods prior to the date hereof.

                  6.6 Offers of Employment to Seller's Employees. Seller hereby agrees that Purchaser shall be entitled to offer employment to any or all of Seller's employees as Purchaser deems to be appropriate. Seller further agrees to provide such assistance and cooperation to Purchaser as it may reasonably request in connection with Purchaser's efforts to hire the employees of Seller and neither Seller nor the Shareholders shall offer employment to any of such employees; provided, however, that Purchaser's hiring of such employees pursuant to such offers shall be strictly conditioned on the Closing of the transactions contemplated hereby.

                  6.7 Selling Parties' Expenses. Each of the Selling Parties shall pay all of the respective costs and expenses incurred or to be incurred by such Selling Party in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement.

                  6.8 Assistance with Audit. The Selling Parties agree to render, promptly and diligently, such assistance as Purchaser may reasonably request in connection with an independent audit


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

of the Seller's financial statements for each of the fiscal years in the two year period ended October 31, 1999. Such independent audit shall be conducted by Leone, McDonnell & Roberts (the "Auditors").

         7. Conditions Precedent. Attached in Exhibit K hereto are the respective conditions precedent to each party's obligations hereunder that have been satisfied in order to enable the parties to consummate, on the date hereof, the transactions contemplated hereby (the "Closing").

         8. Closing Deliveries. Exhibit L hereto contains a list of the documents and instruments that are being delivered concurrently herewith by each of the Parties for the purpose of and in connection with the consummation of the transactions contemplated hereby (the "Closing Documents").

         9. Survival. All of the respective representations and warranties of the Selling Parties and Purchaser set forth in this Agreement or in any of such party's Disclosure Schedules, or in any certificates delivered by such party on the date hereof pursuant to Section 7 or Section 8 ("Closing Certificates"), shall survive the Closing and shall continue in full force and effect, until the expiration of two (2) years following the Closing Date (the "Survival Period"), except that the Survival Period with respect to any representation or warranty of the Selling Parties contained in Section 4.1 (Authority and Binding Effect),
Section 4.6(f) (Title to Purchased Assets) or Section 4.13 (Taxes) or from any breach of any of the covenants of the Selling Parties contained in Section 6.3, and with respect to the representation and warranties of Purchaser in Section
5.2 (Authority Relative to this Agreement) or in Section 5.3 (Capitalization) shall be equal to statutory limitations period under whichever of New Hampshire or federal law is applicable thereto, regardless of any investigation, verification, knowledge or approval by the party hereto for whose benefit such representation and warranty was made, or by anyone on its behalf. Any covenants of any party hereto that cannot be or is not fully performed by such party on or prior to the date hereof shall survive the Closing until fully and finally performed in accordance with this Agreement.

         10. Indemnification.

                  10.1 Indemnification of Purchaser. Subject to Section 10.4, from and after the date of this Agreement the Selling Parties shall jointly and severally indemnify and hold harmless and defend Purchaser and its affiliates, officers, directors, stockholders (other than the Selling Parties), and its representatives and agents and the respective successors and assigns of the foregoing (collectively and including Purchaser, the "Purchaser Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Purchaser Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                           (a) the existence on or prior to this date of any
undisclosed occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of any of the Selling Parties contained in this Agreement, or in their Disclosure Schedules or in the factual certificates delivered by the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                           (b) Any breach or failure to perform any of the
covenants or agreements of any of the Selling Parties contained in this Agreement; and

                           (c) the failure of the Selling Parties to pay, when
due, (i) any of the Retained Liabilities, (ii) any of the Taxes required to be paid by the Selling Parties as required by Section 6.3, or (iii) any of the Selling Parties' Transaction Expenses required to be paid by them pursuant to
Section 6.8.

                  The liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 shall be joint and several.

                  10.2 Indemnification of Selling Parties. Subject to Section 10.4, from and after the Closing Date, the Purchaser shall indemnify and hold harmless and defend the Selling Parties and their affiliates, officers, directors, stockholders, representatives and agents and their respective successor and assigns (collectively, and including Seller and the Shareholders, the "Seller Indemnitees") from and against and in respect of any and all Losses (as hereinafter defined) incurred by any of the Seller Indemnitees, resulting from, arising out of, relating to, imposed upon or incurred by reason of:

                           (a) the existence on this date of any undisclosed
occurrence, condition or event, and the occurrence hereafter of any event, circumstance or change that caused or causes any of the representations or warranties of the Purchaser contained in this Agreement or in the factual certificate delivered by Purchaser to the Selling Parties at the Closing, to have been untrue, inaccurate or incomplete as of the date hereof;

                           (b) Any breach or failure to perform any of the
covenants or agreements of the Purchaser contained in this Agreement;

                           (c) the failure of Purchaser to pay, when due or
otherwise discharge without liability to the Selling Parties, any of the Assumed Contractual Obligations; and

                           (d) liabilities that may arise out of the conduct of
the Business by Purchaser unless they are incurred as a result of acts or omissions of any of the Selling Parties prior to the consummation of the transactions contemplated hereby.

                  10.3 Definition of Losses. For purposes of this Agreement, the term "Losses" means:

                           (a) any and all demands, claims, actions, suits,
investigations and legal or other proceedings ("third party claims") brought against any Purchaser Indemnitees or any Seller Indemnitees (generically, an "Indemnified Party") and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and all reasonable costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by the Indemnified Party in connection with investigating, defending, settling or satisfying any such third party claims or in seeking indemnification hereunder; and

                           (b) any and all liabilities, damages, losses,
settlements, Taxes, assessments, penalties, fines and costs and expenses (including reasonable attorneys, accountants and expert witness fees and expenses) incurred by any Indemnified Party, to the extent not reimbursed or paid for by insurance, whether or not such liabilities, damages, losses, Taxes, assessments, penalties, fines and costs and expenses have arisen from or were incurred in or as a result of any third party claim or any settlement thereof or judgment or award rendered therein; and

                           (c) interest on any amounts which an Indemnified
Party is entitled to receive in respect of any Indemnification Claim it may make from the date such Claim is made to the date the amount of the Losses incurred in respect thereof have been paid, at the prime rate published from time to time by Bank of America.

                  10.4 Certain Limitations. Any provision of this Agreement to the contrary notwithstanding, the respective indemnification obligations of the Selling Parties and Purchaser shall be subject to the following monetary limitations:

                           (a) Limitations on the Selling Parties' Indemnity
Obligations. The Selling Parties shall have no obligation to indemnify any of the Purchaser Indemnitees that would otherwise be entitled to indemnification under this Section 10, unless and until such Purchaser Indemnitees have incurred or suffered, in the aggregate, Losses for which they are entitled to indemnification hereunder and have submitted with respect to Indemnification Claims (as hereinafter defined) within the respective Survival Period applicable thereto, totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, the Selling Parties shall be liable to indemnify the Purchaser Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Selling Parties to the Purchaser Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted within their respective Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration determined as of the date as of which the Indemnification Claim was made hereunder by any of the Purchaser Indemnitees (the "Selling Party Indemnification Ceiling"), provided that the maximum liability of Bowers, individually, shall not exceed 60% of the Selling Party Indemnification Ceiling, and the maximum liability of Merena, individually, shall not exceed 40% of the Selling Party Indemnification Ceiling.

                           (b) Limitations on Purchaser's Indemnity Obligations.
The Purchaser shall have no obligation to indemnify any of the Seller Indemnitees that would otherwise be entitled to indemnification under this
Section 9, unless and until such Seller Indemnified Parties have incurred or suffered, in the aggregate, a dollar amount of Losses for which they are entitled to indemnification hereunder and have submitted Indemnification Claims asserted within the respective Survival Periods, applicable thereto totaling more than Fifty Thousand Dollars ($50,000) (the "Threshold"). In the event such Threshold is exceeded, then, Purchaser shall be liable to indemnify the Seller Indemnitees for all Losses incurred by them from the first dollar thereof, subject to the Indemnification Ceiling provided for hereinafter. The maximum aggregate liability of the Purchaser to the Seller Indemnified Parties under this Section 10 with respect to or arising from any Indemnification Claims asserted by the Selling Parties within the Applicable Survival Periods, shall not exceed the sum of the Cash Consideration and the fair market value of the Stock Consideration (determined as of the date of this Agreement) (the "Purchaser Indemnification Ceiling").

                  10.5 Assertion of Indemnification Claims. Any claim for indemnification hereunder (an "Indemnification Claim") by a party entitled to indemnification hereunder (an "Indemnified Party") must be set forth in writing, contain a reasonably detailed description of the nature of and the events or circumstances underlying any claim for indemnification hereunder and be received by the party obligated to provide indemnification therefor under this Section 10 (the "Indemnifying Party") not later than the expiration of the Survival Period applicable thereto (a "Survival Period Indemnification Claim"); provided, however, that if an Indemnified Party has submitted an Indemnification Claim prior to the expiration of the Survival Period applicable thereto, then, such Indemnified Party's right to be indemnified therefor shall survive the expiration of such applicable Survival Period until such Indemnification Claim is finally resolved and paid.

                  10.6 Third-Party Claims. If an Indemnified Party (whether it is a Purchaser Indemnitee or a Seller Indemnitee) becomes aware of a third-party claim that such Indemnified Party believes, in good faith, may result in the assertion by it of an Indemnification Claim hereunder, such


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

Indemnified Party shall notify Bowers, as representative of the Selling Parties (in the case of a Indemnification Claim being made by a Purchaser Indemnitee) or the Purchaser (in the case of a Indemnification Claim being made by a Seller Indemnitee) of such claim; provided, however, that any delay in providing or failure to provide such notification shall not affect the right of the Indemnified Parties to indemnification hereunder except to the extent the Indemnifying Parties are materially prejudiced by the delay or failure. The Indemnifying Parties, or any of them, may elect, by written notice to the Indemnified Parties, to assume and direct, at their sole expense, the defense of any such third-party claim, and shall, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Parties. After the assumption of such defense by Indemnifying Parties, or any of them, with counsel reasonably acceptable to the Indemnified Parties, and for so long as Indemnifying Parties are conducting such defense on a diligent and in timely basis, the Indemnifying Parties shall not be responsible for the payment of legal fees or expenses incurred thereafter by any of the Indemnified Parties (who may, however, continue to participate in the defense of such third party claim with separate counsel and at their own expense); provided, however, that, the Indemnifying Party or Parties, as the case may be, shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Parties in each jurisdiction in which any third-party claim is brought or is pending if any of the Indemnifying Parties and any of the Indemnified Parties have conflicting positions with respect to such third-party claim or if any of the Indemnifying Parties, on the one hand, or any of the Indemnified Parties, on the other hand, have defenses not available to the other. If none of the Indemnifying Parties undertakes the defense of any such third party claim in accordance with the provisions hereof, or if any of them discontinue the diligent and timely conduct thereof, any of the Indemnified Parties may undertake such defense and the Indemnifying Parties in such event shall be jointly and severally responsible for reimbursing the Indemnified Parties for their legal fees and expenses in connection therewith as and when such legal fees and expenses are incurred by them. Neither the Indemnifying Parties nor the Indemnified Parties may settle or compromise any such third-party claim without the prior written consent of the other, which consent shall not be unreasonably withheld, except that the Indemnified Party or Parties (as the case may be) may do so if none of the Indemnifying Parties with respect to the third party claim has assumed the defense thereof in accordance with this Section 10.6 or any of the Indemnifying Parties has breached, or has notified the Indemnified Parties that that such Indemnifying Parties are disputing, their indemnification obligations hereunder with respect to such third party claim.

                  10.7 Disputes. If an Indemnifying Party disputes its obligations hereunder with respect to an Indemnification Claim made against it by an Indemnified Party, including any disputes regarding the amount of the Losses incurred by the Indemnified Party or the amounts payable in respect thereof by the Indemnifying Party or Parties, such Indemnifying Party shall notify the Indemnified Party thereof in writing promptly after receipt of the assertion in writing by any of the Indemnified Parties of an Indemnification Claim hereunder. If the parties cannot resolve the dispute by mutual agreement within thirty (30) days after the receipt by the Indemnified Party of such dispute notice, then, either party may bring an action to enforce its rights or the other party's obligations hereunder in accordance with Section 12.10 hereof.

                  10.8 Exclusive Remedy. Notwithstanding any other provision of this Agreement or applicable law to the contrary, the rights and remedies provided for in this Section 10 shall be the sole and exclusive remedies of the parties for any Indemnification Claims asserted by them or any other claims for which indemnification would be available hereunder if they had been brought within the Survival Period applicable thereto and once the applicable Survival Period has expired, no claims may be made by an Indemnified Party, whether pursuant to this Agreement or under any applicable laws, federal or state, against an Indemnifying Party with respect to any such matter; provided, however, that nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any claim of fraud or intentional misrepresentation with the respect to this Agreement, the Disclosure Schedules or the Closing Certificates.

         11. Confidentiality. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) by one party to the other, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by the receiving party, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party, or (c) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party, unless such knowledge was acquired from a person who the receiving party knew was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure or confidentiality to the disclosing party. The restrictions contained in this Section 11 that are applicable to Purchaser shall terminate upon consummation of the transactions contemplated by this Agreement.

         12. Miscellaneous.

                  12.1 Assignment; Binding Nature of Agreement. No party hereto may assign this Agreement, or such party's rights, nor delegate such party's duties hereunder, without the prior written consent of the other parties hereto; except that a Shareholder may assign its rights to payment of any or all of the Cash Consideration and may contribute, without consideration, any or all of the CUI Shares distributed to him pursuant hereto (but may not delegate his duties hereunder), to a family trust or other trust established by him for estate planning purposes or for the benefit of his family members, on not less than 10 days prior written notice to, but without having to obtain the consent of, the Purchaser with respect thereto, provided that any trust to which that assignment or contribution is made enters into an binding and enforceable agreement entitling the Purchaser Indemnitees to recover any Losses for which they are entitled to be indemnified pursuant to Section 10 hereof, from such trust to the extent of the Cash or Stock Consideration assigned or contributed to it by the transferring Shareholder. Subject to the foregoing limitations on assignment, this Agreement shall be binding on and inure to the benefit of each of the parties and their respective heirs, legatees, legal representatives, personal representatives, successors and permitted assigns and the provisions of Section 10 shall inure to the benefit of the Purchaser Indemnitees and the Seller Indemnitees in accordance with the terms thereof.

                  12.2 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  12.3 Governing Law. This Agreement is deemed to have been made in the State of New Hampshire, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of New Hampshire for contracts made and to be performed in that state.

                  12.4 Entire Agreement; Amendment. This Agreement, and the Exhibits and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto, constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

                  12.5 Waiver. No waiver by one party of another party's obligations, or of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party.

                  12.6 Publicity. The parties agree to consult with each other and to cooperate prior to issuing any press release or other public announcement with respect to the transactions contemplated by this Agreement. No such press release shall be issued by any party without the prior written consent of the other party; provided, however, that due to the fact that Purchaser's shares are registered under the Exchange Act, Purchaser may publish such a release or other public disclosure even if any or all of the Selling Parties has refused to give its consent thereto, if the release or public disclosure, in the reasonable judgment of the Purchaser, is required for it to meet, on a timely basis, its obligations under the federal securities laws or regulations applicable to it.

                  12.7 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) on the date of delivery if delivered in person; (ii) on the second business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission and a true and correct copy thereof is sent by first class mail to the party to which the fax was sent within two (2) business days thereafter; or (iii) on the fourth business day following the deposit thereof in the United States Mails, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed, as set forth on Exhibit M hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified in Exhibit M hereto.

                  12.8 Interpretation; Headings. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive, (ii) the term "including" shall mean "including, but not limited to" and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear; and (iii) the Recitals to this Agreement are fully incorporated into and are an integral part of this Agreement.

                  12.9 Joint and Several Obligations. The obligations of each of the Selling Parties under this Agreement shall be joint and several. All payments or performances rendered by Purchaser to any of the Selling Parties shall be deemed to be rendered to all of the Selling Parties.

                  12.10 Jurisdiction. In the event of a controversy or dispute between the parties with respect to this Agreement, its interpretation or the performance or non-performance (actual or alleged) of this Agreement, either party may bring an action, suit or other proceeding with respect thereto, provided, however, that (i) if the party bringing such action, suit or other proceeding is the one of the Selling Parties, such Selling Party shall bring such action, suit or other proceeding exclusively in the courts situated in Orange County, California; or (ii) if the party bringing such action, suit or other proceeding is the Purchaser or any of the Purchaser Indemnified Parties, it shall bring such action, suit or other proceeding exclusively in the courts situated in the State of New Hampshire; and, provided, further, that once a party has brought an action, suit or proceeding in the applicable court designated in this Section 12.9, the other party may assert any counterclaims or cross-claims it may have in that proceeding, rather than having to bring them in the other jurisdiction specified in the first sentence of this Section 12.9 Each party hereto agrees not to challenge the subject-matter or personal jurisdiction or the venue of, nor to assert the defense of forum nonconveniens with respect to, whichever of the Orange County California or New Hampshire court (as the case may be) has such exclusive jurisdiction over any such action, suit or other proceeding pursuant to the immediately preceding sentence of this Section 12.9. Each party also agrees to accept, and not to contest the adequacy of, service of process in any such action, suit or proceeding that is delivered by certified or registered mail addressed to such party.

                  12.11 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH PARTY'S RIGHTS TO A TRIAL BY JURY WITH RESPECT IN ANY LEGAL PROCEEDING THAT MAY BE BROUGHT AS A RESULT OF ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN THE PARTIES RELATING TO OR ARISING OUT OF THIS AGREEMENT AND EACH PARTY EXPRESSLY AND IRREVOCABLY AGREES THAT THE TRIER OF FACT IN ANY SUCH PROCEEDING SHALL BE THE JUDGE.

                  12.12 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"PURCHASER"                                 "SELLER"

COLLECTORS UNIVERSE, INC.                   BOWERS AND MERENA GALLERIES, INC.
a Delaware corporation                      a New Hampshire corporation


By: /s/ David G. Hall                       By: /s/ Q. David Bowers
    --------------------------------            --------------------------------

                                            By: /s/ Raymond N. Merena
                                                --------------------------------


                                            THE "SHAREHOLDERS"

                                            /s/ Q. David Bowers
                                            ------------------------------------
                                                Q. David Bowers


                                            /s/ Raymond N. Merena
                                            ------------------------------------
                                                Raymond N. Merena

                            ASSET PURCHASE AGREEMENT

                              SCHEDULES AND EXHIBIT

Exhibit A       Form of Company Non-Competition Agreement
Exhibit B       Form of Shareholder Non-Competition Agreement
Exhibit C       Purchase Price Allocation
Exhibit D       Bill of Sale and Assumption Agreement
Exhibit E       Intentionally omitted
Exhibit F       Form of Employment Agreement for David Bowers
Exhibit G       Form of Employment Agreement for Ray Merena
Exhibit H       Form of Securities Restrictive Legend
Exhibit I       Matters to be addressed in Opinion of the Selling
                Parties' counsel
Exhibit J       Matters to be addressed in Opinion of Purchaser's counsel
Exhibit K       Conditions Precedent
Exhibit L       Closing Documents and Deliveries
Exhibit M       Addresses of the Parties for Notice Purposes

SCHEDULES

Selling Party Disclosure Schedules:

Schedule 1.1(a)  Fixed Assets
Schedule 1.1(b)  Assigned Contracts
Schedule 1.1(e)  Intangible Property Rights
Schedule 1.2     Excluded Assets
Schedule 2.3     Allocation of Purchase Price
Schedule 3.1     Assumed Contractual Obligations
Schedule 4.2     Qualifications to do Business
Schedule 4.4     Undisclosed Liabilities
Schedule 4.5     Certain Changes
Schedule 4.6(d)  Consigned Collectibles and Security Measures
Schedule 4.6(e)  Intangible Property Right Infringements
Schedule 4.6(f)  Exceptions to Title
Schedule 4.7     Labor and Employment Matters
Schedule 4.8     Material Contracts
Schedule 4.9     Conflicts
Schedule 4.10    Customers and Suppliers
Schedule 4.11    Product Warranties and Return Policies
Schedule 4.12    Insurance
Schedule 4.14(a) Compliance With Laws
Schedule 4.14(b) Licenses and Permits
Schedule 4.15    Litigation
Schedule 4.16    Certain Transactions
Schedule 4.17    Environmental and Safety Matters
Schedule 4.18    Operational Restrictions

Purchaser Disclosure Schedule:

Schedule 5.4     Certain Changes